                               AGREEMENT OF LEASE

                                     BETWEEN

                          THE STATE-WHITEHALL COMPANY,

                                      OWNER

                                       AND

                                   ITURF INC.,

                                     TENANT

                                    PREMISES

                            ENTIRE SIXTH (6TH) FLOOR

                             ONE BATTERY PARK PLAZA
                               NEW YORK, NEW YORK

                          DATED AS OF JANUARY 30, 2000

                                TABLE OF CONTENTS

ARTICLE  1                 Demised Premises, Term, Rents
ARTICLE  2                 Use and Occupancy
ARTICLE  3                 Alterations
ARTICLE  4                 Ownership of Improvements
ARTICLE  5                 Repairs
ARTICLE  6                 Compliance With Laws
ARTICLE  7                 Subordination, Attornment, Etc.
ARTICLE  8                 Property Loss, Etc.
ARTICLE  9                 Destruction-Fire or Other Casualty
ARTICLE 10                 Eminent Domain
ARTICLE 11                 Assignment and Subletting
ARTICLE 12                 Existing Conditions/Present Occupant
ARTICLE 13                 Access to Demised Premises
ARTICLE 14                 Vault Space
ARTICLE 15                 Certificate of Occupancy
ARTICLE 16                 Default
ARTICLE 17                 Remedies
ARTICLE 18                 Damages
ARTICLE 19                 Fees and Expenses; Indemnity
ARTICLE 20                 Entire Agreement
ARTICLE 21                 End of Term
ARTICLE 22                 Quiet Enjoyment
ARTICLE 23                 Escalation
ARTICLE 24                 No Waiver
ARTICLE 25                 Mutual Waiver of Trial by Jury
ARTICLE 26                 Inability to Perform
ARTICLE 27                 Notices
ARTICLE 28                 Partnership Tenant
ARTICLE 29                 Utilities and Services
ARTICLE 30                 Table of Contents, Etc.
ARTICLE 31                 Miscellaneous Definitions, Severability
                            and Interpretation Provisions
ARTICLE 32                 Adjacent Excavation
ARTICLE 33                 Building Rules
ARTICLE 34                 Broker
ARTICLE 35                 Security
ARTICLE 36                 Arbitration, Etc.
ARTICLE 37                 Parties Bound
ARTICLE 38                 Tenant's Initial Installation and Owner's
                            Work Contribution
ARTICLE 39                 Right of First Refusal for Additional Space
ARTICLE 40                 Tenant's Single Option to Renew this Lease
SCHEDULE A                 Building Rules
SCHEDULE B                 Cleaning Services to be Furnished by Owner
EXHIBIT 1                  Additional Space


                  LEASE dated as of the 30th day of January, 2000, between THE STATE-WHITEHALL COMPANY, a New York partnership having its principal office at 345 Park Avenue, Borough of Manhattan, City, County, and State of New York, as landlord (referred to as "OWNER"), and ITURF INC., a Delaware corporation duly authorized to transact business in the State of New York, having its principal office at One Battery Park Plaza, New York, NY, as tenant (referred to as "TENANT").

                              W I T N E S S E T H:

Owner and Tenant hereby covenant and agree as follows:

                                    ARTICLE 1

                          DEMISED PREMISES, TERM, RENTS

              SECTION 1.01. DEMISED PREMISES: Owner hereby leases to Tenant and Tenant hereby hires from Owner the entire SIXTH (6TH) Floor in the building known as One Battery Park Plaza and also as 24 State Street and 24 Whitehall Street, in the Borough of Manhattan, City of New York (said building is referred to as the "BUILDING", and the Building together with the entire block bounded by State, Bridge, Whitehall and Pearl Streets upon which it stands is referred to as the "REAL PROPERTY"), at the annual rental rate or rates set forth in Section 1.03, and upon and subject to all of the terms, covenants and conditions contained in this Lease. The premises leased to Tenant, together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein at the commencement of, or at any time during, the term of this Lease, other than Tenant's Personal Property (as defined in Article
4), are referred to, collectively, as the "DEMISED PREMISES".

              SECTION 1.02. DEMISED TERM: A. The Demised Premises are leased for a term (referred to as the "DEMISED TERM") to commence on April 1, 2000 and to end on September 30, 2010 (subject to the provisions of Subsection B of this Section 1.02), unless the Demised Term shall sooner terminate pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law.

                            B. Notwithstanding anything in Subsection A of this
Section 1.02 to the contrary, but subject to the provisions of Section 12.02 hereof, if, on or prior to the date set forth in said Subsection A for the commencement of the Demised Term, Owner shall give notice to Tenant that the Demised Premises have been vacated by the Present Occupant (defined in Article
12), then: (a) the Demised Term shall not commence on the date set forth in said Subsection A but shall, instead, commence on a date, fixed by Owner in a notice to Tenant, not sooner than ten (10) business days next following the date of the giving of such notice, and (b) the Demised Term shall end on the last day of the calendar month in which the day immediately preceding the date which is six (6) months next following the tenth (10th) anniversary date of the commencement of the Demised Term shall occur, unless sooner terminated pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law; and (c) except as aforesaid, neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected thereby. The date upon which the Demised Term shall commence pursuant to Subsection A of this Section or pursuant to this Subsection B or pursuant to Section 12.02 hereof, is referred to as the "COMMENCEMENT DATE", and the date fixed pursuant to said Subsection A or this Subsection B or Section 12.02 hereof, as the date upon which the Demised Term shall end is referred to as the "EXPIRATION DATE".

                            C. Tenant waives any right to rescind this Lease
under Section 223-a of the New York Real Property Law or any successor statute of similar import then in force and further waives the right to recover any damages which may result from Owner's failure to deliver possession of the Demised Premises on the date set forth in Subsection A of this Section, or in any notice given pursuant to Subsection B of this Section, for the commencement of the Demised Term.

                            D. After the determination of the Commencement Date,
Tenant agrees, upon demand of Owner, to execute, acknowledge and deliver to Owner, an instrument, in form satisfactory to Owner and Tenant, setting forth said Commencement Date and the Expiration Date.

              SECTION 1.03. FIXED RENT: A. This Lease is made at the annual rental rate (referred to as "FIXED RENT") of EIGHT HUNDRED TWENTY-THREE THOUSAND EIGHT HUNDRED TWELVE and 00/100 ($823,812.00) DOLLARS.

                            B. The Fixed Rent, any increases in the Fixed Rent
and any additional rent payable pursuant to the provisions of this Lease shall be payable by Tenant to Owner at its office (or at such other place as Owner may designate in a notice to Tenant) in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment or by Tenant's good check drawn on a bank or trust company whose principal office is located in New York City and which is a member of the New York Clearinghouse Association, without prior demand therefor and without any offset or deduction whatsoever except as otherwise specifically provided in this Lease. The Fixed Rent shall be payable in equal monthly installments of SIXTY-EIGHT THOUSAND SIX HUNDRED FIFTY-ONE and 00/100 ($68,651.00) DOLLARS, in advance, on the first (1st) day of each month during the Demised Term (except as otherwise provided in Subsection C of this Section).

                            C. The sum of SIXTY-EIGHT THOUSAND SIX HUNDRED
FIFTY-0NE and 00/100 ($68,651.00) DOLLARS, representing the installment of Fixed Rent for the first (1st) full calendar month of the Demised Term after the expiration of the Rent Holiday Period (as hereinafter defined), is due and payable at the time of the execution and delivery of this Lease. In the event that the Rent Commencement Date (as hereinafter defined) shall occur on a date other than the first (1st) day of any calendar month, Tenant shall pay to Owner, on the first (1st) day of the month next succeeding the month during which the Rent Commencement Date shall occur, a sum equal to TWO THOUSAND TWO HUNDRED EIGHTY-EIGHT and 37/100 ($2,288.37) DOLLARS, multiplied by the number of calendar days in the period from the Rent Commencement Date to the last day of the month in which the Rent Commencement Date shall occur, both inclusive. Such payment, together with the sum paid by Tenant upon the execution of this Lease, shall constitute payment of the Fixed Rent for the period from the Rent Commencement Date to and including the last day of the next succeeding calendar month.

                            D. If Tenant shall use or occupy all or any part of
the Demised Premises for the conduct of business prior to the Commencement Date, such use or occupancy shall be deemed to be under all of the terms, covenants and conditions of this Lease, including, without limitation, the covenant to pay Fixed Rent for the period from the commencement of said use or occupancy to and including the date immediately preceding the Commencement Date, without, however, affecting the Expiration Date. The provisions of the foregoing sentence shall not be deemed to give to Tenant any right to use or occupy all or any part of the Demised Premises prior to the Commencement Date without the consent of Owner.

              SECTION 1.04. TENANT'S GENERAL COVENANT: Tenant covenants (i) to pay the Fixed Rent, any increases in the Fixed Rent, and any additional rent payable pursuant to the provisions of this Lease, and (ii) to observe and perform, and to permit no violation of, the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

              SECTION 1.05. RENT HOLIDAY: Provided Tenant is not then in default in the observance and performance of any of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, Tenant shall be entitled to a conditional rent holiday and shall not be required to pay any portion of the Fixed Rent with respect to the periods (collectively, the "RENT HOLIDAY PERIOD") from (i) the Commencement Date to and including the date ninety
(90) days next following the Commencement Date and (ii) the date which is the first day of the calendar month which is five (5) years next following the Rent Commencement Date to and including the date ninety (90) days next following such date, but during each such period of ninety (90) days, Tenant shall otherwise be required to comply with all of the other terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, including, but not limited to, the obligation to make all payments pursuant to the provisions of Article 23 and Article 29. The date next following the expiration of the Rent Holiday Period is referred to as the "RENT COMMENCEMENT DATE". If at any time during the Demised Term Tenant shall be in monetary default in the observance and performance of any of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed beyond any applicable periods of grace and cure with respect thereto, then the total sum of the Fixed Rent so conditionally excused by operation of the foregoing provisions of this Section shall become immediately due and payable by Tenant to Owner. If, as of the Expiration Date, Tenant shall not then be in default in the observance and performance of any of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, Owner shall waive payment of all such Fixed Rent so conditionally excused.

           SECTION 1.06. A. 26TH FLOOR LICENSE: As of October 1, 1999,
Owner and Tenant entered into a license agreement (the "26TH FLOOR LICENSE AGREEMENT"), whereby Owner, as licensor, licensed to Tenant, as licensee, a portion of the twenty-sixth (26th) floor of the Building (the "26TH FLOOR LICENSED PREMISES") for a term (the "26TH FLOOR LICENSE AGREEMENT TERM") commencing as of October 1, 1999 and to end on May 31, 2000 (or such other termination date pursuant to the terms of the 26th Floor License Agreement) (the "26TH FLOOR LICENSE TERMINATION DATE"), subject to the following provisions of this Section 1.06 (unless sooner terminated pursuant to any of the terms, covenants or conditions of the 26th Floor License Agreement or pursuant to law). Upon unconditional execution and delivery of this Lease by Owner and Tenant and delivery of the Demised Premises by Owner to Tenant, Owner, as licensor, and Tenant, as licensee, agree that the 26th Floor License Agreement shall be deemed to be amended as follows: (1) the 26th Floor License Termination Date shall be deemed to be the later of (a) May 31, 2000 or (b) eight (8) weeks after the Commencement Date under this Lease as determined pursuant to the provisions of
Section 1.02, provided that, notwithstanding the aforesaid, Licensee may, at Licensee's option, at any time prior to such 26th Floor License Termination Date, terminate the 26th Floor License Agreement upon the giving of five (5) days' prior written notice of such termination to Licensor and in the event such notice of termination is given by Licensee to Licensor, the 26th Floor License Agreement and 26th Floor License Agreement Term shall come to and end and expire as of the date which is five (5) days next following the giving of such notice and the 26th Floor License Termination Date shall be deemed to occur on such date; and (2) except as otherwise amended by the aforesaid subdivision (1) above, all other terms, covenants and conditions set forth in the 26th Floor License Agreement shall remain in full force and effect.

                            B. 24TH FLOOR LICENSE: As of January 15, 2000, Owner
and Tenant entered into a license agreement (the "24TH FLOOR LICENSE AGREEMENT"), whereby Owner, as licensor, licensed to Tenant, as licensee, a portion of the twenty-fourth (24th) floor of the Building (the "24TH FLOOR LICENSED PREMISES") for a term (the "24TH FLOOR LICENSE AGREEMENT TERM") commencing as of January 15, 1999 and to end on May 31, 2000 (or such other termination date pursuant to the terms of the 24th Floor License Agreement) (the "24TH FLOOR LICENSE TERMINATION DATE"), subject to the following provisions of this Section 1.06 (unless sooner terminated pursuant to any of the terms, covenants or conditions of the 24th Floor License Agreement or pursuant to law). Upon unconditional execution and delivery of this Lease by Owner and Tenant and delivery of the Demised Premises by Owner to Tenant, Owner, as licensor, and Tenant, as licensee, agree that the 24th Floor License Agreement shall be deemed to be amended as follows: (1) the 24th Floor License Termination Date shall be deemed to be the later of (a) May 31, 2000 or (b) eight (8) weeks after the Commencement Date under this Lease as determined pursuant to the provisions of
Section 1.02, provided that, notwithstanding the aforesaid, Licensee may, at Licensee's option, at any time prior to such 24th Floor License Termination Date, terminate the 24th Floor License Agreement upon the giving of five (5) days' prior written notice of such termination to Licensor and in the event such notice of termination is given by Licensee to Licensor, the 24th Floor License Agreement and 24th Floor License Agreement Term shall come to and end and expire as of the date which is five (5) days next following the giving of such notice and the 24th Floor License Termination Date shall be deemed to occur on such date; and (2) except as otherwise amended by the aforesaid subdivision (1) above, all other terms, covenants and conditions set forth in the 24th Floor License Agreement shall remain in full force and effect.

                  SECTION 1.07 REBATE: Upon unconditional execution and delivery of this Lease by Owner and Tenant and provided the License Fees as defined in and then due and payable under the 24th Floor License Agreement and the 26th Floor License Agreement (collectively, the "License Agreement") have been paid by Licensee to Licensor, Tenant shall be entitled to a rebate in an amount equal to (a) Eleven Thousand Three Hundred Sixty Three and 49/100 ($11,363.49) Dollars per month multiplied by (b) the number of months (or portions thereof) constituting the License Agreement Term (c) less any and all sums due Licensor under the License Agreement (collectively, the "REBATE AMOUNT"). Provided all License Fees then due and payable under the License Agreement have been paid in full by Licensee to Licensor, Owner shall pay to Tenant the Rebate Amount on or before the date which is seven (7) business days next following the License Termination Date.

                                    ARTICLE 2

                                USE AND OCCUPANCY

              SECTION 2.01. GENERAL COVENANT OF USE: Tenant shall use and occupy the Demised Premises for the following purpose: general, executive and administrative offices.

              SECTION 2.02. NO ADVERSE USE: Tenant shall not use or occupy, or permit the use or occupancy of, the Demised Premises or any part thereof, for any purpose other than the purpose specifically set forth in Section 2.01, or in any manner which, in Owner's judgment, (a) shall adversely affect or interfere with (i) any services required to be furnished by Owner to Tenant or to any other tenant or occupant of the Building, or (ii) the proper and economical rendition of any such service, or (iii) the use or enjoyment of any part of the Building by any other tenant or occupant, or (b) shall tend to impair the character or dignity of the Building.

                                    ARTICLE 3

                                   ALTERATIONS

              SECTION 3.01. GENERAL ALTERATION COVENANTS: Tenant shall not make or perform, or permit the making or performance of, any alterations, installations, improvements, additions or other physical changes in or about the Demised Premises (referred to collectively, as "ALTERATIONS" and individually as an "ALTERATION") without Owner's prior consent in each instance. Owner agrees not unreasonably to withhold its consent to other non-structural Alterations that are proposed to be made by Tenant to adapt the Demised Premises for Tenant's business purposes. Owner agrees that Tenant may, without Owner's prior consent, make any merely decorative changes and other non-structural Alterations in the Demised Premises the estimated cost of which, constituting a single project, shall not exceed TWENTY THOUSAND and 00/100 ($20,000.00) DOLLARS and which shall not affect the electrical, plumbing, heating, ventilation and air conditioning systems in the Building or any portion of the Building outside the Demised Premises. Notwithstanding the foregoing provisions of this Section or Owner's consent to any Alterations, all Alterations shall be made and performed in conformity with and subject to the following provisions:

                            A. All Alterations and decorations shall be made and
performed at Tenant's sole cost and expense except for Tenant's Initial Installation to the extent of Owner's Work Contribution (defined in Article 38), and in all instances, including Tenant's Initial Installation at such time and in such manner as Owner may, from time to time, designate;

                            B. No Alteration shall adversely affect the
structural integrity of the Building;

                            C. Alterations shall be made only by contractors or
mechanics approved by Owner, such approval not unreasonably to be withheld (notwithstanding the foregoing, all Alterations requiring mechanics in trades with respect to which Owner has adopted or may hereafter adopt a list or lists of approved contractors shall be made only by contractors selected by Tenant from such list or lists provided there are at least three (3) contractors on each such list and the prices charged by such contractors are competitive for similar work in the Borough of Manhattan in comparable buildings;

                            D. No Alteration or decoration shall affect any part
of the Building other than the Demised Premises or adversely affect any service required to be furnished by Owner to Tenant or to any other tenant or occupant of the Building (including, without limitation, the Building-wide standard systems required to provide elevator, heat, ventilation, air-conditioning and electrical and plumbing services in the Building);

                            E. No Alteration shall reduce the value or utility
of the Building or any portion thereof;

                            F. No Alteration shall affect the Certificate of
Occupancy for the Building or the Demised Premises;

                            G. No Alteration or decoration shall affect the
outside appearance of the Building or the color or style of any venetian blinds (except that Tenant may remove any venetian blinds provided that they are promptly replaced by Tenant with blinds of a similar type, material and color);

                            H. All business machines and mechanical equipment
shall be placed and maintained by Tenant in settings sufficient, in Owner's reasonable judgment, to absorb and prevent vibration, noise and annoyance to other tenants or occupants of the Building;

                            I. Tenant shall submit to Owner detailed plans and
specifications stamped by Tenant's architect (including layout, architectural, mechanical and structural drawings) for each proposed Alteration and shall not commence any such Alteration without first obtaining Owner's approval of such plans and specifications and following the completion of each Alteration, Tenant shall submit to Owner a computerized "as built" drawing file for the Demised Premises (or if the Demised Premises comprise more than one (1) floor, for each floor of the Demised Premises being altered); such file will be in DXF format and contain, on a separate layer, all ceilingheight partitions and doors within the Demised Premises (or if the Demised Premises comprise more than one (1) floor, within each floor of the Demised Premises being altered) Owner shall respond to Tenant's request within twelve (12) business days after receipt of said plans and specifications. If Owner disapproves of Tenant's Alterations, Owner shall provide Tenant with a detailed reason for disapproving such Alterations or if Owner conditionally approves same, such Alterations shall be performed provided Tenant agrees to perform same as so conditioned;

                            J. Prior to the commencement of each proposed
Alteration, Tenant shall have procured and paid for and exhibited to Owner, so far as the same may be required from time to time, all permits, approvals and authorizations of all Governmental Authorities (as defined in Section 6.01.) having or claiming jurisdiction;

                            K. Prior to the commencement of each proposed
Alteration and decoration, Tenant shall furnish to Owner duplicate original policies of workmen's compensation insurance covering all persons to be employed in connection with such Alteration or decoration, including those to be employed by all contractors and subcontractors, and of comprehensive public liability insurance (including property damage coverage) in which Owner, its agents, the holder of any Mortgage (as defined in Section 7.01.) and any lessor under any Superior Lease (as defined in Section 7.01.) shall be named as parties insured, which policies shall be issued by companies, and shall be in form and amounts, satisfactory to Owner and shall be maintained by Tenant until the completion of such Alteration;

                            L. In the event Owner or its agents employ any
independent architect or engineer to examine any plans or specifications submitted by Tenant to Owner in connection with any proposed Alteration, Tenant agrees to pay to Owner a sum equal to any reasonable fees incurred by Owner in connection therewith.

                            M. All fireproof wood test reports, electrical and
air conditioning certificates, and all other permits, approvals and certificates required by all Governmental Authorities shall be timely obtained by Tenant and submitted to Owner;

                            N. All Alterations and decorations, once commenced,
shall be made promptly and in a good and workmanlike manner;

                            O. Notwithstanding Owner's approval of plans and
specifications for any Alteration, all Alterations and decorations shall be made and performed in full compliance with all Legal Requirements (as defined in Section 6.01.) and with all applicable rules, orders, regulations and requirements of the New York Board of Fire Underwriters and the New York Fire Insurance Rating Organization or any similar body;

                            P. All Alterations and decorations shall be made and
performed in accordance with the Building Rules and Building Rules for Alterations;

                            Q. All materials and equipment to be installed,
incorporated or located in the Demised Premises as a result of all Alterations shall be first quality;

                            R. No materials or equipment shall be subject to any
lien, encumbrance, chat tel mortgage or title retention or security agreement of any kind;

                            S. Tenant, before commencement of each Alteration
other than Tenant's Initial Installations, the estimated cost of which, constituting a single project, shall exceed TWO HUNDRED FIFTY THOUSAND and 00/100 ($250,000.00) DOLLARS other than Tenant's Initial Installation (defined in Article 38); shall furnish to Owner a performance bond or other security satisfactory to Owner, in an amount at least equal to the estimated cost of such Alteration, guaranteeing the performance and payment thereof.

                            T. Deleted;

                            U. Deleted;

                            V. Following the completion of each Alteration,
Tenant, at Tenant's expense, shall obtain certificates of final approval of such Alteration required by any Governmental Authority and shall furnish Owner with copies thereof.

                            W. Tenant agrees that Tenant will not install,
affix, add or paint in or on, nor permit, any work of visual art (as defined in the Federal Visual Artists' Rights Act of 1990 or any successor law of similar import) or other Alteration to be installed in or on, or affixed, added to, or painted on, the interior or exterior of the Demised Premises, or any part thereof, including, but not limited to, the walls, floors, ceilings, doors, windows, fixtures and on land included as part of the Demised Premises, which work of visual art or other Alteration would, under the provisions of the Federal Visual Artists' Rights Act of 1990, or any successor law of similar import, require the consent of the author or artist of such work or Alteration before the same could be removed, modified, destroyed or demolished.

                            X. Owner represents that Owner has pre-approved
Tenant's use of SMA Interiors as Tenant's general contractor and Thomas Leeser as Tenant's architect, provided same comply with the requirements of this
Article 3.

              SECTION 3.02. NO CONSENT TO CONTRACTOR/NO MECHANICS LIEN: Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Owner, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialmen, for the performance of any labor or the furnishing of any material for any specific Alteration to, or repair of, the Demised Premises, the Building, or any part of either. Any mechanic's or other lien filed against the Demised Premises or the Building or the Real Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant or any person claiming through or under

Tenant or based upon any act or omission or alleged act or omission of Tenant or any such person shall be discharged by Tenant, at Tenant's sole cost and expense, within thirty (30) days after notice to Tenant of the filing of such lien.

              SECTION 3.03. LABOR HARMONY: Tenant shall not, at any time prior to or during the Demised Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Demised Premises, whether in connection with any Alteration or otherwise, if such employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Owner, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Owner, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

              SECTION 3.04. COMPLIANCE WITH FIRE SAFETY: Without in any way limiting the generality of the provisions of Section 3.01, all Alterations shall be made and performed in full compliance with all standards and practices adopted by Owner for fire safety in the Building. No Alteration shall affect all or any part of any Class E Fire Alarm and Communication system installed in the Demised Premises, except that in connection with any such Alteration Tenant may relocate certain components of such system, provided (i) such relocation shall be performed in a manner first approved by Owner, (ii) the new location of any such component shall be first approved by Owner, (iii) prior to any such relocation Tenant shall submit to Owner detailed plans and specifications therefor which shall be first approved by Owner and (iv) Owner shall have the election of relocating such components either by itself or by its contractors, in which event all expenses incurred by Owner shall be reimbursed by Tenant upon demand of Owner, as additional rent.

              SECTION 3.05. SPRINKLERS: As of the Commencement Date, the Demised Premises shall contain a sprinkler system and notwithstanding anything to the contrary set forth in Sections 5.01 and 6.01, Tenant, at Tenant's expense, shall perform routine maintenance of, and shall repair and replace if necessary, said sprinkler system and any replacements thereof, unless any such repair or replacement is due to Owner's acts, omissions or negligence, in which event Owner shall repair or replace same, at Owner's sole cost and expense. Tenant shall also perform controlled inspections of said sprinkler system as and when required by law and Owner shall give Tenant reasonable access to perform such repairs, maintenance and inspections upon reasonable prior notice. Any sprinkler system and any replacements thereof whether made at Tenant's expense or Owner's expense, shall be deemed the property of Owner.

              SECTION 3.06. DELETED.

              SECTION 3.07. DISPUTE RESOLUTION: Any dispute with respect to the reasonability of any failure or refusal of Owner to grant its consent or approval to any request for such consent or approval pursuant to the provisions of Section 3.01 with respect to which request Owner has agreed, in such Section not unreasonably to withhold such consent or approval, shall be determined by arbitration in accordance with the provisions of Article 36.

              SECTION 3.08. FIRE ALARM AND COMMUNICATION SYSTEM CONNECTION FEES:
In the event that Tenant, pursuant to the provisions of this Lease, including, but not limited to, the provisions of this Article 3 and Article 6, connects any of the following equipment to any Class E Fire Alarm and Communication system installed in the Demised Premises, Tenant shall pay to Owner as a one (1) time connection fee the following sums set forth opposite the equipment listed below (which sums shall be subject to increases due to increases in the cost to Owner of operating and maintaining such Class E Fire Alarm and Communication system over such costs on the date of this Lease):



              A.       Speakers in excess of 4 per
                       floor of the Demised Premises (or
                       if the Demised Premises contain
                       less than one (1) floor, in excess
                       of four in the Demised Premises)                           $500.00 per device

              B.       Strobe Lights (single unit)                        $100.00 per device


                                       7

              C.       Combination Speaker/Strobe

                       light                                                      $250.00 per device

              D.       Duct Detectors (supplementary

                       air conditioning systems)                                  $500.00 per point

              E.       Smoke Detectors (multi-purpose)                            $500.00 per point

              F.       Preaction Sprinkler System:

                                                 waterflow                        $500.00 per point
                                                 tamper                           $500.00 per point

              G.       Warden Phone (additional)                                  $1,000.00 per unit

              H.       Fail Safe Door Release                                     $250.00 per connection


              SECTION 3.09. ASBESTOS OR OTHER HAZARDOUS MATERIAL: A. In the event that, at any time during the Demised Term, in connection with any Alterations proposed to be performed by Tenant in the Demised Premises Tenant is unable to obtain a New York City Department of Environmental Protection Form ACP5 dated 9/91 (or any successor form) signed by a certified asbestos investigator, or any other form or approval required by Federal, State, County or Municipal authorities, indicating that said Alterations not constitute an asbestos project, Owner agrees, upon notice from Tenant to such effect, to perform such work as shall be required to enable Tenant to obtain any such form or approval.

                            B. If any laws, orders, rules or regulations of any
Federal, State, County or Municipal authority require that any asbestos or other hazardous material contained in or about the Demised Premises be removed or dealt with in any particular manner, then it shall be Owner's obligation, at Owner's expense, to remove or so deal with such asbestos or other hazardous material in accordance with such laws, orders, rules and regulations.

                            C. Notwithstanding the provisions of subsections A
and B of this Section, in the event any work performed by Owner pursuant to the provisions of either or both of such subsections is in any way disturbed or damaged by Tenant or any person claiming through or under Tenant, or asbestos or other hazardous material is installed in the Demised Premises by or on behalf of Tenant, or any person claiming through or under Tenant, Owner shall have no responsibility in connection therewith and no obligation to perform any work with respect thereto, but it shall be Tenant's obligation, at Tenant's expense, to (i) perform such work as shall be required to enable Tenant to obtain any form or approval referred to in subsection A, and (ii) remove or so deal with such asbestos or other hazardous material in accordance with all such laws, orders, rules and regulations referred to in subsection B. Any work required to be performed by Tenant pursuant to the provisions of the foregoing sentence is referred to as the "Compliance Work", and for the purposes of Section 6.01, any such work shall be deemed to be a non-structural Alteration. In the event Tenant is required to perform any Compliance Work then, notwithstanding anything to the contrary contained in this subsection C, Owner, at Owner's election, shall have the option to itself perform any Compliance Work and, in such event, Tenant shall pay to Owner all of Owner's reasonable costs in connection therewith within thirty (30) days next following the rendition of a statement thereof by Owner to Tenant.

                                    ARTICLE 4

                            OWNERSHIP OF IMPROVEMENTS

              SECTION 4.01. GENERAL RIGHTS OF OWNER AND TENANT : All appurtenances, fixtures, improvements, additions and other property attached to or installed in the Demised Premises, whether by Owner or Tenant or others, and whether at Owner's expense, or Tenant's expense, or the joint expense of Owner and Tenant, shall be and remain the property of Owner, except that any such fixtures, improvements, additions and other property installed at the sole expense of Tenant with respect to which Tenant has not been granted any credit or allowance by Owner, and which are removable without material damage to the Demised Premises shall be and remain the property of Tenant and are referred to as "TENANT'S PERSONAL PROPERTY". Any replacements of any property of Owner, whether made at Tenant's expense or otherwise, shall be and remain the property of Owner.

                                    ARTICLE 5

                                     REPAIRS

              SECTION 5.01. TENANT'S REPAIR OBLIGATIONS: Tenant shall take good care of the Demised Premises (including, but not limited to, any Class E Fire Alarm and Communication system and any sprinkler system installed therein and any installations made or equipment installed therein as a result of any requirement of New York City Local Law #16 of 1984 or any successor law or like import) and, at Tenant's sole cost and expense, shall make all repairs and replacements, ordinary and extraordinary, foreseen and unforeseen as and when needed to preserve the Demised Premises (including, but not limited to, any Class E Fire Alarm and Communication system and any sprinkler system installed therein and any installations made or equipment installed therein as a result of any requirement of New York City Local Law #16 of 1984 or any successor law of like import) in good and safe working order and in first class repair and condition, except that Tenant shall not be required to make any repairs or replacements to the Demised Premises unless necessitated or occasioned by the acts, omissions or negligence of Tenant or any person claiming through or under Tenant or any of their servants, employees, contractors, agents, visitors or licensees, or by the manner of use or occupancy of the Demised Premises by Tenant or any such person (in contradistinction to the mere use or occupancy of the Demised Premises for the purposes set forth in Section 2.01). Without affecting Tenant's obligations set forth in the preceding sentence, Tenant, at Tenant's sole cost and expense, shall also (i) make all repairs and replacements, and perform all maintenance as and when necessary, to the lamps, tubes, ballasts, and starters in the lighting fixtures installed in the Demised Premises, (ii) make all repairs and replacements, as and when necessary, to Tenant's Personal Property and to any Alterations made or performed by or on behalf of Tenant or any person claiming through or under Tenant, and (iii) if the Demised Premises shall include any space on any ground, street, mezzanine or basement floor in the Building, make all replacements, as and when necessary, to all windows and plate and other glass in, on or about such space, and obtain and maintain, throughout the Demised Term, plate glass insurance policies issued by companies, and in form and amounts, satisfactory to Owner, in which Owner, its agents and any lessor under any ground or underlying lease shall be named as parties insured, and (iv) perform all maintenance and make all repairs and replacements, as and when necessary, to any air conditioning equipment, private elevators, escalators, conveyors or mechanical systems (other than the Building's stan dard equipment and systems) which may be installed in the Demised Premises by Owner, Tenant or others. However, the provisions of the foregoing sentence shall not be deemed to give to Tenant any right to install air conditioning equipment, elevators, escalators, conveyors or mechanical systems. All repairs and replacements made by or on behalf of Tenant or any person claiming through or under Tenant shall be made and performed in conformity with, and subject to the provisions of Article 3 and shall be at least equal in quality and class to the original work or installation. The necessity for, and adequacy of, repairs and replacements pursuant to this
Article 5 shall be measured by the standard which is appropriate for first class office buildings of similar construction and class in the Borough of Manhattan, City of New York.

              SECTION 5.02. Supplementing the provisions of Section 5.01, Owner, at Owner's sole cost and expense, shall timely make (i) all structural repairs to the Demised Premises as and when required, (ii) all repairs necessary to furnish the plumbing, electrical, air conditioning, ventilating, heating and elevator services required to be furnished by Owner to Tenant under the provisions of Article 29, and (iii) all necessary repairs to the public portions of the Building which affect Tenant's use and enjoyment of the Demised Premises, except that Owner shall not be required to make any of the repairs referred to in subdivision (i), (ii) or (iii) of this sentence if Tenant is obligated to make such repairs pursuant to the provisions of Section 5.01. Notwithstanding the foregoing provisions of this Section, Owner shall have no obligation to make any repairs unless and until specific actual notice of the necessity therefor shall have been given to Owner.

                                    ARTICLE 6

                              COMPLIANCE WITH LAWS

              SECTION 6.01. GENERAL COVENANTS: Tenant, at Tenant's sole cost and expense, shall comply with all Legal Requirements (hereinafter defined) which shall impose any duty upon Owner or Tenant with respect to the Demised Premises or the use or occupation thereof, including, but not limited to, the installation and maintenance of a sprinkler system to serve the Demised Premises or any part thereof and any requirement that asbestos or other hazardous material installed in the Demised Premises by Tenant or any person claiming through or under Tenant be removed or dealt with in any particular manner, except that Tenant shall not be required to make any structural Alterations in order so to comply unless such Alterations shall be necessitated or occasioned, in whole or in part, by the acts, omissions, or negligence of Tenant or any person claiming through or under Tenant, or any of their servants, employees, contractors, agents, visitors or licensees, or by manner of use or occupancy of the Demised Premises by Tenant or by any such person (in contradistinction to the mere use or occupancy of the Demised Premises for the purposes set forth in
Section 2.01). For all purposes of this Lease the term "LEGAL REQUIREMENTS" shall mean all present and future laws, codes, ordinances, statutes, requirements, orders and regulations, ordinary and extraordinary, foreseen and unforeseen (including, but not limited to, the New York State Energy Conservation Construction Code, New York City Local Laws #5 of 1973, #16 of 1984 and #58 of 1987 and the Americans with Disabilities Act, and any successor laws of like import) of any Governmental Authority (hereinafter defined) and all directions, requirements, orders and notices of violations thereof. For all purposes of this Lease, the term "GOVERNMENTAL AUTHORITY" shall mean the United States of America, the State of New York, the County of New York, the Borough of Manhattan, the City of New York, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over Owner, Tenant, this Lease or the Real Property or any portion thereof. Any work or installations made or performed by or on behalf of Tenant or any person claiming through or under Tenant pursuant to the provisions of this Article shall be made in conformity with, and subject to the provisions of Article 3. Any installation of such sprinkler system shall be made in conformity with the provisions of
Section 3.05. Compliance with any requirement regarding asbestos or other hazardous material shall be made in conformity with the provisions of Section 3.06.

              SECTION 6.02. TENANT'S COMPLIANCE WITH OWNER'S FIRE INSURANCE:
Tenant shall not do anything, or permit anything to be done, in or about the Demised Premises which shall (i) invalidate or be in conflict with the provisions of any fire and/or other insurance policies covering the Building or any property located therein, or (ii) result in a refusal by fire insurance companies of good standing to insure the Building or any such property in amounts reasonably satisfactory to Owner, or (iii) subject Owner to any liability or responsibility for injury to any person or property by reason of any business operation being conducted in the Demised Premises, or (iv) cause any increase in the fire insurance rates applicable to the Building or property located therein at the beginning of the Demised Term or at any time thereafter. Tenant, at Tenant's expense, shall comply with all present and future rules, orders, regulations and/or requirements of the New York Board of Fire Underwriters and the New York Fire Insurance Rating Organization or any similar body and the issuer of any insurance obtained by Owner covering the Building and/or the Real Property, whether ordinary or extraordinary, foreseen or unforeseen, including, but not limited to, the installation and maintenance of a sprinkler system to serve the Demised Premises or any part thereof, any requirement that asbestos or other hazardous material installed in the Demised Premises by Tenant or any person claiming through or under Tenant be removed or dealt with in any particular manner and any requirement of New York City Local Law #5 of 1973, #16 of 1984, #58 of 1987 and the Americans With Disabilities Act or any successor laws of like import.

              SECTION 6.03. FIRE INSURANCE RATES: In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make up" of rates applicable to the Building or property located therein issued by the New York Fire Insurance Rating Organization, or other similar body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Building or property located therein.

              SECTION 6.04. Notwithstanding anything contained in Sections 6.01,
6.02 or 6.03 to the contrary, Tenant shall not be deemed to have caused any increase in the fire insurance rates applicable to the Building or property located therein at the beginning of the Demised Term or at any time thereafter, nor shall Tenant be required to make any Alterations in order to comply with any rules, orders, regulations or requirements of the New York Board Organization or any similar body, unless such rates are increased, or such Alterations shall be necessitated or occasioned, in whole or in part, by the acts, omissions or negligence of Tenant or any person claiming through or under Tenant, or any of their servants, employees, contractors, agents, visitors or licensees, or by the manner of use or occupancy of the Demised Premises by Tenant or any such persons (in contradistinction to the mere use or occupancy of the Demised Premises for the purposes set forth in Section 2.01).

                                    ARTICLE 7

                         SUBORDINATION, ATTORNMENT, ETC.

              SECTION 7.01. LEASE SUBORDINATION: This Lease and all rights of Tenant under this Lease are, and shall remain, unconditionally subject and subordinate in all respects to all ground and underlying leases now or hereafter in effect affecting the Real Property or any portion thereof, and to all mortgages which may now or hereafter affect such leases or the Real Property, and to all advances made or hereafter to be made under such mortgages, and to all renewals, modifications, consolidations, correlations, replacements and extensions of, and substitutions for, such leases and mortgages (such leases as above described are referred to herein collectively as the "SUPERIOR LEASE" and such mortgages as above described are referred to herein collectively as the "MORTGAGE"). The foregoing provisions of this Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate or other instrument which Owner, or any lessor under any Superior Lease, or any holder of any Mortgage may request, and Tenant hereby, irrevocably constitutes and appoints Owner and all such lessors and holders, acting jointly or severally, as Tenant's agent and attorney-in-fact to execute any such certificate or other instrument for or on behalf of Tenant. If, in connection with obtaining financing with respect to the Building, the Real Property, or the interest of the lessee under any Superior Lease, any recognized lending institution shall request reasonable modifications of this Lease as a condition of such financing, Tenant covenants not unreasonably to withhold or delay its agreement to such modifications, provided that such modifications do not increase the monetary obligations or materially increase the non-monetary obligations, or materially and adversely affect the rights, of Tenant under this Lease. No act or failure to act on the part of Owner which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Owner's act or failure to act to the holder or holders of any Mortgage and/or the lessor under any Superior Lease of whom Tenant has been given written notice, specifying the act or failure to act on the part of Owner which could or would give basis to Tenant's rights; and (ii) the holder or holders of such Mortgage and/or the lessors under any Superior Lease, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this sentence shall be deemed to impose any obligation on any such holder or lessor to correct or cure any such condition. "REASONABLE TIME" as used above means and includes a reasonable time to obtain possession of the Building if any such holder or lessor elects to do so (provided such holder or lessor institutes proceedings to obtain possession within a reasonable time after notice from Tenant pursuant to the foregoing provisions and conducts such proceedings with reasonable diligence) and a reasonable time after so obtaining possession to correct or cure the condition if such condition is determined to exist (provided such holder or lessor commences said cure within ten (10) days after obtaining possession and prosecutes the work required to cure with reasonable diligence).

              SECTION 7.02. TENANT ATTORNMENT: If, at any time prior to the expiration of the Demised Term, any Superior Lease under which Owner then shall be the lessee shall terminate or be terminated for any reason, or the holder of any Mortgage comes into possession of the Real Property or the Building or the estate created by any Superior Lease by a receiver or otherwise, Tenant agrees, at the election and upon demand of any owner of the Real Property, or of the holder of any Mortgage so in possession, or of any lessee under any Superior Lease covering the premises which include the Demised Premises, to attorn, from time to time, to any such owner, holder, or lessee, upon the then executory terms and conditions of this Lease, for the remainder of the term originally demised in this Lease, provided that such owner, holder or lessee, as the case may be, shall then be entitled to possession of the Demised Premises. The provisions of this Section shall enure to the benefit of any such owner, holder, or lessee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any Superior Lease, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, holder, or lessee, agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this Section, satisfactory to any such owner, holder, or lessee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section shall be construed to impair any right otherwise exercisable by any such owner, holder, or lessee. Notwithstanding anything to the contrary set forth in this Article no such owner, holder or lessee shall be bound by (i) any payment of any installment of Fixed Rent or increases therein or any additional rent which may have been made more than thirty (30) days before the due date of such installment, or (ii) any amendment or modification to this Lease which is made without its consent.

              SECTION 7.03. TENANT ESTOPPEL CERTIFICATE: From time to time, within ten (10) days next following Owner's request, Tenant shall deliver to Owner a written statement executed and acknowledged by Tenant, in form satisfactory to Owner, (i) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth the specific nature of all modifications), and (ii) setting forth the date to which the Fixed Rent has been paid, and (iii) stating whether or not, to the best knowledge of Tenant, Owner is in default under this Lease, and, if Owner is in default, setting forth the specific nature of all such defaults and (iv) stating that Tenant has accepted and occupied the Demised Premises and all improvements required to be made by Owner pursuant to the provisions of this Lease, have been made, if such be the case. Tenant acknowledges that any statement delivered pursuant to this Section may be relied upon by any purchaser or owner of the Building, or of the Real Property, or any part thereof, or of Owner's interest in the Building or the Real Property or any Superior Lease, or by the holder of any Mortgage, or by any assignee of the holder of any Mortgage, or by any lessor under any Superior Lease.

              SECTION 7.04. OWNER ASSIGNMENT OF LEASE AND RENTS: If Owner assigns its interest in this Lease, or the rents payable hereunder, to the holder of any Mortgage or the lessor under any Superior Lease, whether the assignment shall be conditional in nature or otherwise, Tenant agrees that (a) the execution thereof by Owner and the acceptance by such holder or lessor shall not be deemed an assumption by such holder or lessor of any of the obligations of the Owner under this Lease unless such holder or lessor shall, by written notice sent to Tenant, specifically otherwise elect; and (b) except as aforesaid, such holder or lessor shall be treated as having assumed Owner's obligations hereunder only upon the foreclosure of such holder's Mortgage or the termination of such lessor's Superior Lease and the taking of possession of the Demised Premises by such holder or lessor, as the case may be.

              SECTION 7.05. OWNER'S ESTOPPEL CERTIFICATE: From time to time, within ten (10) days next following Tenant's request, Owner shall deliver to Tenant a written statement executed and acknowledged by Owner, in form satisfactory to Tenant, (i) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth the specific nature of all modifications), and (ii) setting forth the date to which the Fixed Rent has been paid, and (iii) stating whether or not, to the best knowledge of Owner, Tenant is in default under this Lease, and, if Tenant is in default, setting forth the specific nature of all such defaults and (iv) stating that Tenant has accepted and occupied the Demised Premises and all improvements required to be made by Owner pursuant to the provisions of this Lease, have been made, if such be the case.

              SECTION 7.06. SNDA REQUEST: Owner agrees within a reasonable time after the execution and delivery of this Lease to use reasonable efforts at no cost or expense to Owner to obtain from the then holder or holders of the existing Mortgage a commercially reasonable agreement substantially to the effect that in the event of any foreclosure of the existing Mortgage, such holder or holders will not make Tenant a party-defendant to such foreclosure (unless required by law in order to obtain jurisdiction, but in such event, no judgment foreclosing this Lease will be sought) nor disturb its possession under this Lease so long as there shall be no default by Tenant under this Lease beyond applicable grace periods (any such agreement, or any agreement of similar import, is referred to as a "Non-

Disturbance Agreement" and any provisions in any Mortgage substantially to the same effect as those contained in a Non-Disturbance Agreement are referred to as "Non-Disturbance Provisions"). At or about the time that Owner executes any future Mortgage, Owner agrees to use reasonable efforts at no cost or expense to Owner to obtain from the then holder or holders of such future Mortgage a Non-Disturbance Agreement or include Non-Disturbance Provisions in such future Mortgage. At or about the time that Owner executes any future Superior Lease of the Real Property or the Building, Owner shall use reasonable efforts at no cost or expense to Owner to obtain from the lessor thereof an agreement substantially to the effect that in the event of the termination of such Superior Lease by reason of the default or insolvency of the lessee thereunder, such lessor will permit Tenant to attorn to such lessor and will not disturb its possession under this Lease so long as there shall be no default by Tenant under this Lease beyond applicable grace periods (any such agreement, or any agreement of similar import, is referred to as a "Tenant Recognition Agreement" and any provisions in any such Superior Lease substantially to the same effect as those contained in a Tenant Recognition Agreement are referred to as "Tenant Recognition Provisions"). If Owner is unable in good faith to obtain any such Non-Disturbance Agreement, Non-Disturbance Provisions, Tenant Recognition Agreement or Tenant Recognition Provisions, neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected thereby and Owner shall not be liable to Tenant for its failure to obtain any such Non-Disturbance Agreement, Non-Disturbance Provisions, Tenant Recognition Agreement or Tenant Recognition Provisions, it being intended that Owner's sole obligation with respect to any Non-Disturbance Agreement, Non-Disturbance Provisions, Tenant Recognition Agreement or Tenant Recognition Provisions, shall be to use reasonable efforts at no cost or expense to Owner to obtain (a) within a reasonable time after the execution and delivery of this Lease (with respect to the existing Mortgage) and (b) at or about the date of execution of any future Mortgage or Superior Lease (with respect to any future Mortgage or Superior Lease) from the then holders of any Mortgage or the then lessor under the Superior Lease, as the case may be, such Non-Disturbance Agreement (with respect to the existing Mortgage) or such Non-Disturbance Agreement or include Non-Disturbance Provisions in any future Mortgage or enter into such Tenant Recognition Agreement or include Tenant Recognition Provisions in any future Superior Lease, as the case may be. If required by the holder of any Mortgage or by the lessor under any Superior Lease, Tenant shall promptly join in any commercially reasonable Non-Disturbance Agreement or Tenant Recognition Agreement to indicate its concurrence with the provisions thereof. Tenant will pay any commercially reasonable fee charged by any holder or lessor for preparing such Non-Disturbance Agreement or Provisions.

                                    ARTICLE 8

                               PROPERTY LOSS, ETC.

              SECTION 8.01. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Owner nor Owner's agents shall be liable for any loss of or damage to any such property by theft or otherwise. Neither (i) the perfor mance by Owner, Tenant or others of any decorations, repairs, alterations, additions or improvements in or to the Building or the Demised Premises, nor (ii) the failure of Owner or others to make any such decorations, repairs, alterations, additions or improvements, nor (iii) any damage to the Demised Premises or to the property of Tenant, nor any injury to any persons, caused by other tenants or persons in the Building, or by operations in the construction of any private, public or quasi-public work, or by any other cause, nor (iv) any latent defect in the Building or in the Demised Premises, nor (v) any temporary (i.e., six (6) months or less) or permanent closing, darkening or bricking up of any windows of the Demised Premises for any reason whatsoever beyond Owner's reasonable control, nor any permanent closing, darkening or bricking up of any such windows if required by law or in connection with any construction upon adjacent property, nor (vi) any inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business by reason of any of the events or occurrences referred to in the foregoing subdivisions
(i) through (v), shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner, or its agents, or any lessor under any Superior Lease, other than such liability as may be imposed upon Owner by law for Owner's negligence or the negligence of Owner's agents, servants or employees in the operation or maintenance of the Building or for the breach by Owner of any express covenant of this Lease on Owner's part to be performed. Tenant's taking possession of the

Demised Premises shall be conclusive evidence, as against Tenant, that, at the time such possession was so taken, the Demised Premises and the Building were in good and satisfactory condition.

                                    ARTICLE 9

                       DESTRUCTION-FIRE OR OTHER CASUALTY

              SECTION 9.01. OWNER'S REPAIR OBLIGATIONS: If the Demised Premises shall be damaged by fire or other casualty and if Tenant shall give prompt notice to Owner of such damage, Owner, at Owner's expense, shall repair such damage. However, Owner shall have no obligation to repair any damage to, or to replace, Tenant's Personal Property or any other property or effects of Tenant. Except as otherwise provided in Section 9.03, if the entire Demised Premises shall be rendered untenantable by reason of any such damage, the Fixed Rent and any additional rent shall abate for the period from the date of such damage to the date when such damage shall have been repaired, and if only a part of the Demised Premises shall be so rendered untenantable, the Fixed Rent and Tenant's Proportionate Share of payments pursuant to the provisions of Article 23 shall abate for such period in the proportion which the area of the part of the Demised Premises so rendered untenantable bears to the total area of the Demised Premises. However, if, prior to the date when all of such damage shall have been repaired, any part of the Demised Premises so damaged shall be rendered tenantable and shall be used or occupied by Tenant or any person or persons claiming through or under Tenant, then the amount by which the Fixed Rent shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when all such damage shall have been repaired. Tenant hereby expressly waives the provisions of Section 227 of the New York Real Property Law, and of any successor law of like import then in force, and Tenant agrees that the provisions of this Article shall govern and control in lieu thereof. Notwithstanding the foregoing provisions of this Section, if, prior to or during the Demised Term, (i) the Demised Premises shall be totally damaged or rendered wholly untenantable by fire or other casualty, and if Owner shall decide not to restore the Demised Premises, or (ii) the Building shall be so damaged by fire or other casualty that, in Owner's opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Demised Premises shall have been damaged or rendered untenantable), then, in any of such events, Owner, at Owner's option, may give to Tenant, within ninety (90) days after such fire or other casualty, a ten (10) days' notice of termination of this Lease and, in the event such notice is given, this Lease and the Demised Term shall come to an end and expire (whether or not said term shall have commenced) upon the expiration of said ten (10) days with the same effect as if the date of expiration of said ten (10) days were the Expiration Date, the Fixed Rent shall be apportioned as of such date and any prepaid portion of Fixed Rent for any period after such date shall be refunded by Owner to Tenant.

              SECTION 9.02. OWNER'S SUBROGATION WAIVER PROVISIONS: Owner shall attempt to obtain and maintain, throughout the Demised Term, in Owner's fire insurance policies covering the Building, provisions to the effect that such policies shall not be invalidated should the insured waive, in writing, prior to a loss, any or all right of recovery against any party for loss occurring to the Building. In the event that at any time Owner's fire insurance carriers shall exact an additional premium for the inclusion of such or similar provisions, Owner shall give Tenant notice thereof. In such event, if Tenant agrees, in writing, to reimburse Owner for such additional premium for the remainder of the Demised Term, Owner shall require the inclusion of such or similar provisions by Owner's fire insurance carriers. As long as such or similar provisions are included in Owner's fire insurance policies then in force, Owner hereby waives
(i) any obligation on the part of Tenant to make repairs to the Demised Premises necessitated or occasioned by fire or other casualty that is an insured risk under such policies, and (ii) any right of recovery against Tenant, any other permitted occupant of the Demised Premises, and any of their servants, employees, agents or contractors, for any loss occasioned by fire or other casualty which is an insured risk under such policies. In the event that at any time Owner's fire insurance carriers shall not include such or similar provisions in Owner's fire insurance policies, the waivers set forth in the foregoing sentence shall, upon notice given by Owner to Tenant, be deemed of no further force or effect.

              SECTION 9.03. TENANT NEGLIGENCE: Except to the extent expressly provided in Section 9.02, nothing contained in this Lease shall relieve Tenant of any liability to Owner or to its insurance carriers which Tenant may have under law or the provisions of this Lease in connection with any damage to the Demised Premises or the

Building caused by fire or other casualty. Notwithstanding the provisions of
Section 9.01, if any such damage, occurring after any date when the waivers set forth in Section 9.02 are no longer in force and effect, is due to the fault or neglect of Tenant, any person claiming through or under Tenant, or any of their servants, employees, agents, contractors, visitors or licensees, then there shall be no abatement of Fixed Rent by reason of such damage.

              SECTION 9.04. TENANT SUBROGATION WAIVER PROVISIONS: Tenant acknowledges that it has been advised that Owner's insurance policies do not cover Tenant's Personal Property or any other property of Tenant in the Demised Premises; accordingly, it shall be Tenant's obligation to obtain and maintain insurance covering its property in the Demised Premises and loss of profits including, but not limited to, water damage coverage and business interruption insurance. Tenant shall attempt to obtain and maintain, throughout the Demised Term, in Tenant's fire and other insurance policies covering Tenant's Personal Property and other property of Tenant in the Demised Premises, and Tenant's use and occupancy of the Demised Premises, and/or Tenant's profits (and shall cause any other permitted occupants of the Demised Premises to attempt to obtain and maintain, in similar policies), provisions to the effect that such policies shall not be invalidated should the insured waive, in writing, prior to a loss, any or all right of recovery against any party for loss occasioned by fire or other casualty which is an insured risk under such policies. In the event that at any time the fire insurance carriers issuing such policies shall exact an additional premium for the inclusion of such or similar provisions, Tenant shall give Owner notice thereof. In such event, if Owner agrees, in writing, to reimburse Tenant or any person claiming through or under Tenant, as the case may be, for such additional premium for the remainder of the Demised Term, Tenant shall require the inclusion of such or similar provisions by such insurance carriers. As long as such or similar provisions are included in such insurance policies then in force, Tenant hereby waives (and agrees to cause any other permitted occupants of the Demised Premises to execute and deliver to Owner written instruments waiving) any right of recovery against Owner, any lessors under any Superior Leases, the holders of any Mortgage, and all other tenants or occupants of the Building, and any servants, employees, agents or contractors of Owner, or of any such lessor, or holder or any such other tenants or occupants, for any loss occasioned by fire or other casualty which is an insured risk under such policies. In the event that at any time such insurance carriers shall not include such or similar provisions in any such insurance policy, the waiver set forth in the foregoing sentence (or in any written instrument executed by any other permitted occupant of the Demised Premises) shall, upon notice given by Tenant to Owner, be deemed of no further force or effect with respect to any insured risks under such policy from and after the giving of such notice. During any period while any such waiver of right of recovery is in effect, Tenant, or any other permitted occupant of the Demised Premises, as the case may be, shall look solely to the proceeds of such policies to compensate Tenant or such other permitted occupant for any loss occasioned by fire or other casualty which is an insured risk under such policies.

              SECTION 9.05. A. Supplementing the provisions of Section 9.01, in the event (a) the Demised Premises or Building shall be damaged by fire or other casualty and Tenant shall be unable to use all or a material portion of the Demised Premises as a result of such damage and (b) Owner shall not exercise the right to terminate this Lease in accordance with the provisions of Section 9.01 and shall, accordingly, be obligated to repair any such damage, then, if such damage is not repaired within three hundred sixty-five (365) days after the date of such fire or other casualty (such three hundred sixty-five (365) days period is referred to as the "RESTORATION PERIOD"), Tenant shall have the following options:

                                     (i) to give to Owner within fifteen (15)
days next following the expiration of the Restoration Period a five (5) days' notice of termination of this Lease, or

                                     (ii) to extend the Restoration Period for a
further period of one (1) month by notice given to Owner within fifteen (15) days after the expiration of the initial Restoration Period. In the event Tenant shall have given such notice to Owner extending the initial Restoration Period and if such damage shall not have been repaired by Owner within any extended Restoration Period, Tenant shall have the options to (a) further extend the Restoration Period for further successive periods of one (1) month, by notice given to Owner within fifteen (15) days after the expiration of any extended Restoration Period or (b) to give Owner, within fifteen (15) days after the expiration of any such extended Restoration Period a five (5) days' notice of termination of this Lease.

                            B. Notwithstanding anything to the contrary
contained in the provisions of subsection A of this Section 9.05, in the event that an independent architect shall determine that the repair of such damage to the Demised Premises or Building will reasonably require a period longer than three hundred sixty-five (365) days, Owner shall, within sixty (60) days after the date of such fire or casualty, give a notice to Tenant extending the initial Restoration Period to the date upon which Owner estimates that such repair to the Demised Premises or Building shall be completed. In the event Owner shall give such a notice under this subsection B, then, the initial Restoration Period set forth in subsection A of this Section 9.05, shall be so extended and (b) Tenant shall have the further option to give to Owner a five (5) days' notice of termination of this Lease within thirty (30) days next following the giving of such notice under this subsection B by Owner to Tenant extending the initial Restoration Period.

                            C. In the event that Tenant shall fail to give any
such notice within the time periods set forth therein, Tenant shall be deemed to have given to Owner a notice pursuant to subdivision (ii) of subsection A of this Section 9.05 extending the Restoration Period provided, however, that any five (5) days' notice of termination given by Tenant pursuant to the provisions of subsection B of this Section 9.05 beyond the thirty (30) day period provided therein shall be void and of no force and effect.

                         D. In the event that Tenant shall give to Owner within
the applicable time periods set forth in the foregoing provisions of this Section a five (5) days' notice of termination of this Lease, this Lease and the Demised Term shall come to an end and expire upon the expiration of said five
(5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date, the Fixed Rent and all increases thereof shall be apportioned as of the casualty date, and any prepaid portion of Fixed Rent for any period after such date shall be refunded by Owner to Tenant.

                         E. Nothing contained in the foregoing provisions of
this Section 9.05 shall be deemed to affect the rights of Owner to give to Tenant a thirty (30) days' notice of termination of this Lease in accordance with the provisions of subdivision (i) of Section 9.01 and the provisions of subdivision (ii) of Section 9.01.

                         F. If there is less than one (1) year of the Demised
Term remaining at the time of such damage, the Restoration Period shall be deemed reduced to one hundred twenty (120) days.

                                   ARTICLE 10

                                 EMINENT DOMAIN

              SECTION 10.01. TAKING OF THE DEMISED PREMISES: If the whole of the Demised Premises shall be acquired for any public or quasi-public use or purpose, whether by condemnation or by deed in lieu of condemnation, this Lease and the Demised Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date. If only a part of the Demised Premises shall be so acquired or condemned then, except as otherwise provided in this Section, this Lease and the Demised Term shall continue in force and effect but, from and after the date of the vesting of title, the Fixed Rent and Tenant's Proportionate Share pursuant to the provisions of Article 23 shall be reduced in the proportion which the area of the part of the Demised Premises so acquired or condemned bears to the total area of the Demised Premises immediately prior to such acquisition or condemnation. If only a part of the Real Property shall be so acquired or condemned, then (i) whether or not the Demised Premises shall be affected thereby, Owner, at Owner's option, may give to Tenant, within sixty (60) days next following the date upon which Owner shall have received notice of vesting of title, a ten (10) days' notice of termination of this Lease, and (ii) if the part of the Real Property so acquired or condemned shall contain more than ten (10%) percent of the total area of the Demised Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Demised Premises, Tenant, at Tenant's option, may give to Owner, within sixty (60) days next following the date upon which Tenant shall have received notice of vesting of title, a ten (10) days' notice of termination of this Lease. In the event any such ten (10) days' notice of termination is given, by Owner or Tenant, this Lease and the Demised Term shall come to an end and expire upon the expiration of said ten (10) days with the same effect as if the date of expiration of said ten (10) days were the Expiration Date. If a part of the Demised Premises shall be so acquired or condemned and this Lease and the Demised Term shall not be terminated pursuant to the foregoing provisions of this Section, Owner, at Owner's expense, shall restore that part of the Demised Premises not so acquired or condemned to a self-contained rental unit. In the event of any termination of this Lease and the Demised Term pursuant to the provisions of this Section, the Fixed Rent shall be apportioned as of the date of such termination and any prepaid portion of Fixed Rent for any period after such date shall be refunded by Owner to Tenant.

              SECTION 10.02. CONDEMNATION AWARD OR CLAIMS: In the event of any such acquisition or condemnation of all or any part of the Real Property, Owner shall be entitled to receive the entire award for any such acquisition or condemnation, Tenant shall have no claim against Owner or the condemning authority for the value of any unexpired portion of the Demised Term and Tenant hereby expressly assigns to Owner all of its right in and to any such award. Nothing contained in this Section shall be deemed to prevent Tenant from making a claim in any condemnation proceedings for the value of any items of Tenant's Personal Property which are compensable, in law, as trade fixtures.

                                   ARTICLE 11

                            ASSIGNMENT AND SUBLETTING

              SECTION 11.01. GENERAL COVENANT: Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, covenants that, without the prior consent of Owner in each instance, it shall not (i) assign whether by merger, consolidation or otherwise, mortgage or encumber its interest in this Lease, in whole or in part, or (ii) sublet, or permit the subletting of, the Demised Premises or any part thereof, or (iii) permit the Demised Premises or any part thereof to be occupied, or used for desk space (other than by Tenant's affiliates as defined in Section 11.06), mailing privileges or otherwise, by any person other than Tenant. The sale, pledge, transfer or other alienation of (a) any of the issued and outstanding capital stock of any corporate Tenant (unless such stock is publicly traded on a recognized security exchange or over-the counter market) or (b) any interest in any partnership, limited liability company or joint venture or other business entity comprising Tenant, however accomplished, and whether in a single transaction or in a series of related and/or unrelated transactions, shall be deemed for the purposes of this Section as an assignment of this Lease which shall require the prior consent of Owner in each instance.

              SECTION 11.02. OWNER'S RIGHTS UPON ASSIGNMENT: If Tenant's interest in this Lease is assigned, whether or not in violation of the provisions of this Article, Owner may collect rent from the assignee; if the Demised Premises or any part thereof are sublet to, or occupied by, or used by, any person other than Tenant, whether or not in violation of this Article, Owner, after default by Tenant under this Lease, may collect rent from the subtenant, user or occupant. In either case, Owner shall apply the net amount collected to the rents reserved in this Lease, but neither any such assignment, subletting, occupancy, or use, whether with or without Owner's prior consent, nor any such collection or application, shall be deemed a waiver of any term, covenant or condition of this Lease or the acceptance by Owner of such assignee, subtenant, occupant or user as tenant. The consent by Owner to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior consent of Owner to any further assignment, subletting, occupancy or use. If this Lease is assigned to any person or entity pursuant to any proceeding of the type referred to in Subsections 16.01(c) and 16.01(d), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Owner, shall be and remain the exclusive property of Owner and shall not constitute property of Tenant or of the estate of Tenant within the meaning of any proceeding of the type referred to in Subsections 16.01(c) and 16.01(d). Any and all monies or other considerations constituting Owner's property under the preceding sentence not paid or delivered to Owner shall be held in trust for the benefit of Owner and shall be promptly paid to or turned over to Owner. Any person or entity to which this Lease is assigned pursuant to any proceeding of the type referred to in Subsections 16.01(c) and 16.01(d) shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall execute and deliver to Owner upon demand an instrument confirming such assumption. The listing of any name other than that of Tenant on any door of the Demised Premises or on any directory or in any elevator in the Building, or otherwise, shall not operate to vest in the person so named any right or interest in this Lease or in the Demised Premises, or the Building, or be deemed to constitute, or serve as a substitute for, any prior consent of Owner required under this Article, and it is understood that any such listing shall constitute a privilege extended by Owner which shall be revocable at Owner's will by notice to Tenant. Tenant agrees to pay to Owner reasonable counsel fees incurred by Owner in connection with any proposed assignment of Tenant's interest in this Lease or any proposed subletting of the Demised Premises or any part thereof. Neither any assignment of Tenant's interest in this Lease nor any subletting, occupancy or use of the Demised Premises or any part thereof by any person other than Tenant, nor any collection of rent by Owner from any person other than Tenant as provided in this Section, nor any application of any such rent as provided in this Section shall, in any circumstances, relieve Tenant of its obligation fully to observe and perform the terms, covenants and conditions of this Lease on Tenant's part to be observed or performed.

              SECTION 11.03. SUBLET RIGHTS: A. (1) As long as Tenant is not in default under any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, Owner agrees not to unreasonably withhold, condition or delay Owner's prior consent to sublettings by Tenant of all or parts of the Demised Premises to not more than two (2) subtenants per floor. Each such subletting shall be for undivided occupancy by the subtenant of that part of the Demised Premises affected thereby, for the use expressly permitted in this Lease, and at no time shall there be more than three (3) occupants, including Tenant, on any one floor.

                            (2) Without Owner's prior consent, Tenant shall not
(a) negotiate or enter into a proposed subletting with any tenant, subtenant or occupant of any space in the Building or (b) list or otherwise publicly advertise the Demised Premises or any part thereof for subletting at a rental lower than the higher of (i) the Fixed Rent then in effect under this Lease, allocable to the space sought to be sublet or (ii) the rental at which the Owner is then offering to rent comparable space in the Building.

                            (3) At least thirty (30) days prior to any proposed
subletting, Tenant shall submit to Owner a statement (the "PROPOSED SUBLET STATEMENT") containing the name and address of the proposed subtenant, the nature of the proposed subtenant's business and its current financial status, if such status is obtained or obtainable by Tenant, and all of the principal terms and conditions of the proposed subletting including, but not limited to, the proposed commencement and expiration dates of the term thereof. Unless the proposed sublet area shall constitute only an entire floor (or floors), the Proposed Sublet Statement shall be accompanied by a floor plan delineating the proposed sublet area.

                            (4) Owner may arbitrarily withhold consent to a
proposed subletting if, (a) in Owner's reasonable judgment, the occupancy of the proposed subtenant will tend to impair the character or dignity of the Building or impose any additional burden upon Owner in the operation of the Building, or
(b) the proposed subtenant shall be a person or entity with whom Owner is then negotiating or discussing to lease space in the Building.

                            (5) In the event of any dispute between Owner and
Tenant as to the reasonableness of Owner's failure or refusal to consent to any subletting, such dispute shall be submitted to arbitration in accordance with the provisions of Article 36.

                            (6) Any Sublease consented to by Owner must conform
to the information contained in the Proposed Sublet Statement and shall expressly provide that (a) the subtenant shall obtain provisions in its insurance policies to the effect that such policies shall not be invalidated should the insured waive, in writing, prior to a loss, any or all right of recovery against any party for loss occasioned by fire or other casualty which is an insured risk under such policies, as set forth in Section 9.04, and (b) in the event of the termination, re-entry or dispossess of Tenant by Owner under this Lease, Owner may, at its option, take over all of the right, title and interest of Tenant, as sublessor under the sublease, and such subtenant shall, at Owner's option, attorn to Owner pursuant to the then executory provisions of such sublease, except that Owner shall not (i) be liable for any act or omission of Tenant under such sublease prior to such attornment by subtenant, (ii) be subject to any offset which accrued to such subtenant against Tenant, (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's rent unless such modification or prepayment was previously approved by Owner, (iv) be bound by any covenant to undertake or complete any construction of the premises, or any portion thereof, demised by such sublease and (v) be bound by any obligation to make any payment to or on behalf of the subtenant, except for services, repairs, maintenance and restoration provided for under the sublease to be performed after the date of such termination, re-entry or dispossess by Owner under this Lease and to which Owner is expressly required to perform under this Lease with respect to the subleased space at Owner's expense, it being expressly understood, however, that Owner shall not be bound by any obligation to make payment to or on behalf of a subtenant with respect to construction performed by or on behalf of such subtenant in the subleased premises. Tenant shall reimburse Owner on demand for any costs or expense that may be incurred by Owner's review of any Proposed Sublet Statement or in connection with any sublease consented to by Owner, including, without limitation, any reasonable processing fee, reasonable attorneys' fees and disbursements and the reasonable costs of making investigations as to the acceptability of the proposed subtenant.

                            B. Notwithstanding the foregoing provisions of this
Section 11.03, Owner shall have the following rights with respect to each proposed subletting by Tenant:

                                (1) In the event Tenant proposes to sublet all
or substantially all of the Demised Premises, Owner, at Owner's option, may give to Tenant, within thirty (30) days after the submission by Tenant to Owner of the Proposed Sublet Statement, a notice terminating this Lease on the date (referred to as the "EARLIER TERMINATION DATE") immediately prior to the proposed commencement date of the term of the proposed subletting, as set forth in such statement, and, in the event such notice is given, this Lease and the Demised Term shall come to an end and expire on the Earlier Termination Date with the same effect as if it were the Expiration Date, the Fixed Rent shall be apportioned as of said Earlier Termination Date and any prepaid portion of Fixed Rent for any period after such date shall be refunded by Owner to Tenant; or

                                (2) In the event Tenant proposes to sublet all
or any portion of the Demised Premises, Owner, at Owner's option, may give to Tenant, within thirty (30) days after the submission by Tenant to Owner, of the Proposed Sublet Statement, a notice electing to eliminate such portion of the Demised Premises (said portion is referred to as the "ELIMINATED SPACE") from the Demised Premises during the period (referred to as the "ELIMINATION PERIOD") commencing on the date (referred to as "ELIMINATION DATE") immediately prior to the proposed commencement date of the term of the proposed subletting, as set forth in the Proposed Sublet Statement, and ending on the proposed expiration date of the term of the proposed subletting, as set forth in the Proposed Sublet Statement, and in the event such notice is given the following shall apply:

                           (a) The Eliminated Space shall be eliminated from the
                  Demised Premises during the Elimination Period;

                           (b) Tenant shall surrender the Eliminated Space to
                  Owner on or prior to the Elimination Date in the same manner as if said Date were the Expiration Date;

                           (c) If the Eliminated Space shall constitute less
                  than an entire floor, (i) Owner, at Owner's expense, shall have the right to make any alterations and installations in the Demised Premises required, in Owner's judgment, reasonably exercised, to make the Eliminated Space a self-contained rental unit with access through corridors to the elevators and core toilets serving the Eliminated Space, and if the Demised Premises shall contain any core toilets (for the purposes of this Article core toilets shall be deemed to include any unisex toilets) or any corridors (including any corridors proposed to be constructed by Owner pursuant to this subdivision (c), providing access from the Eliminated Space to the core area), (ii) Owner and any tenant or other occupant of the Eliminated Space shall have the right to use such toilets and corridors in common with Tenant and any other permitted occupants of the Demised Premises, and the right to install signs and directional indicators in or about such corridors indicating the name and location of such tenant or other occupant;

                           (d) During the Elimination Period, the Fixed Rent and
                  additional rent and the Demised Premises Area (as defined in Article 23), shall each be reduced in the proportion which the area of the Eliminated Space bears to the total area of the Demised Premises immediately prior to the Elimination Date (including an equitable portion of the area of any corridors referred to in subdivi sion (c) of this Subsection 11.03.B.(2) as part of the area of the Eliminated Space for the purpose of computing such reduction), and in the event that the Eliminated Space shall be the entire Demised Premises, during the Elimination Period, Tenant shall have no rights with respect to the Demised Premises nor any obligations with respect to the Demised Premises, including, but not limited to, any obligations to pay Fixed Rent or any increases therein or any additional rent, and any prepaid portion of Fixed Rent for any period after the Elimination Date allocable to the Elimination Space shall be refunded by Owner to Tenant;

                           (e) There shall be an equitable apportionment of any
                  increase in the Fixed Rent pursuant to Article 23 for the Escalation Year and Tax Escalation Year (as defined in Article
                  23) in which said Elimination Date shall occur;

                           (f) If the Elimination Period shall end prior to the
                  Expiration Date, the Eliminated Space, in its then existing condition, shall be deemed restored to and once again a part of the Demised Premises during the period (referred to as the "RESTORATION PERIOD") commencing on the date next following the expiration of the Elimination Period and ending on the Expiration Date;

                           (g) During the Restoration Period, if any, the Fixed
                  Rent and the Demised Premises Area shall each be increased in the proportion which the area of the Eliminated Space bears to the total area of the Demised Premises immediately prior to the commencement of the Restoration Period (including an equitable portion of the area of any corridors referred to in subdivision (c) of this Subsection 11.03.B.(2) as a part of the area of the Eliminated Space for the purpose of computing such increase) and in the event that the Eliminated Space shall be the entire Demised Premises, during the Restoration Period, the Demised Premises, in its then existing condition, shall be deemed restored to Tenant and Tenant shall have all rights with respect to the Demised Premises which are set forth in this Lease and all obligations with respect to the Demised Premises which are set forth in this Lease, including, but not limited to, the obligations for the payment of Fixed Rent and any increases therein (as it would have been adjusted if Tenant occupied the Demised Premises during the Elimination Period) and any additional rent; and

                           (h) There shall be an equitable apportionment of any
                  increase in the Fixed Rent pursuant to Article 23 for the Escalation Year and Tax Escalation Year in which the Restoration Period, if any, shall commence.

                           However, notwithstanding the foregoing, Owner and
                  Tenant acknowledge the possibility that all or any of the tenants or occupants of the Eliminated Space may not have vacated and surrendered all or any portions of the Eliminated Space to Owner by the commencement of the Restoration Period; accordingly, notwithstanding anything to the contrary contained in the foregoing provisions of this Subsection B, the following shall apply:

                           (x) the Restoration Period applicable to the
                  Eliminated Space shall commence on the commencement date of the Restoration Period with respect to those portions, if any, of the Eliminated Space which are vacant on the commencement of the Restoration Period and with respect to those portions, if any, of the Eliminated Space which are not vacant on the commencement of the Restoration Period on the respective later date or dates upon which such portions of the Eliminated Space become vacant and Owner gives notice to Tenant of such vacancy but the Expiration Date shall not be affected thereby, the increases in the Fixed Rent and the Demised Premises Area, shall be equitably adjusted to reflect the fact that all or any portions of the Eliminated Space have not been restored to Tenant on the commencement of the Restoration Period but are restored to Tenant and included back in the Demised Premises on a date or dates after the commencement of the Restoration Period;

                           (y) except as expressly set forth in this Subsection
                  11.03.B. to the contrary, neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected thereby; and

                           (z) Tenant waives any rights to rescind this Lease
                  and to recover any damages which may result from the failure of Owner to deliver possession of all or any portions of the Eliminated Space on the commencement of the Restoration Period; Owner agrees to institute within thirty (30) days after the commencement of the Restoration Period, possession proceedings against any tenants and occupants who have not so vacated and surrendered all or any portions of the Eliminated Space, and agrees to prosecute such proceedings with reasonable diligence.

At the request of Owner, Tenant shall execute and deliver an instrument or instruments, in form reasonably satisfactory to Owner and Tenant, setting forth any modifications to this Lease contemplated in or resulting from the operation of the foregoing provisions of this Subsection 11.03; however, neither Owner's failure to request any such instrument nor Tenant's failure to execute or deliver any such instrument shall vitiate the effect of the foregoing provisions of this Section. The failure by Owner to exercise any option under this Section
11.03 with respect to any subletting shall not be deemed a waiver of such option with respect to any extension of such subletting or any subsequent subletting of the premises affected thereby or any other portion of the Demised Premises. Tenant agrees to indemnify Owner from all loss, cost, liability, damage and expense, including, but not limited to, reasonable counsel fees and disbursements, arising from any claims against Owner by any broker or other person, for a brokerage commission or other similar compensation in connection with any such proposed subletting, in the event (a) Owner shall (i) fail or refuse to consent to any proposed subletting, or (ii) exercise any of its options under this Section 11.03, or (b) any proposed subletting shall fail to be consummated for any reason whatsoever.

                            C. Tenant agrees that (1) fifty (50%) percent of any
increase in the rental value of the Demised Premises over and above the Fixed Rent payable pursuant to the provisions of this Lease, as such Fixed Rent may be increased from time to time pursuant to the provisions of this Lease, and (2) fifty (50%) percent of any consideration paid to Tenant or any subtenant or other person claiming through or under Tenant in connection with an assignment of Tenant's interest in this Lease or the interest of any subtenant or other person claiming through or under Tenant under any sublease whether or not such assignment shall be effected with court approval in a proceeding of the types described in Subsection 16.01(c) or (d), or in any similar proceeding, or otherwise, shall accrue to the benefit of Owner and not to the benefit of Tenant, or of any subtenant or other person claiming through or under Tenant, or of the creditors of Tenant or of any such subtenant or other person claiming through or under Tenant. Accordingly, Tenant agrees that if Owner shall fail to exercise its option to sooner terminate this Lease in connection with any proposed subletting by Tenant of all or substantially all of the Demised Premises, or its option to eliminate the Demised Premises or to eliminate from the Demised Premises any portion thereof, in connection with any proposed subletting by Tenant of the entire Demised Premises or any portion thereof, or if any subtenant or other person claiming through or under Tenant shall sublet all or any portion of the Demised Premises, Tenant shall pay to Owner a sum equal to fifty (50%) percent of any Subletting Profit, as such term is hereinafter defined. All rentals and other sums (including, but not limited to, sums payable for the sale or rental of any fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then net unamortized [on a straight-line basis over the term of this Lease or, in the event of a further subletting, over the term of the initial sublease, as the case may be] cost thereof, which were provided and installed in the sublet premises at the sole cost and expense of Tenant or such subtenant or other person claiming through or under Tenant and for which no allowance or other credit has been given by Owner) payable by any subtenant to Tenant or to any subtenant or other person claiming through or under Tenant in connection with (i) any subletting of the entire Demised Premises in excess of the Fixed Rent then payable by Tenant to Owner under this Lease, or (ii) any subletting of a portion of the Demised Premises in excess of that proportion of the Fixed Rent applicable to the floor on which the portion of the Demised Premises so sublet is located payable by Tenant to Owner under this Lease which the area of the portion of the Demised Premises so sublet bears to the total area of the

Demised Premises on said floor on which the portion of the Demised Premises so sublet is located, are referred to, in the aggregate, as "SUBLETTING PROFIT"; in computing any Subletting Profit it shall be deemed that the rental reserved under any such subletting shall commence to accrue as of the commencement of the term of such subletting even if such rental actually commences to accrue as of a date subsequent to such commencement, and there shall first be deducted from such excess a reasonable brokerage commission, if any such commission shall be incurred by Tenant or any such subtenant or other person claiming through or under Tenant in connection with such subletting which deduction for such brokerage commission shall be amortized on a straight-line basis over the entire term of such subletting, reasonable counsel fees, the reasonable cost of altering the sublet space, any reasonable rental concessions and so called take-over obligations and other reasonable expense incurred in connection with such subletting. Tenant agrees that if Tenant, or any subtenant or other person claiming through or under Tenant, shall assign or have assigned its interest as Tenant under this Lease or its interest as subtenant under any sublease, as the case may be, whether or not such assignment shall be effected with court approval in a proceeding of the types described in Subsections 16.01(c) or (d), or in any similar proceeding, or otherwise, Tenant shall pay to Owner a sum equal to fifty (50%) percent any consideration payable to Tenant or any subtenant or other person claiming through or under Tenant for such assignment. All sums payable hereunder to Tenant shall be paid to Owner as additional rent immediately upon such sums becoming paid to Tenant or to any subtenant or other person claiming through or under Tenant and, if requested by Owner, Tenant shall promptly enter into a written agreement with Owner setting forth the amount of such sums to be paid to Owner, however, neither Owner's failure to request the execution of such agreement nor Tenant's failure to execute such agreement shall vitiate the provisions of this Section. For the purposes of this Article, a trustee, receiver or other representative of the Tenant's or any subtenant's estate under any federal or state bankruptcy act shall be deemed a person claiming through or under Tenant.

                            D. Neither Owner's consent to any subletting nor
anything contained in this Section shall be deemed to grant to any subtenant or other person claiming through or under Tenant the right to sublet all or any portion of the Demised Premises or to permit the occupancy of all or any portion of the Demised Premises by others. Neither any subtenant referred to in this Section nor its heirs, distributees, executors, administrators, legal representatives, successors nor assigns, without the prior consent of Owner in each instance, shall (i) assign, whether by merger, consolidation or otherwise, mortgage or encumber its interest in any sublease, in whole or in part, or (ii) sublet, or permit the subletting of, that part of the Demised Premises affected by such subletting or any portion thereof, or (iii) permit such part of the Demised Premises affected by such subletting or any portion thereof to be occupied or used for desk space, mailing privileges or otherwise, by any person other than such subtenant and any sublease shall provide that any violation of the foregoing provisions of this sentence shall be an event of default thereunder. The sale, pledge, transfer or other alienation of (a) any of the issued and outstanding capital stock of any corporate subtenant (unless such stock is publicly traded on any recognized security exchange or over-the-counter market) or (b) any interest in any partnership or joint venture subtenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, shall be deemed for the purposes of this Section to be an assignment of such sublease which shall require the prior consent of Owner in each instance and any sublease shall so provide.

              SECTION 11.04. OWNER'S RIGHTS UPON LEASE DISAFFIRMANCE: A. In the event that, at any time after Tenant may have assigned Tenant's interest in this Lease, this Lease shall be disaffirmed or rejected in any proceeding of the types described in Subsections 16.01(c) and (d), or in any similar proceeding, or in the event of termination of this Lease by reason of any such proceeding or by reason of lapse of time following notice of termination given pursuant to
Section 16.01 based upon any of the Events of Default set forth in said Subsections, Tenant, upon request of Owner given within thirty (30) days next following any such disaffirmance, rejection or termination (and actual notice thereof to Owner in the event of a disaffirmance or rejection or in the event of termination other than by act of Owner), shall (i) pay to Owner all Fixed Rent, additional rent and other charges due and owing by the assignee to Owner under this Lease to and including the date of such disaffirmance, rejection or termination, and (ii) as "tenant", enter into a new lease with Owner of the Demised Premises for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date unless sooner terminated as in such lease provided, at the same Fixed Rent and then executory terms, covenants and conditions as are contained in this Lease, except that (a) Tenant's rights under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any person claiming through or under such assignee or by virtue of any statute or of any order of any court, and (b) such new lease shall require all defaults existing under this Lease to be cured by Tenant with due diligence, and (c) such new lease shall require Tenant to pay all increases in the Fixed Rent reserved in this Lease which, had this Lease not been so disaffirmed, rejected or terminated, would have accrued under the provisions of Article 23 of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. In the event Tenant shall default in its obligation to enter into said new lease for a period of ten (10) days next following Owner's request therefor, then, in addition to all other rights and remedies by reason of such default, either at law or in equity, Owner shall have the same rights and remedies against Tenant as if Tenant had entered into such new lease and such new lease had thereafter been terminated as at the commencement date thereof by reason of Tenant's default thereunder. Nothing contained in this Section shall be deemed to grant to Tenant any right to assign Tenant's interest in this Lease.

                            B. If Tenant assumes this Lease in any proceeding of
the types described in Subsections 16.01(c) and (d), or in any similar proceeding and proposes to assign the same pursuant to said proceeding to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then notice of such proposed assignment shall be given to Owner by Tenant no later than twenty (20) days after receipt by Tenant of such offer, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Such notice shall set forth (a) the name and address of such person, (b) all of the terms and conditions of such offer, and (c) adequate assurance of future performance by such person under the Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the United States Bankruptcy Code or any provisions in substitution thereof. Owner shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which would otherwise be payable by Tenant out of the consideration to be paid by such person in connection with the assignment of this Lease.

                            C. The term "ADEQUATE ASSURANCE OF FUTURE
PERFORMANCE" as used in this Lease shall mean that any proposed assignee shall, among other things, (a) deposit with Owner on the assumption of this Lease the sum of nine (9) months of the then Fixed Rent and increases therein pursuant to
Article 23 as security for the faithful performance and observance by such assignee of the terms and obligations of this Lease, (b) furnish Owner with financial statements of such assignee for the prior three (3) fiscal years, as finally determined after an audit and certified as correct by a certified public accountant, which financial statements shall show a net worth of at least six
(6) times the Fixed Rent and increases therein pursuant to Article 23 then payable for each of such three (3) years, (c) grant to Owner a security interest in such property of the proposed assigned as Owner shall deem necessary to provide adequate assurance of the performance by such assignee of its obligations under the Lease.

              SECTION 11.05. MERGER/CONSOLIDATION: Supplementing the provisions of Article 11, as long as Tenant is not then in default under any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, after notice and expiration of applicable cure periods, Owner's consent shall not be required to an assignment of Tenant's interest in this Lease to any person, corporation, partnership, or other business entity which is a successor of Tenant, either by merger or consolidation or the purchase of all or substantially all of the assets, business and goodwill of Iturf Inc., Tenant named herein, provided that said person, corporation, partnership or other business entity shall have a net worth, as determined in accordance with generally accepted accounting principles consistently applied, at least equal to that of Tenant named herein as of the date of this Lease or in excess of Fifty Million and 00/100 ($50,000,000.00) Dollars, and provided further that such successor, person, corporation, partnership or other business entity shall continue to operate Tenant's present business in the Demised Premises and the interest of Tenant named herein in this Lease is not the sole or principal asset of Tenant named herein and such assignment is made for a good business purpose. At the time of said proposed assignment, Tenant shall deliver to Owner a reasonably detailed statement of the financial condition of the aforesaid proposed assignee, prepared in accordance with generally accepted accounting principles applied on a consistent basis, sworn to by an executive officer of Tenant and the proposed Assignee, which statement shall reflect the financial condition of the aforesaid proposed assignee at that time. Notwithstanding anything contained in this Section to the contrary, such assignment shall not be valid if the aforesaid proposed assignee shall not have a net worth, at least equal to that of Tenant or in excess of Fifty Million and 00/100

($50,000,000.00) Dollars, as of the date of this Lease or the interest of Tenant named herein in this Lease is the sole or principal asset of Tenant named herein or such assignment is not made for a good business purpose. No such assignment shall be valid, unless, within ten (10) days after the execution thereof, Tenant shall deliver to Owner (I) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Owner duly executed by Tenant, acknowledged before a notary public, in customary and reasonable form and substance in which Tenant shall (a) waive all notices of default given to the assignee and all other notices of every kind or description, now or hereafter provided in this Lease, by statute or by rule of law; (b) acknowledge that Tenant's obligations with respect to this Lease shall not be discharged, released or impaired by (i) such assignment; (ii) any amendment or modification of this Lease (whether or not the obligations of Tenant are increased thereby) except that Tenant shall not be liable for any such increased obligation; (iii) any further assignment or transfer of Tenant's interest in this Lease; (iv) any exercise, non- exercise or waiver by Owner of any right, remedy, power or privilege under or with respect to this Lease; (v) any waiver, consent, extension, indulgence or other act or omission with respect to any of the obligations of Tenant under this Lease; (vi) any act or thing which, but for the provisions of such assignment, might be deemed a legal or equitable discharge of a surety or assignor, to all of which Tenant shall consent in advance; it being the purpose and intent of Owner and Tenant that the obligations of Tenant hereunder as assignor shall be absolute and unconditional under any and all circumstances; and (II) an instrument in form and substance reasonably satisfactory to Owner, duly executed by the proposed assignee, acknowledged before a notary public, in which such proposed assignee shall assume observance and performance of, and agree to be bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be performed.

              SECTION 11.06. SUBSIDIARY/AFFILIATE: A. Supplementing the provisions of Article 11, as long as Tenant is not in default under any of the terms, covenants or conditions of this Lease on Tenant's part to be observed and performed, after notice and expiration of applicable cure periods, Iturf Inc., Tenant named herein, shall have the right, without the prior consent of Owner, to assign its interest in this Lease, for the use permitted in this Lease, to any subsidiary or affiliate of Tenant named herein, which is in the same general line of business as Tenant named herein and only for such period as it shall remain such subsidiary or affiliate. For the purposes of this Article: (a) a "subsidiary" of Tenant named herein shall mean any corporation not less than fifty-one (51%) percent of whose outstanding voting stock at the time shall be owned by Tenant named herein, and (b) an "affiliate" of Tenant named herein shall mean Tenant's parent and any corporation, partnership or other business entity which controls or is controlled by, or is under common control with Tenant. For the purpose of the definition of "affiliate" the word "control" (including, "controlled by" and "under common control with") as used with respect to any corporation, partnership or other business entity, shall mean the possession of the power to direct or cause the direction of the management and policies of such corporation, partnership or other business entity, whether through the ownership of voting securities or contract. No such assignment shall be valid or effective unless, within ten (10) days after the execution thereof, Tenant shall deliver to Owner all of the following: (I) a duplicate original instrument of assignment, in form and substance reasonably satisfactory to Owner, duly executed by Tenant, in customary and reasonable from and substance in which Tenant shall (a) waive all notices of default given to the assignee, and all other notices of every kind or description now or hereafter provided in this Lease, by statute or rule of law, and (b) acknowledge that Tenant's obligations with respect to this Lease shall not be discharged, released or impaired by (i) such assignment, (ii) any amendment or modification of this Lease, whether or not the obligations of Tenant are increased thereby, except that Tenant shall not be liable for any such increased obligation, (iii) any further assignment or transfer of Tenant's interest in this Lease, (iv) any exercise, non-exercise or waiver by Owner of any right, remedy, power or privilege under or with respect to this Lease, (v) any waiver, consent, extension, indulgence or other act or omission with respect to any other obligations of Tenant under this Lease, (vi) any act or thing which, but for the provisions of such assignment, might be deemed a legal or equitable discharge of a surety or assignor, to all of which Tenant shall consent in advance, it being the purpose and intent of Owner and Tenant that the obligations of Tenant hereunder as assignor shall be absolute and unconditional under any and all circumstances, and (II) an instrument, in form and substance reasonably satisfactory to Owner, duly executed by the assignee, in which such assignee shall assume the observance and performance of, and agree to be bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

                            B. Further supplementing the provisions of Article
11, as long as Tenant is not in default under any of the terms, covenants or conditions of this Lease on Tenant's part to be observed and performed, after notice and the expiration of applicable cure periods Iturf, Inc. Tenant named herein, shall have the right without the prior consent of Owner, to sublet to, or permit the use or occupancy of, all or any part of the Demised Premises by any subsidiary or affiliate (as said terms are defined in Section 11.06A.) of Tenant named herein for the use permitted in this Lease provided that such subsidiary or affiliate is in the same general line of business as the Tenant named herein and only for such period as it shall remain such subsidiary or affiliate and in the same general line of business as the Tenant named herein. However, no such subletting shall be valid unless, prior to the execution thereof, Tenant shall give notice to Owner of the proposed subletting, and within ten (10) days prior the commencement of said subletting, Tenant shall deliver to Owner an agreement, in form and substance reasonably satisfactory to Owner, duly executed by Tenant and said subtenant, in which said subtenant shall assume performance of and agree to be bound by, all of the terms, covenants and conditions of this Lease which are applicable to said subtenant and such subletting. Tenant shall give prompt notice to Owner of any such use or occupancy of all or any part of the Demised Premises and such use or occupancy shall be subject and subordinate to all of the terms, covenants and conditions of this Lease. No such use or occupancy shall operate to vest in the user or occupant any right or interest in this Lease or the Demised Premises. For the purposes of determining the number of subtenants or occupants in the Demised Premises, the occupancy of any such permitted subsidiary or affiliate of Tenant shall be deemed the occupancy of Tenant and such subsidiary or affiliate shall not be counted as a subtenant or occupant for the purposes of Section 11.03 and the provisions of Section 11.03 relating to Owner's option to terminate this Lease and the provisions of Section 11.03 relating to Subletting Profits shall not be applicable to any proposed subletting to any such subsidiary or affiliate of Tenant pursuant to the provisions of this Section.

                                   ARTICLE 12

                      EXISTING CONDITIONS/PRESENT OCCUPANT

           SECTION 12.01. "AS IS": Tenant acknowledges that Owner has made no representations to Tenant with respect to the condition of the Demised Premises and Tenant agrees to accept possession of the Demised Premises in the condition which shall exist on the Commencement Date "as is" and further agrees that Owner shall have no obligation to perform any work or make any installations in order to prepare the Demised Premises for Tenant's occupancy.

          SECTION 12.02. PRESENT OCCUPANT: Supplementing the provisions of Sections 1.02 and 1.06 hereof, Tenant acknowledges that Owner has advised Tenant that the Demised Premises are presently affected by a letting agreement with Investec Ernst & Company (referred to as the "Present Occupant") for a term to expire in accordance with the provisions of said letting agreement. Notwithstanding anything to the contrary contained in this Lease, if the Present Occupant does not vacate and surrender the Demised Premises to Owner prior to April 1, 2000 then (i) the Demised Term shall not commence on April 1, 2000, but shall, instead, commence on the date, fixed by Owner in a notice to Tenant, not sooner than ten (10) business days next following the date of the giving of such notice, (ii) the Demised Term shall end on the date which is the last day of the calendar month ten (10) years and six (6) months next following the commencement date as determined pursuant to the provisions of subdivision (i) above, unless sooner terminated pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law, (iii) except as set forth in this sentence, neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected thereby, (iv) Tenant waives any right under Section 223-a of the Real Property Law or any successor law of like import to rescind this Lease or rescind its obligations with respect to the Lease and (v) Tenant further waives the right to recover any damages which may result from the failure of Owner to deliver possession of the Demised Premises to Tenant on April 1, 2000. Notwithstanding the above, Tenant shall have the right to terminate this Lease if Owner has failed to deliver possession of the Demised Premises to Tenant by September 1, 2000 (subject to delays caused by Force Majeure).

                                   ARTICLE 13

                           ACCESS TO DEMISED PREMISES

              SECTION 13.01. OWNER'S RIGHT TO ENTER: Owner and its agents shall have the following rights in and about the Demised Premises: (i) to enter the Demised Premises at all times to examine the Demised Premises or for any of the purposes set forth in this Article or for the purpose of performing any obligation of Owner under this Lease or exercising any right or remedy reserved to Owner in this Lease, or complying with any Legal Requirement which Owner is obligated to comply with hereunder, and if Tenant, its officers, partners, agents or employees shall not be personally present or shall not open and permit an entry into the Demised Premises at any time when such entry shall be necessary or permissible, to use a master key or to forcibly enter the Demised Premises; (ii) to erect, install, use and maintain pipes, ducts and conduits in and through the Demised Premises; (iii) to exhibit the Demised Premises to others; (iv) to make such decorations, repairs, alterations, improvements or additions, or to perform such maintenance, including, but not limited to, the maintenance of all heating, air conditioning, ventilating, elevator, plumbing, electrical, telecommunication and other mechanical facilities, as Owner may deem necessary or desirable; (v) to take all materials into and upon the Demised Premises that may be required in connection with any such decorations, repairs, alterations, improvements, additions or maintenance; and (vi) to alter, renovate and decorate the Demised Premises at any time during the Demised Term if Tenant shall have removed all or substantially all of Tenant's property from the Demised Premises. The lessors under any Superior Lease and the holders of any Mortgage shall have the right to enter the Demised Premises from time to time through their respective employees, agents, representatives and architects to inspect the same or to cure any default of Owner or Tenant relating thereto. Owner shall have the right, from time to time, to change the name, number or designation by which the Building is commonly known which right shall include, without limitation, the right to name the Building after any tenant of the Building.

              SECTION 13.02. OWNER'S RESERVATION OF RIGHTS TO PORTIONS OF THE
BUILDING: All parts (except surfaces facing the interior of the Demised Premises) of all walls, windows and doors bounding the Demised Premises (including exterior Building walls, core corridor walls, doors and entrances), all balconies, terraces and roofs adjacent to the Demised Premises, all space in or adjacent to the Demised Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air conditioning, ventilating, plumbing, electrical, telecommunication and other mechanical facilities, closets, service closets and other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purposes of operation, maintenance, alteration and repair, are hereby reserved to Owner. Owner also reserves the right at any time to change the arrangement or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets and other public parts of the Building, provided any such change does not permanently and unreasonably obstruct Tenant's access to the Demised Premises. Nothing contained in this Article shall impose any obligation upon Owner with respect to the operation, maintenance, alteration or repair of the Demised Premises or the Building.

              SECTION 13.03. ACCESS TO THIRD PARTIES: Owner and its agents shall have the right to permit access to the Demised Premises, whether or not Tenant shall be present, to any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, any property of Tenant or any other occupant of the Demised Premises, or for any other lawful purpose, or by any representative of the fire, police, building, sanitation or other department of the City, State or Federal Governments. Neither anything contained in this Section, nor any action taken by Owner under this Section, shall be deemed to constitute recognition by Owner that any person other than Tenant has any right or interest in this Lease or the Demised Premises.

              SECTION 13.04. NO ACTUAL OR CONSTRUCTIVE EVICTION: The exercise by Owner or its agents or by the lessor under any Superior Lease or by the holder of any Mortgage of any right reserved to Owner in this Article shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner, or its agents, or upon any lessor under any Superior Lease or upon the holder of any such Mortgage, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

              SECTION 13.05. Supplementing the provisions of Sections 13.01,
13.02 and 13.03, Owner agrees that except in cases of emergency, any entry upon the Demised Premises pursuant to the provisions of said Sections shall be made at reasonable times, and only after reasonable advance notice (which may be mailed, delivered or left at the Demised Premises, notwithstanding any contrary provisions of Article 27), and any work performed or installation made pursuant to said Section shall be made with reasonable diligence and any such entry, work or installations shall be made in a manner designed to minimize interference with Tenant's normal business operations (however, nothing contained in this Section shall be deemed to impose upon Owner any obligation to employ contractors or labor at so-called overtime or other premium pay rates).

              SECTION 13.06. Further supplementing the provisions of Sections
13.01 and 13.03, Owner's right to exhibit the Demised Premises to others shall be limited to insurance carriers and representatives thereof, prospective purchasers of the Real Property or the Building, holders or prospective holders of any mortgage affecting the Real Property or the Building or any ground or underlying lease, and other legitimate business visitors, and, during the last twelve (12) months of the Demised Term, any prospective tenant of the Demised Premises.

                                   ARTICLE 14

                                   VAULT SPACE

              SECTION 14.01. The Demised Premises do not contain any vaults, vault space or other space outside the boundaries of the Real Property, notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan. Owner makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy are to be used or occupied under a revocable license, and if any such license shall be revoked, or if the amount of such space shall be diminished or required by any Federal, State or Municipal Authority or by any public utility company, such revocation, diminution or requisition shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner. Any fee, tax or charge imposed by any governmental authority for any such vault, vault space or other space shall be paid by Tenant.

                                   ARTICLE 15

                            CERTIFICATE OF OCCUPANCY

              SECTION 15.01. Tenant will not at any time use or occupy, or permit the use or occupancy of, the Demised Premises in violation of any Certificate(s) of Occupancy covering the Demised Premises. Owner agrees that a temporary or permanent Certificate(s) of Occupancy covering the Demised Premises will be in force on the Commencement Date permitting the Demised Premises to be used as "offices". However, neither such agreement, nor any other provision of this Lease, nor any act or omission of Owner, its agents or contractors, shall be deemed to constitute a representation or warranty that the Demised Premises, or any part thereof, may be lawfully used or occupied for any particular purpose or in any particular manner, in contradistinction to mere "office" use.

                                   ARTICLE 16

                                     DEFAULT

              SECTION 16.01. EVENTS OF DEFAULT: Upon the occurrence, at any time prior to or during the Demised Term, of any one or more of the following events (referred to herein, singly, as an "EVENT OF DEFAULT" and collectively as "EVENTS OF DEFAULT"):

                           (a) if Tenant shall default in the payment when due
                  of any installment of Fixed Rent or any increase in the Fixed Rent or in the payment when due of any additional rent and Tenant shall fail to remedy such default within five (5) days after notice by Owner to Tenant of such default; or

                           (b) if Tenant shall default in the observance or
                  performance of any term, covenant or condition of this Lease on Tenant's part to be observed or performed (other than the covenants for the payment of Fixed Rent, any increase in the Fixed Rent and additional rent) and Tenant shall fail to remedy such default within thirty (30) days after notice by Owner to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of thirty (30) days and Tenant shall not commence, promptly after receipt of such notice, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such default; or

                           (c) if Tenant shall file a voluntary petition in
                  bankruptcy or insolvency, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall make an assignment for the benefit of creditors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's property; or

                           (d) if, within sixty (60) days after the commencement
                  of any proceeding against Tenant, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or if, within sixty
                  (60) days after the appointment of any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant's property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's prop erty pursuant to which the Demised Premises shall be taken or occupied or attempted to be taken or occupied; or

                           (e) if Tenant shall default in the observance or
                  performance of any term, covenant or condition on Tenant's part to be observed or performed under any other lease with Owner of space in the Building and such default shall continue beyond any grace period set forth in such other lease for the remedying of such default; or

                           (f) if the Demised Premises shall become deserted or
                  abandoned; or

                           (g) if (i) Tenant's interest in this Lease shall
                  devolve upon or pass to any person, whether by operation of law or otherwise, or (ii) there shall be any sale, pledge, transfer or other alienation described in Section 11.01 of this Lease which is deemed an assignment of this Lease for purposes of said Section 11.01, except as expressly permitted under Article 11;

then, during such time as such Event(s) of Default is/are continuing, Owner may at any time, at Owner's option, give to Tenant a five (5) days' notice of termination of this Lease and, in the event such notice is given, this Lease and the Demised Term shall come to an end and expire (whether or not said term shall have commenced) upon the expiration of said five (5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date, but Tenant shall remain liable for damages and all other sums payable pursuant to the provisions of Article 18.

              SECTION 16.02. "TENANT"/MONEYS RECEIVED: If, at any time (i) Tenant shall be comprised of two (2) or more persons, or (ii) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant's interest in this Lease shall have been assigned, the word "Tenant", as used in Subsections (c) and (d) of Section 16.01, shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Owner from or on behalf of Tenant during the pendency of any proceeding of the types referred to in said Subsections (c) and (d) shall be deemed paid as compensation for the use and occupation of the Demised Premises and the acceptance of any such compensation by Owner shall not be deemed an acceptance of rent or a waiver on the part of Owner of any rights under Section 16.01.

                                   ARTICLE 17

                                    REMEDIES

              SECTION 17.01. OWNER'S RIGHT OF RE-ENTRY AND RIGHT TO RELET: If Tenant shall default in the payment when due of any installment of Fixed Rent or in the payment when due of any increase in the Fixed Rent or any additional rent after the expiration of any applicable periods of notice and grace specifically set forth in this Lease with respect thereto, or if this Lease and the Demised Term shall expire and come to an end as provided in Article 16:

                           (a) Owner and its agents and servants may
                  immediately, or at any time after such default or after the date upon which this Lease and the Demised Term shall expire and come to an end, re-enter the Demised Premises or any part thereof, without notice, either by summary proceedings or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages therefor), and may repossess the Demised Premises and dispossess Tenant and any other persons from the Demised Premises and remove any and all of their property and effects from the Demised Premises; and

                           (b) Owner, at Owner's option, may relet the whole or
                  any part or parts of the Demised Premises, from time to time, either in the name of Owner or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Owner, in its sole discretion, may determine. Owner shall have no obligation to relet the Demised Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Demised Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability; Owner, at Owner's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Demised Premises as Owner, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

              SECTION 17.02. WAIVER OF RIGHT TO REDEEM, ETC.: Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Demised Premises, or to re-enter or repossess the Demised Premises, or to restore the operation of this Lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any re-entry by Owner, or (iii) any expiration or termination of this Lease and the Demised Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter", "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease on Tenant's part to be observed or performed, Owner shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth in this Lease is cumulative and shall not preclude Owner from invoking any other remedy allowed by law or in equity.

                                   ARTICLE 18

                                     DAMAGES

              SECTION 18.01. AMOUNT OF OWNER'S DAMAGES: If this Lease and the Demised Term shall expire and come to an end as provided in Article 16, or by or under any summary proceeding or any other action or proceeding, or if Owner shall re-enter the Demised Premises as provided in Article 17, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

                           (a) Tenant shall pay to Owner all Fixed Rent,
                  additional rent and other charges payable under this Lease by Tenant to Owner to the date upon which this Lease and the Demised Term shall have expired and come to an end or to the date of re-entry upon the Demised Premises by Owner, as the case may be; and

                           (b) Tenant shall also be liable for and shall pay to
                  Owner, as damages, any deficiency (referred to as a "DEFICIENCY") between the Fixed Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Demised Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 17.01 for any part of such period (first deducting from the rents collected under any such reletting all of Owner's expenses in connection with the termination of this Lease or Owner's re-entry upon the Demised Premises and with such reletting including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, alteration costs and other expenses of preparing the Demised Premises for such reletting). Any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Fixed Rent, Owner shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Owner's right to collect the Deficiency for any subsequent month by a similar proceeding. Solely for the purposes of this Subsection (b), the term "Fixed Rent" shall mean the Fixed Rent in effect immediately prior to the date upon which this Lease and the Demised Term shall have expired and come to an end, or the date of re-entry upon the Demised Premises by Owner, as the case may be, adjusted, from time to time, to reflect any increases which would have been payable pursuant to any of the provisions of this Lease including, but not limited to, the provisions of Article 23 of this Lease if the term hereof had not been terminated; and

                           (c) At any time after the Demised Term shall have
                  expired and come to an end or Owner shall have re-entered upon the Demised Premises, as the case may be, whether or not Owner shall have collected any monthly Deficiencies as aforesaid, Owner shall be entitled to recover from Tenant, and Tenant shall pay to Owner, on demand, as and for liquidated and agreed final damages, a sum equal to the amount by which the Fixed Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Demised Term exceeds the then fair and reasonable rental value of the Demised Premises for the same period, both discounted to present worth at the rate of four (4%) percent per annum. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Demised Premises, or any part thereof, shall have been relet by Owner for the period which otherwise would have constituted the unexpired portion of the Demised Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Demised Premises so relet during the term of the reletting. Solely for the purposes of this Subsection
                  (c), the term "Fixed Rent" shall mean the Fixed Rent in effect immediately prior to the date upon which this Lease and the Demised Term shall have expired and come to an end, or the date of re-entry upon the Demised Premises by Owner, as the case may be, adjusted to reflect any increases pursuant to the provisions of Article 23 for the Escalation Year and Tax Escalation Year immediately preceding such event.

              SECTION 18.02. RENTS UNDER RELETTING: If the Demised Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of


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

any such reletting shall be equitably apportioned for the purposes of this Article 18. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Fixed Rent reserved in this Lease. Nothing contained in Articles 16, 17 or this Article shall be deemed to limit or preclude the recovery by Owner from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Owner may be entitled in addition to the damages set forth in Section 18.01.

                                   ARTICLE 19

                          FEES AND EXPENSES; INDEMNITY

              SECTION 19.01. OWNER'S RIGHT TO CURE TENANT'S DEFAULT: If Tenant shall default in the observance or performance of any term, covenant or condition of this Lease on Tenant's part to be observed or performed after the expiration of any applicable periods of notice and grace specifically set forth in this Lease with respect thereto, Owner, at any time thereafter and without notice, may remedy such default for Tenant's account and at Tenant's expense, without thereby waiving any other rights or remedies of Owner with respect to such default.

              SECTION 19.02. TENANT'S INDEMNITY AND LIABILITY INSURANCE
OBLIGATIONS: A. Tenant agrees to indemnify and save Owner and "Owner's Indemnitees" (as hereinafter defined) harmless of and from all loss, cost, liability, damage and expense including, but not limited to, reasonable counsel fees, penalties and fines, incurred in connection with or arising from (i) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, or (ii) the breach or failure of any representation or warranty made by Tenant in this Lease, or (iii) the use or occupancy or manner of use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, or (iv) any acts, omissions or negligence of Tenant or any such person, or the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person, in or about the Demised Premises or the Building either prior to, during, or after the expiration of, the Demised Term, including, but not limited to, any acts omissions or negligence in the making or performing of any Alterations. Tenant further agrees to indemnify and save harmless Owner and Owner's Indemnitees of and from all loss, cost, liability, damage and expense, including, but not limited to, reasonable counsel fees and disbursements, incurred in connection with or arising from any claims by any persons by reason of injury to persons or damage to property occasioned by any use, occupancy, act, omission or negligence referred to in the preceding sentence. "OWNER'S INDEMNITEES" shall mean the Owner, the shareholders or the partners comprising Owner and its and their partners and shareholders, officers, directors, employees, agents (including without limitation, any leasing and managing agents) and contractors together with the lessor under any Superior Lease and the holder of any Mortgage. If any action or proceeding shall be brought against Owner or Owner's Indemnitees based upon any such claim and if Tenant, upon notice from Owner, shall cause such action or proceeding to be defended at Tenant's expense by counsel acting for Tenant's insurance carriers in connection with such defense or by other counsel reasonably satisfactory to Owner, without any disclaimer of liability by Tenant or such insurance carriers in connection with such claim, Tenant shall not be required to indemnify Owner and Owner's Indemnitees for counsel fees in connection with such action or proceeding.

                            B. Throughout the Demised Term Tenant shall maintain
comprehensive public liability and water legal liability insurance against any claims by reason of personal injury, death and property damage occurring in or about the Demised Premises covering, without limitation, the operation of any private air conditioning equipment and any private elevators, escalators or conveyors in or serving the Demised Premises or any part thereof, whether installed by Owner, Tenant or others, and shall furnish to Owner duplicate original policies of such insurance at least ten (10) days prior to the Commencement Date and at least ten (10) days prior to the expiration of the term of any such policy previously furnished by Tenant, in which policies Owner, and Owner's Indemnitees shall be named as parties insured, which policies shall be issued by companies, and shall be in form and amounts, satisfactory to Owner.

              SECTION 19.03. PAYMENTS: Tenant shall pay to Owner, within ten
(10) days next following rendition by Owner to Tenant of bills or statements therefor: (i) sums equal to all expenditures made and monetary obligations incurred by Owner including, but not limited to, expenditures made and obligations incurred for reasonable counsel fees and disbursements, in connection with the remedying by Owner, for Tenant's account pursuant to the provisions of Section 19.01, of any default of Tenant, and (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Section 19.02, and (iii) sums equal to all expenditures made and monetary obligations incurred by Owner including, but not limited to, expenditures made and obligations incurred for reasonable counsel fees and disbursements, in collecting or attempting to collect the Fixed Rent, any additional rent or any other sum of money accruing under this

Lease or in enforcing or attempting to enforce any rights of Owner under this Lease or pursuant to law, whether by the institution and prosecution of summary proceedings or otherwise; and (iv) all other sums of money (other than Fixed
Rent) accruing from Tenant to Owner under the provisions of this Lease. Any sum of money (other than Fixed Rent) accruing from Tenant to Owner pursuant to any provision of this Lease whether prior to or after the Commencement Date, may, at Owner's option, be deemed additional rent, and Owner shall have the same remedies for Tenant's failure to pay any item of additional rent when due as for Tenant's failure to pay any installment of Fixed Rent when due. Tenant's obligations under this Article shall survive the expiration or sooner termination of the Demised Term.

              SECTION 19.04. TENANT'S LATE PAYMENTS - LATE CHARGES: If Tenant shall fail to make payment of any installment of Fixed Rent or any increase in the Fixed Rent or any additional rent within ten (10) days after the date when such payment is due, Tenant shall pay to Owner, in addition to such installment of Fixed Rent or such increase in the Fixed Rent or such additional rent, as the case may be, as a late charge and as additional rent, a sum equal to three (3%) percent per annum above the then current prime rate (as the term "prime rate" is defined in Section 31.03) charged by Citibank (N.A.) or its successor of the amount unpaid computed from the date such payment was due to and including the date of payment.

              SECTION 19.05. OWNER'S INDEMNITY: Owner agrees to indemnify and save Tenant harmless of and from all loss, cost, liability, damage and expense, including, but not limited to, reasonable counsel fees, penalties and fines incurred in connection with or arising from (i) any default by Owner in the performance or observance of any of the terms, covenants or conditions of this Lease on Owner's part to be observed or performed, or (ii) any acts, omissions or negligence of Owner or its employees, agents, contractors or servants in or about the Demised Premises or the Building either prior to, during, or after, the expiration of the Demised Term. Owner further agrees to indemnify and save harmless Tenant and its agents of and from all loss, cost, liability, damage, and expense, including, but not limited to, reasonable counsel fees incurred in connection with or arising from any claims by any persons or damage to property occasioned by any act, omission or negligence referred to in the preceding sentence. If any action or proceeding shall be brought against Tenant or Tenant's agents based upon any such claim and if Owner, upon notice from Tenant, shall cause such action or proceeding to be defended at Owner's expense by counsel acting for Owner's insurance carriers in connection with such defense or by other counsel reasonably satisfactory to Tenant, without any disclaimer of liability by Owner in connection with such claim, Owner shall not be required to indemnify Tenant or Tenant's agents for counsel fees in connection with such action or proceeding.

                                   ARTICLE 20

                                ENTIRE AGREEMENT

              SECTION 20.01. ENTIRE AGREEMENT: This Lease contains the entire agreement with respect to the Demised Premises between the parties and all prior negotiations and agreements are merged in this Lease. Neither Owner nor Owner's agents have made any representations or warranties with respect to the Demised Premises, the Building, the Real Property or this Lease except as expressly set forth in this Lease and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this Lease. This Lease may not be changed, modified or discharged, in whole or in part, orally and no executory agreement shall be effective to change, modify or discharge, in whole or in part, this Lease or any provisions of this Lease, unless such agreement is set forth in a written instrument executed by the party against whom enforcement of the change, modification or discharge is sought. All references in this Lease to the consent or approval of Owner shall be deemed to mean the written consent of Owner, or the written approval of Owner, as the case may be, and no consent or approval of Owner shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Owner.

                                   ARTICLE 21

                                   END OF TERM

              SECTION 21.01. END OF TERM: On the date upon which the Demised Term shall expire and come to an end, whether pursuant to any of the provisions of this Lease or by operation of law, and whether on or prior to the Expiration Date, Tenant, at Tenant's sole cost and expense, (i) shall quit and surrender the Demised Premises to Owner, broom clean and in good order and condition, ordinary wear and tear and damage by casualty excepted, and (ii) shall remove all of Tenant's Personal Property and all other property and effects of Tenant and all persons claiming through or under Tenant from the Demised Premises and the Building, and (iii) shall repair all damage to the Demised Premises occasioned by such removal and (iv) shall, at Owner's election, exercisable within six (6) months following the expiration or earlier termination of the Demised Term, remove any private interior staircases in the Demised Premises or connecting the Demised Premises or any part thereof with any other space (referred to herein as the "OTHER SPACE") in the Building occupied by Tenant, and restore those portions of the Demised Premises, the Other Space and the Building affected by any such staircases (including, but not limited to, the slabbing over of any openings) to the condition of each which existed prior to the installation of any such staircases, and repair any damage to the Demised Premises, Other Space and the Building occasioned by such removal. Notwithstanding the provisions of subdivision (iv) of the foregoing sentence, in the event Owner does not elect to have removed any such staircase referred to therein, any such staircase shall be and remain the property of Owner at no cost or expense to Owner. Owner shall have the right to retain any property and effects which shall remain in the Demised Premises after the expiration or sooner termination of the Demised Term, and any net proceeds from the sale thereof, without waiving Owner's rights with respect to any default by Tenant under the foregoing provisions of this Section. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force, in connection with any holdover summary proceedings which Owner may institute to enforce the foregoing provisions of this Article. If said date upon which the Demised Term shall expire and come to an end shall fall on a Sunday or holiday, then Tenant's obligations under the first sentence of this Section shall be performed on or prior to the Saturday or business day immediately preceding such Sunday or holiday. Tenant's obligations under this Section shall survive the expiration or sooner termination of the Demised Term.

                                   ARTICLE 22

                                 QUIET ENJOYMENT

              SECTION 22.01. QUIET ENJOYMENT: Owner covenants and agrees with Tenant that upon Tenant paying the Fixed Rent and additional rent reserved in this Lease and observing and performing all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises during the Demised Term, subject, however, to the terms, covenants and conditions of this Lease including, but not limited to, the provisions of Section 37.01, and subject to the Superior Lease and the Mortgage referred to in Section 7.01.

                                   ARTICLE 23

                                   ESCALATION

              SECTION 23.01. DEFINITIONS: In the determination of any increase in the Fixed Rent under the provisions of this Article, Owner and Tenant agree that the following terms shall have the following meanings:

                            A. The term "TAX ESCALATION YEAR" shall mean each
fiscal year commencing July 1st and ending on the following June 30th which shall include any part of the Demised Term.

                            B. The term "ESCALATION YEAR" shall mean any
calendar year which shall include any part of the Demised Term.

                            C. The term "TAXES" shall be deemed to mean a sum
equal to the aggregate of: (i) the product determined by multiplying (a) the then applicable full New York City real estate tax rate in effect with respect to the Borough of Manhattan by (b) the then applicable assessed valuation of the Real Property plus (ii) amounts assessed by any business improvement district in which the Real Property is located plus (iii) any other assessments, special or otherwise, upon or with respect to the Real Property imposed by the City or County of New York or any other taxing authority. If, due to any change in the method of taxation, any franchise, income, profit, sales, rental, use and occupancy or other tax or payments in lieu of any such taxes shall be substituted for, or levied against Owner or any owner of the Building or the Real Property, in lieu of any real estate taxes or assessments upon or with respect to the Real Property, such tax or payments in lieu of any such taxes shall be included in the term Taxes for the purposes of this Article.

                            D. The term "OWNER'S BASIC TAX LIABILITY" shall mean
a sum equal to Taxes payable for calendar year 2000 (i.e., the average of the Taxes for the fiscal tax years commencing: (i) July 1, 1999 and ending June 30, 2000 and (ii) July 1, 2000 and ending June 30, 2001).

                            E. The term "DEMISED PREMISES AREA" shall mean
24,964 square feet.

                            F. The term "BUILDING AREA" shall mean 750,000
square feet.

                            G. The term "TENANT'S PROPORTIONATE SHARE" shall
mean the fraction, the denominator of which is the Building Area and the numerator of which is the Demised Premises Area.

                            H. The term "R.A.B." shall mean the Realty Advisory
Board on Labor Relations, Incorporated, or its successor.

                            I. The term "LOCAL 32B-32J" shall mean Local 32B-32J
of the Service Employees International Union, AFL-CIO, or its successor.

                            J. The term "CLASS A OFFICE BUILDINGS" shall mean
office buildings in the same class or category as the Building under any agreement between R.A.B. and Local 32B-32J, regardless of the designation given to such office buildings in any such agreement.

                            K. The term "LABOR RATES" shall mean a sum equal to
the regular hourly wage rate required to be paid to or for the benefit of Others (as defined in Subsection L of this Section 23.01) employed in Class A Office Buildings pursuant to an agreement between R.A.B. and Local 32B-32J; provided, however, that if, as of January 1st of any Escalation Year, any such agreement shall require Others in Class A Office Buildings to be regularly employed on days or during hours when overtime or other premium pay rates are in effect pursuant to such agreement, then the term "regular hourly wage rate", as used in this Subsection K, shall mean the average hourly wage rate for the hours in a calendar week during which Others are required to be regularly employed; and provided, further, that if no such agreement is in effect as of January 1st of any Escalation Year with respect to Others, then the term "regular hourly wage rate", as used in this Subsection K, shall mean the regular hourly wage rate actually paid to or for the benefit of Others employed in the Building by Owner or by an independent contractor engaged by Owner.

                            L. The term "OTHERS" shall mean that classification
of employee engaged in the general maintenance and operation of Class A Office Buildings most nearly comparable to the classification now applicable to "others" in the current agreements between R.A.B. and Local 32B-32J.

                            M. Deleted.

                            N. The term "OWNER'S TAX STATEMENT" shall mean an
instrument containing a computation of any increase in the Fixed Rent pursuant to the provisions of Section 23.02.A. of this Article.

                            O. The term "OWNER'S LABOR RATE STATEMENT" shall
mean an instrument containing a computation of any increase in the Fixed Rent pursuant to the provisions of Section 23.04 of this Article.

                            P. Deleted.

                            Q. Owner and Tenant acknowledge that Owner may apply
for a certificate of eligibility from the Department of Finance of the City of New York determining that Owner is eligible to apply for exemption from tax payments for the Real Property pursuant to the provisions of Section 11-256 through 11-267 (the "ICIP PROGRAM") of the Administrative Code of the City of New York and the regulations promulgated pursuant to the ICIP Program. Any such tax exemption for the Real Property is referred to as "TAX EXEMPTION" and the period of such Tax Exemption is referred to as the "TAX EXEMPTION PERIOD". Owner agrees that Tenant shall not be required to (a) pay Taxes or charges which become due because of the willful neglect or fraud by Owner in connection with the ICIP Program or (b) otherwise relieve or indemnify Owner from any personal liability arising under the ICIP Program, except where imposition of such Taxes, charges or liability is occasioned by actions of Tenant in violation of this Lease. Tenant agrees to report to Owner, as often as is necessary under such regulations, the number of workers engaged in employment in the Demised Premises, the nature of each worker's employment and the residency of each worker and to provide access to the Demised Premises by employees and agents of the Department of Finance of the City of New York at all reasonable times at the request of Owner. Tenant represents to the Owner that, within the seven (7) years immediately preceding the date of this Lease, Tenant has not been adjudged by a court of competent jurisdiction to have been guilty of (x) an act, with respect to a building, which is made a crime under the provisions of Article 150 of the Penal Law of the State of New York or any similar law of another state, or (y) any act made a crime or violation by the provisions of Section 235 of the Real Property Law of the State of New York, nor is any charge for a violation of such laws presently pending against Tenant. Upon request of Owner, from time to time, Tenant agrees to update said representation when required because of the ICIP Program and regulations thereunder. Tenant further agrees to cooperate with Owner in compliance with such ICIP Program and regulations to aid Owner in obtaining and maintaining the Tax Exemption and, if requested by Owner, to post a notice in a conspicuous place in the Demised Premises and, at Owner's expense, to publish a notice in a newspaper of general circulation in the City of New York, in such form as shall be prescribed by the Department of Finance stating that persons having information concerning any violation by Tenant of Section 235 of the Real Property Law or any Section of Article 150 of the Penal Law or any similar law of another jurisdiction may submit such information to the Department of Finance to be considered in determining Owner's eligibility for benefits. Tenant acknowledges that its obligations under the provisions of Subsection 23.02.A may be greater if Owner fails to obtain a Tax Exemption, and agrees that Owner shall have no liability to Tenant nor shall Tenant be entitled to any abatement or diminution of rent if Owner fails to obtain a Tax Exemption.

              SECTION 23.02. TAXES: A. If Taxes payable in any Tax Escalation Year shall be in such amount as shall constitute an increase above Owner's Basic Tax Liability, the Fixed Rent for such Tax Escalation Year shall be increased by a sum equal to Tenant's Proportionate Share of any such increase in Taxes.

                            B. Unless the Commencement Date shall occur on a
July 1st, any increase in the Fixed Rent pursuant to the provisions of Subsection A of this Section 23.02 for the Tax Escalation Year in which the Commencement Date shall occur shall be apportioned in that percentage which the number of days in the period from the Commencement Date to June 30th of such Tax Escalation Year, both inclusive, bears to the total number of days in such Tax Escalation Year. Unless the Demised Term shall expire on a June 30th, any increase in the Fixed Rent pursuant to the provisions of said Subsection A for the Tax Escalation Year in which the date of the expiration of the Demised Term shall occur shall be apportioned in that percentage which the number of days in the period from July 1st of such Tax Escalation Year to such date of expiration, both inclusive, bears to the total number of days in such Tax Escalation Year.

              SECTION 23.03. CALCULATION AND PAYMENT OF TAXES: A. Owner shall render to Tenant, either in accordance with the provisions of Article 27 or by personal delivery at the Demised Premises, an Owner's Tax Statement with respect to each Tax Escalation Year, either prior to or during such Tax Escalation Year. Owner's failure to render an Owner's Tax Statement with respect to any Tax Escalation Year shall not prejudice Owner's right to recover any sums due to Owner hereunder with respect to such Tax Escalation Year, nor shall it deprive Tenant of any credit to which it otherwise might be entitled with respect to such Tax Escalation Year pursuant to the provisions of Subsection D of this
Section 23.03. The obligations of Owner and Tenant under the provisions of
Section 23.02 and this Section 23.03 with respect to any increase in the Fixed Rent or any credit to which Tenant may be entitled shall survive the expiration or any sooner termination of the Demised Term. Within ten (10) days next following rendition of the first Owner's Tax Statement which shows an increase in the Fixed Rent for any Tax Escalation Year, Tenant shall pay to Owner one half (1/2) of the amount of the increase shown upon such Owner's Tax Statement for such Tax Escalation Year (in the event that the Commencement Date shall occur during such Tax Escalation Year on a date other than a July 1st, the sum payable by Tenant under the foregoing provisions of this Subsection 23.03.A shall be apportioned so that Tenant shall pay that percentage thereof which the number of days in the period from the Commencement Date to the date upon which the next installment of Taxes is required to be paid by Owner bears to one hundred eighty (180) days, thereby giving effect to the apportionment provisions of Sub section B of Section 23.02). In order to provide for current payments on account of (i) the next installment of Taxes payable by Owner for such Tax Escalation Year, if any, and (ii) future potential increases in the Fixed Rent which may be payable by Tenant pursuant to the provisions of Subsection A of
Section 23.02 for future Tax Escalation Years, Tenant shall (a) pay to Owner, on the first day of the calendar month next following the rendition of such Owner's Tax Statement, a sum equal to one-twelfth (1/12th) of the increase in the Fixed Rent shown upon such Owner's Tax Statement for such Tax Escalation Year (before any apportionment pursuant to the provisions of Sub section B of Section 23.02) multiplied by the number of months which may have elapsed between either (x) July 1st of such Tax Escalation Year if such Owner's Tax Statement is rendered between July 1st and December 31st of such Tax Escalation Year and the month in which such payment is made or (y)

January 1st of such Tax Escalation Year if such Owner's Tax Statement is rendered between January 1st and June 30th of such Tax Escalation Year and the month in which such payment is made, and (b) thereafter pay to Owner on the first day of each month of the Demised Term (until rendition by Owner of a new Owner's Tax Statement) a sum equal to one-twelfth (1/12) of the increase in the Fixed Rent payable pursuant to the provisions of Subsection A of Section 23.02 for the Tax Escalation Year with respect to which Owner has most recently rendered an Owner's Tax Statement (before any apportionment pursuant to the provisions of Subsection B of Section 23.02); each such monthly installment shall be added to and payable as part of each monthly installment of Fixed Rent.

                            B. Following rendition of each subsequent Owner's
Tax Statement a reconciliation shall be made as follows: Tenant shall be debited with any increase in the Fixed Rent shown upon such Owner's Tax Statement and credited with the aggregate amount, if any, paid by Tenant in accordance with the pro visions of Subsection A of this Section on account of potential future increases in the Fixed Rent pursuant to Subsection 23.02.A. which has not previously been credited against increases in the Fixed Rent shown upon Owner's Tax Statements. Tenant shall pay any net debit balance to Owner within ten (10) days next following rendition by Owner, either in accordance with the provisions of Article 27 or by personal delivery at the Demised Premises of an invoice for such net debit balance; any net credit balance shall be applied as an adjustment against the next accruing monthly installment as provided in subdivision (b) of Subsection A of this Section 23.03.

                            C. Tenant acknowledges that under the present law
Taxes are payable by Owner (i) with respect to a fiscal year commencing July 1st and ending on the following June 30th and (ii) in two (2) installments, in advance, the first of which is payable on July 1st and the second and final payment of which is payable on the following January 1st. Tenant further acknowledges that it is the purpose and intent of this Section 23.03 to provide Owner with Tenant's Proportionate Share of the increase in Taxes pursuant to the provisions of Subsection A of Section 23.02 at or about the time such installment of Taxes is required to be paid by Owner without penalty or interest. Accordingly, Tenant agrees that if the number of such installments, and/or the time for payment thereof, and/or the fiscal year used for purposes of Taxes, is changed, then, (a) prior to the time that any such revised installment is payable by Owner, Tenant shall pay to Owner the amount which shall provide Owner with Tenant's Proportionate Share of the increase in Taxes pursuant to the provisions of Subsection 23.02.A applicable to the revised installment of Taxes then required to be paid by Owner and (b) this Article shall be appropriately adjusted to reflect such change and the time for payment by Tenant to Owner of Tenant's Proportionate Share of any increase in Taxes as provided in this Article shall be appropriately revised so that Owner shall always be provided with Tenant's Proportionate Share of the increase in Taxes prior to the time that the installment of Taxes is required to be paid by Owner.

                            D. If, as a result of any application or proceeding
brought by or on behalf of Owner, Owner's Basic Tax Liability shall be decreased, Owner's Tax Statement next following such decrease shall include any adjustment of the Fixed Rent for all prior Tax Escalation Years reflecting a debit to Tenant equal to the amount by which (a) the aggregate Fixed Rent payable with respect to all such prior Tax Escalation Years (as increased pursuant to the operation of the provisions of Subsection A of Section 23.02) based upon such reduction of Owner's Basic Tax Liability shall exceed (b) the aggregate Fixed Rent actually paid by Tenant with respect to all such prior Tax Escalation Years. If, as a result of any application or proceeding brought by or on behalf of Owner for reduction of the assessed valuation of the Real Property for any fiscal tax year subsequent to the calendar tax year 2000, there shall be a decrease in Taxes for any Tax Escalation Year with respect to which Owner shall have previously rendered an Owner's Tax Statement, Owner's Tax Statement next following such decrease shall include an adjustment of the Fixed Rent for such Tax Escalation Year reflecting a credit to Tenant equal to the amount by which (i) the Fixed Rent actually paid by Tenant with respect to such Tax Escalation Year (as increased pursuant to the operation of the provisions of Subsection A of Section 23.02), shall exceed (ii) the Fixed Rent payable with respect to such Tax Escalation Year (as increased pursuant to the operation of the provisions of Subsection A of Section 23.02) based upon such reduction of the assessed valuation. Tenant shall not bring or cause to be brought any application or proceeding for reduction of the assessed valuation of the Real Property. Tenant shall pay to Owner within thirty (30) days after demand, as additional rent under this Lease, a sum equal to Tenant's Proportionate Share of all costs and expenses, including, without limitation, counsel fees, paid or incurred by Owner in connection with any application or proceeding brought for reduction of the assessed valuation of the Real Property or any other contest of Taxes upon the Real Property for any Tax Escalation Year, whether or not such application, proceeding or other contest was commenced and/or settled and/or determined prior to the Tax Escalation Year in question.

                            E. Owner and Tenant acknowledge that Tenant may
apply for a certificate of abatement from the Department of Finance of the City of New York pursuant to the provisions of the Real Property

Law of the State of New York (the "TAX ABATEMENT PROGRAM"). Owner agrees, at no cost or expense to Owner, to cooperate with Tenant in its efforts to procure a certificate of abatement including, if necessary, and if Owner reasonably approves of its contents, co-signing Tenant's application for a certificate of abatement. Tenant agrees that Owner shall have no liability to Tenant nor shall Tenant be entitled to any abatement or diminution of rent if Tenant fails to obtain a certificate of abatement under the Tax Abatement Program.

              SECTION 23.04. LABOR RATES: A. If Labor Rates in effect as of January 1st of any Escalation Year shall be such as to constitute an increase above Labor Rates in effect as of January 1, 2000, the Fixed Rent for such Escalation Year shall be increased by a sum equal to the Demised Premises Area multiplied by one hundred (100%) percent of the number of cents (inclusive of any fractions of a cent) of any such increase in Labor Rates.

                            B. Unless the Commencement Date shall occur on a
January 1st, any increase in the Fixed Rent pursuant to the provisions of Subsection A of this Section 23.04 for the Escalation Year in which the Commencement Date shall occur shall be apportioned in that percentage which the number of days in the period from the Commencement Date to December 31st of such Escalation Year, both inclusive, shall bear to the total number of days in such Escalation Year. Unless the Demised Term shall expire on a December 31st, any increase in the Fixed Rent pursuant to the provisions of Subsection A of this
Section 23.04 for the Escalation Year in which the date of the expiration of the Demised Term shall occur shall be apportioned in that percentage which the number of days in the period from January 1st of such Escalation Year to such date of expiration, both inclusive, shall bear to the total number of days in such Escalation Year.

                            C. Owner shall render to Tenant, either in
accordance with the provisions of Article 27 or by personal delivery at the Demised Premises, an Owner's Labor Rate Statement with respect to each Escalation Year, either prior to or during such Escalation Year. Owner's failure to render an Owner's Labor Rate Statement with respect to any Escalation Year shall not prejudice Owner's right to recover any sums due to Owner hereunder with respect to such Escalation Year. The obligations of Tenant under the provisions of this Article with respect to any increase in the Fixed Rent shall survive the expiration or any sooner termination of the Demised Term. Following rendition of an Owner's Labor Rate Statement which shows an increase in the Fixed Rent for any Escalation Year, Tenant shall pay to Owner, on the first day of each month during such Escalation Year, a sum equal to one-twelfth (1/12) of the increase in the Fixed Rent shown upon such Owner's Labor Rate Statement for such Escalation Year (before any apportionment pursuant to the provisions of Subsection B of this Section). If any such Owner's Labor Rate Statement shall be rendered after the commencement of any Escalation Year, Tenant shall pay to Owner on the first day of the calendar month next following the rendition of such Owner's Labor Rate Statement (in addition to the payment required by the immediately preceding sentence) a sum equal to one-twelfth (1/12) of the increase in the Fixed Rent for such Escalation Year shown on such statement (before any apportionment pursuant to the provisions of Subsection B of this Section) multiplied by the number of months which may have elapsed between January 1st of such Escalation Year and the month in which such payment is required to be made.

              SECTION 23.05. Deleted.

              SECTION 23.06. COLLECTION OF INCREASES IN FIXED RENT: The obligations of Owner and Tenant under the provisions of this Article 23 with respect to any increase in the Fixed Rent, or any credit to which Tenant may be entitled shall survive the expiration or sooner termination of the Demised Term. All sums payable by Tenant to Owner pursuant to the provisions of this Article 23 shall be collectible by Owner in the same manner as Fixed Rent.

                                   ARTICLE 24

                                    NO WAIVER

              SECTION 24.01. OWNER'S TERMINATION NOT PREVENTED: Neither any option granted to Tenant in this Lease or in any collateral instrument to renew or extend the Demised Term, nor the exercise of any such option by Tenant, shall prevent Owner from exercising any option or right granted or reserved to Owner in this Lease or in any collateral instrument or which Owner may have by virtue of any law, to terminate this Lease and the Demised Term or any renewal or extension of the Demised Term either during the original Demised Term or during the renewed or extended term. Any termination of this Lease and the Demised Term shall serve to terminate any such renewal or extension of the Demised Term and any right of Tenant to any such renewal or extension, whether or not Tenant shall have exercised any such option to renew or extend the Demised Term. Any such option or right on the part of Owner to terminate this Lease shall continue during any extension or renewal of the Demised Term. No option granted to Tenant to renew or extend the Demised Term shall be deemed to give Tenant any further option to renew or extend.

              SECTION 24.02. NO TERMINATION BY TENANT/NO WAIVER: No act or thing done by Owner or Owner's agents during the Demised Term shall constitute a valid acceptance of a surrender of the Demised Premises or any remaining portion of the Demised Term except a written instrument accepting such surrender, executed by Owner. No employee of Owner or of Owner's agents shall have any authority to accept the keys of the Demised Premises prior to the termination of this Lease and the Demised Term, and the delivery of such keys to any such employee shall not operate as a termination of this Lease or a surrender of the Demised Premises; however, if Tenant desires to have Owner sublet the Demised Premises for Tenant's account, Owner or Owner's agents are authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby relieves Owner of any liability for loss of, or damage to, any of Tenant's property or other effects in connection with such subletting. The failure by Owner to seek redress for breach or violation of, or to insist upon the strict performance of, any term, covenant or condition of this Lease on Tenant's part to be observed or performed, shall not prevent a subsequent act or omission which would have originally constituted a breach or violation of any such term, covenant or condition from having all the force and effect of an original breach or violation. The receipt by Owner of rent with knowledge of the breach or violation by Tenant of any term, covenant or condition of this Lease on Tenant's part to be observed or performed shall not be deemed a waiver of such breach or violation. Owner's failure to enforce any Building Rule against Tenant or against any other tenant or occupant of the Building shall not be deemed a waiver of any such Building Rule. No provision of this Lease shall be deemed to have been waived by Owner unless such waiver shall be set forth in a written instrument executed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the aggregate of all Fixed Rent and additional rent then due under this Lease shall be deemed to be other than on account of the first accruing of all such items of Fixed Rent and additional rent then due, no endorsement or statement on any check and no letter accompanying any check or other rent payment in any such lesser amount and no acceptance of any such check or other such payment by Owner shall constitute an accord and satisfaction, and Owner may accept any such check or payment without prejudice to Owner's right to recover the balance of such rent or to pursue any other legal remedy.

                                   ARTICLE 25

                         MUTUAL WAIVER OF TRIAL BY JURY

              SECTION 25.01. Owner and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by Owner or Tenant against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of landlord and tenant, the use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, any claim of injury or damage, and any emergency or other statutory remedy; however, the foregoing waiver shall not apply to any action for personal injury or property damage. The provisions of the foregoing sentence shall survive the expiration or any sooner termination of the Demised Term. If Owner commences any summary proceeding, or any other proceeding of like import, Tenant agrees: (i) not to interpose any counterclaim of whatever nature or description in any such summary proceeding, or any other proceeding of like import, unless failure to interpose such counterclaim would preclude Tenant from asserting such claim in a separate action or proceeding; and (ii) not to seek to remove to another court or jurisdiction or consolidate any such summary proceeding, or other proceeding of like import, with any action or proceeding which may have been, or will be, brought by Tenant. In the event that Tenant shall breach any of its obligations set forth in the immediately preceding sentence, Tenant agrees (a) to pay all of Owner's attorneys' fees and disbursements in connection with Owner's enforcement of such obligations of Tenant and (b) in all events, to pay all accrued, present and future Fixed Rent and increases therein and additional rent payable pursuant to the provisions of this Lease.

                                   ARTICLE 26

                              INABILITY TO PERFORM

                  SECTION 26.01. If, by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, any Legal Requirements, any orders of any Governmental Authority or any other cause beyond Owner's reasonable control, whether or not such other cause shall be similar in nature to those hereinbefore enumerated, Owner is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Owner under the provisions of Article 29 or any other Article of this Lease or any collateral instrument, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, whether or not required to be performed or made under this Lease or under any collateral instrument, or is unable to fulfill or is delayed in fulfilling any of Owner's other obligations under this Lease or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Owner shall employ reasonable diligence to attempt to eliminate the cause of any inability or delay referred to in this Section; however, it is understood and agreed that (i) the foregoing provisions of this sentence shall not apply in the event of any strike or labor dispute, and (ii) Owner shall not be required to employ labor at overtime or any other premium pay rates, except that Owner shall employ labor at such overtime or other premium pay rates in cases where there is a material interference with the business of Tenant or the health or safety of any occupants of the Demised Premises is adversely affected.

              SECTION 26.02. If by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance) accidents, orders or regulations of any Federal, State, County or Municipal authority, or any other cause beyond Tenant's reasonable control, Tenant is unable to fulfill any of Tenant's obligations under this Lease or any collateral instrument (with the exception of any obligations on Tenant's part to pay any sum of money due Owner, including, without limitation, the payment of Fixed Rent or increases thereof, or any additional rent, which monetary obligation shall remain unaffected by the provisions of this Section 26.02), Tenant shall not be required to fulfill such non-monetary obligations during the period that Tenant is so unable to fulfill them by reason of the above, provided however, that Tenant shall employ reasonable diligence to attempt to eliminate the cause of such inability referred to in this Section 26.02.

                                   ARTICLE 27

                                     NOTICES

              SECTION 27.01. Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by registered or certified mail (return receipt requested optional), addressed as follows:

                            (A) TO TENANT (i) at Tenant's address set forth in
this Lease if mailed prior to Tenant's taking possession of the Demised Premises, or (ii) at the Building if mailed subsequent to Tenant's taking possession of the Demised Premises, or (iii) at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant's vacating, deserting, abandoning or surrendering the Demised Premises, with a copy in each instance to Proskauer Rose LLP, 1585 Broadway, New York, New York 10036; Attention Ronald R. Papa, Esq.; or

                            (B) TO OWNER at Owner's address set forth in this
Lease, with a copy to Goldfarb & Fleece, 345 Park Avenue, New York, New York 10154, Attention: Partner-in-Charge, Rudin Management, or

                            (C) addressed to such other address as either Owner
or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Section. Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given on the date when it shall have been mailed as provided in this Section.

Nothing contained in this Section 27.01 shall preclude, limit or modify Owner's service of any notice, statement, demand or other communication in the manner required by law, including, but not limited to, any demand for rent under
Article 7 of the New York Real Property Actions and Proceedings Law or any successor laws of like import.

                                   ARTICLE 28

                               PARTNERSHIP TENANT

              SECTION 28.01. If Tenant is a partnership or professional corporation or limited liability company (or is comprised of two (2) or more persons, individually and as co-partners of a partnership or shareholders of a professional corporation or members of a limited liability company) or if Tenant's interest in this Lease shall be assigned to a partnership or professional corporation or limited liability company (or to two (2) or more persons, individually and as co-partners of a partnership or shareholders of a professional corporation or members of a limited liability company) pursuant to
Article 11 (any such partnership, professional corporation, limited liability company and such persons are referred to in this Section as "PARTNERSHIP TENANT"), the following provisions of this Section shall apply to such Partnership Tenant: (i) the liability of each of the persons comprising Partnership Tenant shall be joint and several, individually and as a partner or shareholder or member, with respect to all obligations of the Tenant under this Lease whether or not such obligations arose prior to, during, or after any period when any party comprising Partnership Tenant was a member or shareholder of Partnership Tenant, and (ii) each of the persons comprising Partnership Tenant, whether or not such person shall be one of the persons comprising Tenant at the time in question, hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Demised Premises to Owner, and by any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant or by any of the persons comprising Partnership Tenant, and (iii) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the persons comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such persons and shall be binding upon Partnership Tenant and all such persons, and (iv) if Partnership Tenant shall admit new partners or shareholders or members, all of such new partners or shareholders or members, as the case may be, shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, and shall be liable for such performance, together with all other parties, jointly or severally, individually and as a partner or shareholder or member, whether or not the obligation to comply with such terms, covenants or conditions arose prior to, during or after any period when any party comprising Partnership Tenant was a member or shareholder of Partnership Tenant and (v) Partnership Tenant shall give prompt notice to Owner of the admission of any such new partners, or shareholders or members, as the case may be, and, upon demand of Owner, shall cause each such new partner or shareholder or member to execute and deliver to Owner an agreement, in form satisfactory to Owner, wherein each such new partner or shareholder or member shall so assume performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed whether or not the obligation to comply with such terms, covenants or conditions arose prior to, during or after any period when any party comprising Partnership Tenant was a member or shareholder of Partnership Tenant (but neither Owner's failure to request any such agreement nor the failure of any such new partner or shareholder or member to execute or deliver any such agreement to Owner shall vitiate the provisions of subdivision (iv) or any other provision of this Section).

                                   ARTICLE 29

                             UTILITIES AND SERVICES

              SECTION 29.01. ELEVATORS: Owner, at Owner's expense, shall furnish necessary passenger elevator facilities on business days (as defined in Section 31.01) from 8:00 A.M. to 6:00 P.M. and on Saturdays from 8:00 A.M. to 1:00 P.M. and shall have a passenger elevator subject to call at all other times. Tenant shall be entitled to the non-exclusive use of the freight elevator in common with other tenants and occupants of the Building from 8:00 A.M. to 6:00 P.M. on business days, subject to such reasonable rules as Owner may adopt for the use of the freight elevator. At any time or times all or any of the elevators in the Building may, at Owner's option, be automatic elevators, and Owner shall not be required to furnish any operator service for automatic elevators. If Owner shall, at any time, elect to furnish operator service for any automatic elevators, Owner shall have the right to discontinue furnishing such service with the same effect as if Owner had never elected to furnish such service.

              SECTION 29.02. HEATING, VENTILATING AND AIR CONDITIONING: Owner, at Owner's expense, shall furnish and distribute to the Demised Premises through the Building heating, ventilating and air conditioning (referred to as "HVAC") system, when required for the comfortable occupancy of the Demised Premises, heated, cooled and outside air, at reasonable temperatures, pressures and degrees of humidity and in reasonable volumes and velocities on a year-round basis, on business days from 7:00 A.M. to 1:00 A.M. and on Saturdays and Sundays from 8:00 A.M. to 6:00 P.M. Notwithstanding the foregoing provisions of this Section, Owner shall not be responsible if the normal operation of the Building HVAC system shall fail to provide conditioned air at reasonable temperatures, pressures or degrees of humidity or in reasonable volumes or velocities in any portions of the Demised
Premises (a) which, by reason of any machinery or equipment installed by or on behalf of Tenant or any person claiming through or under Tenant, shall have an electrical load in excess of four (4) watts per square foot of usable area for all purposes (including lighting and power), or which shall have a human occupancy factor in excess of one person per 100 square feet of usable area (the average electrical load and human occupancy factors for which the Building HVAC system is designed) or (b) because of any rearrangement of partitioning or other Alterations made or performed by or on behalf of Tenant or any person claiming through or under Tenant. Whenever said HVAC system is in operation, Tenant agrees to cause all the windows in the Demised Premises to be kept closed and to cause the venetian blinds in the Demised Premises to be kept closed if necessary because of the position of the sun. Tenant agrees to cause all the windows in the Demised Premises to be closed whenever the Demised Premises are not occupied. Tenant shall cooperate fully with Owner at all times and abide by all regulations and requirements which Owner may reasonably prescribe for the proper functioning and protection of the HVAC system. In addition to any and all other rights and remedies which Owner may invoke for a violation or breach of any of the foregoing provisions of this Section, Owner may, if Tenant fails to discontinue any such breach after notice to Tenant thereof, discontinue furnishing services under this Section during the period of such violation or breach, and such discontinuance shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

              SECTION 29.03. CLEANING: A. Provided Tenant shall keep the Demised Premises in order, Owner, at Owner's expense, shall cause the office areas of the Demised Premises to be cleaned substantially in accordance with the standards set forth in Schedule B, all of the terms, covenants and conditions of which are incorporated in this Lease by reference and shall be deemed a part of this Lease, as though fully set forth in the body of this Lease and shall cause Tenant's ordinary office waste paper refuse to be removed. Tenant shall cooperate with any waste and garbage recycling program of the Building and shall comply with all reasonable rules and regulations of Owner with respect thereto. Tenant acknowledges that Owner's obligation to cause the office areas of the Demised Premises to be cleaned excludes any portion of the Demised Premises not used as office areas (e.g., storage, mail and computer areas, private lavatories and areas used for the storage, preparation, service or consumption of food or beverages). Tenant shall pay Owner at Building standard rates or, if there are no such rates, at reasonable rates, for the removal of any of Tenant's refuse or rubbish, other than ordinary office waste paper refuse, from the Building, and Tenant, at Tenant's expense, shall cause all portions of the Demised Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner satisfactory to Owner, and to be exterminated against infestation by vermin, roaches or rodents regularly and, in addition, whenever there shall be evidence of any infestation.

                            B. Tenant acknowledges and is aware that the
cleaning services required to be furnished by Owner pursuant to this Section may be furnished by a contractor or contractors employed by Owner and agrees that Owner shall not be deemed in default of any of its obligations under this
Section 29.03 unless such default shall continue for an unreasonable period of time after notice from Tenant to Owner setting forth the specific nature of such default.

                            C. Notwithstanding the provisions of Subsection A of
this Section, Tenant shall have the option to contract independently for the removal of such other refuse and rubbish and for office cleaning services in addition to those furnished by Owner. In the event Tenant exercises such option, the removal of such other refuse and rubbish and the furnishing of office cleaning services to Tenant by persons other than Owner and its contractors shall be performed in accordance with such regulations and requirements as, in Owner's judgment, are necessary for the proper operation of the Building, and Tenant agrees that Tenant will not permit any person to enter the Demised Premises or the Building for such purposes, or for the purpose of providing extermination services required to be performed by Tenant pursuant to Subsection A of this Section, other than persons first approved by Owner, such approval not unreasonably to be withheld.

                  SECTION 29.04. ELECTRICITY: A. Owner shall redistribute or furnish electrical energy to or for the use of Tenant in the Demised Premises for the operation of the lighting fixtures and the electrical receptacles installed in the Demised Premises on the Commencement Date. If either the quantity or character of electrical service is changed by the public utility corporation supplying electrical service to the Building or is no longer available or suitable for Tenant's requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise.

                            B. Owner represents that the electrical feeder or
riser capacity serving the Demised Premises on the Commencement Date shall be adequate to serve the lighting fixtures and electrical receptacles installed in the Demised Premises on the Commencement Date. Owner shall provide an average of six (6) units per usable square foot of electrical energy demand load to the Demised Premises (exclusive of any electrical energy serving the Building HVAC or other systems), other than during any period Owner is prohibited from doing so by any laws, orders, rules and/or regulations of any applicable Governmental Authorities including, but not limited to, the New York State Energy Conservation Construction Code), in which event the reference to "six (6) watts" set forth herein shall during such period be decreased to the maximum average number of watts per useable square foot which is permitted by any such laws, orders, rules and/or regulations. Any additional feeders or risers to supply Tenant's additional electrical requirements, and all other equipment proper and necessary in connection with such feeders or risers shall be installed by Owner upon Tenant's request, at the sole cost and expense of Tenant, provided, that, in Owner's judgment, such additional feeders or risers are necessary and are permissible under applicable laws and insurance regulations and the installation of such feeders or riders will not cause permanent damage or injury to the Building or the Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs to or interfere with or disturb other tenants or occupants of the Building. Tenant covenants that at no time shall the use of electrical energy in the Demised Premises exceed the capacity of the existing feeders or risers or wiring installations then serving the Demised Premises.

                            C. Prior to the Commencement Date Owner, at Owner's
expense, shall have installed a submeter or submeters in the Demised Premises to measure Tenant's actual consumption of electricity in the entire Demised Premises. Tenant shall pay to Owner, from time to time, upon demand, for the electricity consumed in the Demised Premises, as determined by such submeter or submeters, the actual cost to Owner of purchasing electricity for the Demised Premises (as such actual cost is hereinafter defined) plus all applicable taxes thereon. In addition to the payment required to be made by Tenant to Owner for the electricity consumed in the Demised Premises as aforesaid, Tenant shall also pay to Owner as an administrative fee a sum equal to six (6%) percent of such actual cost to Owner of purchasing electricity for the Demised Premises. Owner's actual cost for Tenant's KW and KWH shall be determined by the application of the Building's electric rate schedule per month to Tenant's usage. With respect to any period when any such submeter is not in good working order, Tenant shall pay Owner for electricity consumed in the portion of the Demised Premises served by such submeter at the rate paid by Tenant to Owner during the most recent comparable period when such submeter was in good working order plus such six (6%) percent administrative fee. Tenant shall take good care of any such submeter and all submetering installation equipment, at Tenant's sole cost and expense, and make all repairs thereto occasioned by any acts, omissions or negligence of Tenant or any person claiming through or under Tenant as and when necessary to insure that any such submeter is, at all times during the Demised Term, in good working order. With respect to the period (referred to as the "INTERIM PERIOD"), if any, from the Commencement Date through the date immediately prior to the date upon which the submeter or submeters shall be operable, Tenant shall pay to Owner monthly on demand of Owner, for the electricity consumed in the Demised Premises, a sum equal to one-twelfth (1/12th) of the product of (x) $2.00 multiplied by (y) the Demised Premises Area. With respect to any period during the Interim Period constituting less than a full calendar month, the monthly payment referred to in the preceding sentence shall be appropriately prorated.

                            D. Provided Tenant shall immediately, upon any
discontinuance set forth in this Subsection 29.04.D. be able to receive electrical service from any public utility corporation, Owner may, at any time, elect to discontinue the redistribution or furnishing of electrical energy. In the event of any such election by Owner, (i) Owner agrees to give reasonable advance notice of any such discontinuance to Tenant, (ii) Owner agrees to permit Tenant to receive electrical service directly from the public utility corporation supplying electrical service to the Building and to permit the existing feeders, risers, wiring and other electrical facilities serving the Demised Premises to be used by Tenant for such purpose to the extent they are suitable and safely capable, (iii) Owner agrees to pay such charges and costs, if any, as such public utility corporation may impose in connection with the installation of Tenant's meters,

(iv) the provisions of Subsection C of this Section 29.04 shall be deemed deleted from this Lease, and (v) this Lease shall remain in full force and effect and such discontinuance shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

                            E. Notwithstanding anything to the contrary set
forth in this Lease, any sums payable or granted in any way by the public utility corporation supplying electricity to the Building resulting from the installation in the Demised Premises of energy efficient lighting fixtures, lamps, special supplemental heating, ventilation and air conditioning systems or any other Alterations, which sums are paid or given by way of rebate, direct payment, credit or otherwise, shall be and remain the property of Owner, and Tenant shall not be entitled to any portion thereof, unless such lighting fixtures, lamps, supplemental heating, ventilation and air conditioning systems or other Alterations were installed by Tenant, solely at Tenant's expense, without any contribution, credit or allowance by Owner, in accordance with all of the provisions of this Lease. Nothing contained in the foregoing sentence, however, shall be deemed to obligate Owner to supply or install in the Demised Premises any such lighting fixtures, lamps, supplemental heating, ventilation and air conditioning systems or other Alterations.

              SECTION 29.05. WATER: If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory and drinking purposes, Owner may install a hot water meter and a cold water meter and thereby measure Tenant's consumption of water for all purposes. Tenant agrees to pay for water consumed as shown on said meters, and sewer charges, taxes and any other governmental charges thereon, as and when bills are rendered. For the purposes of determining the amount of any sums required to be paid by Tenant under this Section, all hot and cold water consumed during any period when said meters are not in good working order shall be deemed to have been consumed at the rate of consumption of such water during the most comparable period when such meters were in good working order.

              SECTION 29.06. OVERTIME PERIODS: The Fixed Rent does not reflect or include any charge to Tenant for the furnishing or distributing of any necessary elevator facilities, heat, conditioned air or mechanical ventilation to the Demised Premises during periods (referred to as "OVERTIME PERIODS") other than the hours and days set forth above in this Article for the furnishing and distributing of such services. Accordingly, if Owner shall furnish any such elevator facilities, heat, conditioned air or mechanical ventilation to the Demised Premises at the request of Tenant during Overtime Periods, and Tenant shall pay Owner for such services at the rates set forth in the next sentence, which rates may be increased by Owner from time to time to substantially reflect the annual increases to Owner in the cost of providing the service in question. As of the date of this Lease, the overtime charges are: (a) THREE HUNDRED NINETY FOUR and 00/100 ($394.00) DOLLARS per hour for air conditioning; (b) THREE HUNDRED TEN and 00/100 ($310.00) DOLLARS per hour for heating; and (c) SIXTY FIVE and 00/100 ($65.00) DOLLARS per hour for elevator, except that there shall be no charge for Tenant's use of such elevator facilities with respect to Tenant's single initial move into the Demised Premises. Owner shall not be required to furnish any such services during Overtime Periods, unless Owner has received reasonable advance notice from Tenant requesting such services. If Tenant fails to give Owner reasonable advance notice requesting such services during any Overtime Peri ods, then, whether or not the Demised Premises are habitable during such Overtime Periods, failure by Owner to furnish or distribute any such services during such Overtime Periods shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise.

              SECTION 29.07. OWNER'S RIGHT TO STOP SERVICE: Owner reserves the right to stop the service of the heating, air conditioning, ventilating, elevator, plumbing, electrical or other mechanical systems or facilities in the Building when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements, which, in the judgment of Owner are necessary, until said repairs, alterations, replacements or improvements shall have been completed. The exercise of such right by Owner shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or its agents by reason of inconve nience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Owner shall employ reasonable diligence in attempting to restore the operation of any such system or facilities without any obligation, however, to employ labor at overtime or other premium pay rates, except that in cases where there is a material interference with Tenant's business or health or safety of the occupants of the Demised Premises is adversely affected, Owner shall employ contractors or labor at overtime or other premium pay rates.

              SECTION 29.08. TENANT'S EXISTING AND FUTURE SUPPLEMENTAL A/C UNIT/COOLING TOWER:

                            A. (1) Supplementing the provisions of Section
29.05, Tenant acknowledges that the Demised Premises contains a separate air conditioning system having a capacity of twenty-three and 4/10 (23.4) tons to serve the Demised Premises (referred to herein as "TENANT'S EXISTING SUPPLEMENTAL A/C UNIT") which is currently hooked up to the Building cooling tower and associated piping (referred to herein as the "COOLING TOWER"). The provisions of this Section 29.08.A shall apply to Tenant's Existing Supplemental A/C Unit and the provisions of Section 29.08.B shall apply to any other separate air conditioning system serving all on any part of the Demised Premises installed by or on behalf of Tenant in accordance with the provisions of this Lease. Owner agrees, subject to the provisions of Article 26, Section 29.07 and this Section, to supply condenser water to Tenant's Existing Supplemental A/C Unit and accordingly Tenant agrees that from and after the Commencement Date, the Fixed Rent reserved in this Lease shall be increased by the sum of ELEVEN THOUSAND SEVEN HUNDRED and 00/100 ($11,700.00) DOLLARS (referred to herein as the "TENANT'S CURRENT COOLING TOWER USE CHARGE") subject to any increases thereof pursuant to subdivision (2) of this Subsection A.

                               (2) If the regular hourly wage rate of operating
engineers employed in the Building shall be increased in any Escalation Year (as defined in Article 23) over the rate in effect on January 1, 2000, the Fixed Rent for such Escalation Year shall be increased by a sum equal to that proportion of Tenant's Current Cooling Tower Use Charge which such increase in said hourly wage rate bears to the hourly wage rate in effect on January 1, 2000. The increase in Fixed Rent for any Escalation Year pursuant to the provisions of the immediately preceding sentence shall be shown on the Owner's Labor Rate Statement with respect to such Escalation Year rendered by Owner pursuant to the provisions of said Article 23, and shall be payable by Tenant as if it were an increase in the Fixed Rent pursuant to the provisions of said
Article 23.

                               (3) Tenant's Existing Supplemental A/C Unit shall
be repaired and maintained by Tenant, at Tenant's cost and expense, pursuant to a service contract.

                            B. (1) Supplementing the provisions of Section 29.05
and Section 29.08.A., in the event (a) an additional separate air conditioning system to serve the Demised Premises is hereafter installed by or on behalf of Tenant in accordance with the provisions of this Lease (referred to herein as "TENANT'S ADDITIONAL SUPPLEMENTAL A/C UNIT"), (b) Tenant requests that such Unit be hooked up to the Cooling Tower, and (c) Owner consents to such hookup, then, in those events, Owner agrees, subject to the provisions of Article 26 and
Section 29.07, to supply condenser water to Tenant's Additional Supplemental A/C Unit and Tenant agrees that (i) Tenant shall pay to Owner, upon demand, all costs and expenses incurred by Owner in connection with the hookup of such Unit to the Cooling Tower, including, but not limited to, the Building standard hookup fee then charged by Owner, and (ii) from and after the date the hookup is completed, the Fixed Rent reserved in this Lease shall be further increased by a sum (referred to herein as the "TENANT'S ADDITIONAL COOLING TOWER USE CHARGE") equal to (x) the standard per ton charge then in effect in the Building, multiplied by (xx) the number of tons of Tenant's Additional Supplemental A/C Unit.

                               (2) If the regular hourly wage rate of operating
engineers employed in the Building shall be increased in any Escalation Year over the rate in effect on the January 1st immediately preceding such hookup, the Fixed Rent for such Escalation Year shall be increased by a sum equal to that proportion of Tenant's Additional Cooling Tower Use Charge which such increase in said hourly wage rate bears to the hourly wage rate in effect on the January 1st immediately preceding such hookup. The increase in Fixed Rent for any Escalation Year pur suant to the provisions of the immediately preceding sentence shall be shown on the Owner's Labor Rate Statement with respect to such Escalation Year rendered by Owner pursuant to the provisions of said Article 23, and shall be payable by Tenant as if it were an increase in the Fixed Rent pursuant to the provisions of said Article 23.

                               (3) Any increase in Fixed Rent for Tenant's
Additional Cooling Tower Use Charge shall be effective as of the date Tenant's Additional Supplemental A/C Unit is hooked up to the Cooling Tower and shall be retroactive to such date if necessary.

                               (4) Tenant's Additional Supplemental A/C Unit
shall be repaired and maintained by Tenant, at Tenant's cost and expense, pursuant to a service contract.

                                   ARTICLE 30

                             TABLE OF CONTENTS, ETC.

              SECTION 30.01. TABLE OF CONTENTS/CAPTIONS: The Table of Contents and the captions following the Articles and Sections of this Lease have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision of this Lease.

                                   ARTICLE 31

      MISCELLANEOUS DEFINITIONS, SEVERABILITY AND INTERPRETATION PROVISIONS

              SECTION 31.01. The term "BUSINESS DAYS" as used in this Lease shall exclude Saturdays, Sundays and holidays, the term "SATURDAYS" as used in this Lease shall exclude holidays and the term "HOLIDAYS" as used in this Lease shall mean all days observed as legal holidays by either the New York State Government or the Federal Government.

              SECTION 31.02. The terms "PERSON" and "PERSONS" as used in this Lease shall be deemed to include natural persons, firms, corporations, associations and any other private or public entities, whether any of the foregoing are acting on their own behalf or in a representative capacity.

              SECTION 31.03. The term "PRIME RATE" shall mean the rate of interest announced publicly by Chemical Bank, or its successor, from time to time, as Chemical Bank's or such successor's base rate, or if there is no such base rate, then the rate of interest charged by Chemical Bank or its successor to its most credit worthy customers on commercial loans having a ninety (90) day duration.

              SECTION 31.04. If any term, covenant or condition of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term, covenant or condition shall not be affected thereby.

              SECTION 31.05. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. In the event of any action, suit, dispute or proceeding affecting the terms of this Lease, no weight shall be given to any deletions or striking out of any of the terms of this Lease contained in any draft of this Lease and no such deletion or strike out shall be entered into evidence in any such action, suit or dispute or proceeding given any weight therein.

                                   ARTICLE 32

                               ADJACENT EXCAVATION

              SECTION 32.01. If an excavation shall be made upon land adjacent to the Real Property, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation license to enter upon the Demised Premises for the purpose of doing such work as said person shall deem necessary to preserve the walls and other portions of the Building from injury or damage and to support the same by proper foundations and no such entry shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or said person.

                                   ARTICLE 33

                                 BUILDING RULES

              SECTION 33.01. Tenant shall observe faithfully, and comply strictly with, and shall not permit the violation of, the Building Rules set forth in Schedule A annexed to and made a part of this Lease and such additional reasonable Building Rules as Owner may, from time to time, adopt. All of the terms, covenants and conditions of Schedule A are incorporated in this Lease by reference and shall be deemed part of this Lease as though fully set forth in the body of this Lease. The term "BUILDING RULES" as used in this Lease shall include those set forth in Schedule A and those hereafter made or adopted as provided in this Section. In case Tenant disputes the reasonableness of any additional Building Rule hereafter adopted by Owner, the parties hereto agree to submit the question of the reasonableness of such Building Rule for decision to the Chairman of the Board of Directors of the Management Division of the Real Estate Board of New York, Inc., or its successor (the "CHAIRMAN"), or to such impartial person or persons as the Chairman may designate, whose determination shall be final and conclusive upon Owner and Tenant. Tenant's right to dispute the reasonableness of any additional Building Rule shall be deemed waived unless asserted by service of a notice upon Owner within thirty (30) days after the date upon which Owner shall give notice to Tenant of the adoption of any such additional Building Rule. Owner shall have no duty or obligation to enforce any Building Rule, or any term, covenant or condition of any other lease, against any other tenant or occupant of the Building, and Owner's failure or refusal to enforce any Building Rule or any term, covenant or condition of any other lease against any other tenant or occupant of the Building shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

                                   ARTICLE 34

                                     BROKER

              SECTION 34.01. Tenant represents and warrants to Owner that Hunter Realty Organization is the sole broker with whom Tenant has negotiated or otherwise dealt with in connection with the Demised Premises or in bringing about this Lease. Tenant shall indemnify Owner from all loss, cost, liability, damage and expenses, including, but not limited to, reasonable counsel fees and disbursements, arising from any breach of the foregoing representation and warranty. Landlord shall pay said broker its commission pursuant to a separate agreement.

                                   ARTICLE 35

                                    SECURITY

              SECTION 35.01. The sum of TWO HUNDRED FIVE THOUSAND NINE HUNDRED FIFTY-THREE and 00/100 ($205,953.00) DOLLARS representing security (referred to as "SECURITY") for the faithful per formance and observance by Tenant of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed is due and payable at the time of the execution and delivery of this Lease. In the event of any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on the part of Tenant to be observed or performed after the expiration of any applicable periods of notice and grace specifically set forth in this Lease with respect thereto including, but not limited to, any default in the payment when due of any monthly installment of the Fixed Rent or increase in the Fixed Rent payable pursuant to the provisions of Articles 23 or 29 or of any additional rent, Owner may use or apply all or any part of the Security for the payment to Owner for Tenant's account of any sum or sums due under this Lease, without thereby waiving any other rights or remedies of Owner with respect to such default. Tenant agrees to replenish all or any part of the Security so used or applied during the Demised

Term. After (i) the Expiration Date or any other date upon which the Demised Term shall expire and come to an end, and (ii) the full observance and performance by Tenant of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, including, but not limited to, the provisions of Article 21, Owner shall return to Tenant the balance of the Security then held or retained by Owner. Owner agrees that, unless prohibited by law or by the general policies of lending institutions in New York City, Owner shall deposit the Security in an interest-bearing savings account with a bank selected by Owner, in which event all interest accruing thereon shall be added to and become part of the Security and shall be retained by Owner under the same conditions as the sum originally deposited as Security except that Tenant shall be paid all interest accruing thereon less the one (1%) percent administrative fee on an annual basis provided Tenant is not then in default under any of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed after any applicable periods of notice and grace specifically set forth in this Lease with respect thereto. Tenant agrees that Tenant shall not assign or encumber any part of the Security, and no assignment or encumbrance by Tenant of all or any part of the Security shall be binding upon Owner, whether made prior to, during, or after the Demised Term. Owner shall not be required to exhaust its remedies against Tenant or against the Security before having recourse to any other form of security held by Owner and recourse by Owner to any form of security shall not affect any remedies of Owner which are provided in this Lease or which are available to Owner in law or equity. In the event of any sale, assignment or transfer by Owner named herein (or by any subsequent Owner) of its interest in the Building as owner or lessee, Owner (or such subsequent owner) shall have the right to assign or transfer the Security to its grantee, assignee or transferee and, in the event of such assignment or transfer, Owner named herein, (or such subsequent Owner) shall have no liability to Tenant for the return of the Security and Tenant shall look solely to the grantee, assignee or transferee for such return. A lease of the entire Building shall be deemed a transfer within the meaning of the foregoing sentence. Notwithstanding anything to the contrary set forth in the foregoing provisions of this Article, Owner shall be entitled to retain the one (1%) percent administrative fee permitted by law to be retained by landlords with respect to security deposits.

              SECTION 35.02. LETTER OF CREDIT: A. (1) Tenant shall have the option, in place of the Security referred to in Section 35.01, to deliver to Owner, at any time after the execution and delivery of this Lease, an unconditional, irrevocable letter of credit issued by Chase Manhattan Bank, NA (or the like reasonably acceptable to Owner) (referred to as the "BANK"), in favor of Owner, in the sum of TWO HUNDRED FIVE THOUSAND NINE HUNDRED FIFTY-THREE and 00/100 ($205,953.00) DOLLARS (referred to as the "SECURITY AMOUNT") in funds available immediately or same day funds in the City of New York, as security for the faithful observance and performance by Tenant of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed. Such letter of credit shall be for a term of not less than one (1) year which term shall be automatically renewed for successive one (1) year terms, unless the Bank gives not less than one hundred twenty (120) days prior written notice that it will not so renew the letter of credit for such successive term and the last term of the letter of credit shall end not less than sixty (60) days after the Expiration Date. If such letter of credit is not automatically renewed as aforesaid, Tenant agrees to cause the Bank to renew such letter of credit, from time to time, during the Demised Term, at least ninety (90) days prior to the expiration of said letter of credit or any renewal or replacement, upon the same terms and conditions. In the event of any transfer of said letter of credit pursuant to Section 35.05, and notice of such transfer to Tenant, Tenant, within twenty (20) days thereafter, shall cause a new letter of credit to be issued by said Bank to the transferee, upon the same terms and conditions, in replacement of the letter of credit so transferred and Owner agrees that, simultaneously with the delivery of such new letter of credit, it will return to said Bank the letter of credit being replaced. The letter of credit deposited hereunder, and all renewals and replacements, are referred to, collectively, as the "LETTER OF CREDIT". In amplification and not in limitation of the foregoing, the Letter of Credit shall expressly provide that (i) the Letter of Credit can be drawn down by presentation of a sight draft only without any other documents or statements,
(ii) partial drawings are allowed and (iii) the Letter of Credit shall be transferable by Owner, as beneficiary thereof, without restriction or limitation and with all fees paid by Tenant.

                                 (2) The Letter of Credit shall be held by Owner
for the purposes set forth in this Article and shall not be transferred except for transfer (a) to an agent for collection, or (b) pursuant to the provisions of Section 35.06. In the event Tenant defaults beyond any applicable grace period hereunder in the performance of its obligations to issue a replacement Letter of Credit, or in the observance or performance of Tenant's agreement to cause the Bank to renew the Letter of Credit, Owner, in addition to all rights and remedies which Owner may have under this Lease or at law, shall have the right to require the Bank to make payment to Owner of the entire Security Amount or the undrawn portion thereof, as the case may be, represented by the Letter of Credit, which sum may be held by Owner as Cash Security (as said term is hereinafter defined) in accordance with the provisions of this Article. If payment of the entire Security Amount or the undrawn portion thereof is made to Owner by reason of Tenant's failure to renew or replace the Letter of Credit in accordance with the foregoing provisions of this Article, Owner shall have the right, at any time on behalf of Tenant, to replace said Cash Security with a new Letter of Credit issued by the Bank or any other bank selected by Owner, in Owner's sole discretion, and Tenant hereby irrevocably constitutes and appoints Owner as Tenant's agent and attorney-in-fact to cause the Bank or any such other bank selected by Owner to issue such a replacement Letter of Credit. The Letter of Credit must provide for partial drawings.

                                 (3) In the event Tenant defaults in the payment
when due of an installment of Fixed Rent or in the payment when due of any additional rent and such default shall continue for a period of ten (10) days after notice by Owner to Tenant of such default or if this Lease and the Demised Term shall expire and come to an end as provided in Article 16 or by or under any summary proceeding or any other action or proceeding, or if Owner shall re-enter the Demised Premises as provided in Article 17, or by or under any summary proceeding or any other action or proceeding, then Owner, in addition to all rights and remedies which Owner may have under this Lease or at law, may from time to time, draw on the Letter of Credit in one or more drawings for the amount of any Fixed Rent or additional rent then due and for any amount then due and payable to Owner under this Lease. In the event of a partial drawing, as provided in the immediately preceding sentence, Tenant shall, within five (5) days after demand, cause the Bank to issue an amendment to the Letter of Credit restoring the amount available thereunder to the Security Amount. In amplification and not in limitation of the provisions of this Lease, a failure by Tenant to cause the Bank to issue an amendment to the Letter of Credit restoring the amount available thereunder to the Security Amount shall be deemed a default by Tenant under the terms, covenants and conditions of this Lease. Notwithstanding anything to the contrary set forth in this Lease, including, but not limited to, the foregoing provisions of this Article, in addition to all rights granted to Owner pursuant to the provisions of the Lease, if this Lease and the Demised Term shall expire and come to an end as provided in Article 16, or by or under any summary proceeding, or any other action or proceeding, or if Owner shall re-enter the Demised Premises as provided in Article 17, or by or under any summary proceeding or any other action or proceeding, Owner, in addition to all rights and remedies which Owner may have under this Lease or at law, shall have the right to require the Bank to make payment to Owner of the entire Security Amount or the undrawn portion thereof, as the case may be, represented by the Letter of Credit, which sum shall be held and applied by Owner as Cash Security in accordance with the provisions of this Article.

                            B. Any sum held by Owner as cash security ("Cash
Security") shall be held subject to the provisions of Section 7-103 of the General Obligations Law or any similar statute successor thereto.

              SECTION 35.03. APPLICATION OF CASH SECURITY: In the event Tenant defaults in the observance or performance of any term, covenant or condition of this Lease on Tenant's part to be observed or performed, including, but not limited to, the covenant for the payment of Fixed Rent and additional rent, beyond the applicable grace period provided under this Lease for curing such default, Owner may use, apply or retain the whole or any part of any Cash Security held by Owner under any of the provisions of Section 35.02, to the extent required for the payment of any Fixed Rent, additional rent or any other sum with respect to which Tenant is in default, or for the payment of any sum which Owner may expend or incur because of Tenant's default in the observance or performance of any such term, covenant or condition, including, but not limited to, the payment of any damages or deficiency in the reletting of the Demised Premises, whether such damage or deficiency accrued before or after summary proceedings or other re-entry by Owner, without thereby waiving any other rights or remedies of Owner with respect to such default, and Owner shall hold the remainder of such Cash Security as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed with the same rights as hereinabove set forth to use, apply or retain all or any part of such remainder in the event of any further default by Tenant under this Lease.


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

              SECTION 35.04. RESTORATION OF CASH SECURITY: If Owner uses, applies or retains the whole or any part of the Cash Security held by Owner under any of the provisions of Section 35.02 or 35.03, Tenant, promptly after notice thereof, shall deliver to Owner, in cash or by a cashier's check, or Tenant's certified check, in either case drawn by or on a bank which is a member of the New York Clearing House Association and payable to the order of Owner, the sum necessary to restore the Cash Security to the Security Amount. In amplification and not in limitation of the provisions of this Lease, a failure by Tenant to so replenish the Cash Security to the Security Amount shall be deemed a default by Tenant under the terms, covenants and conditions of this Lease.

              SECTION 35.05. RETURN OF SECURITY: The Letter of Credit and/or any remaining portion of any Cash Security then held by Owner for the performance of Tenant's obligations under this Lease as security shall be returned to Tenant after (i) the Expiration Date and (ii) the full observance and performance by Tenant of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, including, but not limited to, the provisions of Article 21.

              SECTION 35.06. TRANSFER OF LETTER OF CREDIT: In the event of a sale or other transfer of the Land and/or Building, or Owner's interest in this Lease, Owner shall transfer the Letter of Credit and/or any remaining portion of any Cash Security then held by Owner as security for the performance of Tenant's obligations under this Lease to the transferee, and Owner shall thereupon be released from all liability for the return of such security; Tenant agrees to look solely to the transferee for the return of any such security and it is agreed that the provisions of this sentence shall apply to every sale or transfer of the Land and/or Building or Owner's interest in this Lease by Owner named herein or its successors, and to every transfer or assignment made of any such security. Any transferee shall be deemed to have agreed that any Letter of Credit or Cash Security transferred to such transferee pursuant to Section 35.06 shall be held in accordance with the provisions of Sections 35.02 through 35.08 for the purposes of such Sections. A lease of the entire Building pursuant to which the lessee shall be entitled to collect the rents hereunder shall be deemed a transfer within the meaning of this Section 35.06.

              SECTION 35.07. DEPOSIT OF CASH SECURITY IN INTEREST-BEARING
ACCOUNT: Subject to Owner's right to replace the Cash Security with a new Letter of Credit in accordance with the provisions of Section 35.02, Owner agrees that, if not prohibited by law or the general policies of lending institutions in New York City, Owner shall deposit any Cash Security held by Owner in an interest-bearing savings account at a bank or banks selected by Owner, and all interest accruing thereon shall be added to and become part of such Cash Security and shall be retained by Owner under the same conditions as the principal sum held as Cash Security, except that Tenant shall be paid all interest accruing thereon less the one percent (1%) administrative fee on an annual basis. Notwithstanding anything to the contrary set forth in Sections
35.02 through 35.08 with respect to any Cash Security, Owner shall be entitled to retain the one (1%) percent administrative fee permitted by law to be retained by landlords with respect to cash security deposits.

              SECTION 35.08. NO ASSIGNMENT OF SECURITY BY TENANT: Tenant agrees that it will not assign, mortgage or encumber, or attempt to assign, mortgage or encumber, the Letter of Credit or any Cash Security held by Owner under this Lease, and that neither Owner nor its successors or assigns shall be bound by any such assignment, mortgage, encumbrance, attempted assignment, attempted mortgage or attempted encumbrance. Owner shall not be required to exhaust its remedies against Tenant before having recourse to the Letter of Credit, the Cash Security or any other security held by Owner. Recourse by Owner to the Letter of Credit, the Cash Security or any other security held by Owner shall not affect any remedies of Owner which are provided in this Lease or which are available in law or equity.

                                   ARTICLE 36

                                ARBITRATION, ETC.

              SECTION 36.01. Any dispute with respect to the reasonability of any failure or refusal of Owner to grant its consent or approval to any request for such consent or approval pursuant to the provisions of Sections 3.01 or
11.03 with respect to which request Owner has agreed, in such Sections, not unreasonably to withhold such consent or approval, which is submitted to arbitration shall be finally determined by arbitration in the City of New York in accordance with the rules and regulations then obtaining of the American Arbitration Association or its successor. Any such determination shall be final and binding upon the parties, whether or not a judgment shall be entered in any court. In making their determination, the arbitrators shall not subtract from, add to, or otherwise modify any of the provisions of this Lease. Owner and Tenant may, at their own expense, be represented by counsel and employ expert witnesses in any such arbitration. Any dispute with respect to the reasonability of any failure or refusal of Owner to grant its consent or approval to any request for such consent or approval pursuant to any of the provisions of this Lease (other than Sections 3.01 and 11.03) with respect to which Owner has covenanted not unreasonably to withhold such consent or approval, and any dispute arising with respect to the increases in Fixed Rent due to the provisions of Section 23.02 and Section 23.04 shall be determined by applicable legal proceedings. If the determination of any such legal proceedings, or of any arbitration held pursuant to the provisions of this Section with respect to disputes arising under Sections 3.01 and 11.03, shall be adverse to Owner, Owner shall be deemed to have granted the requested consent or approval, or be bound by any determination as to Taxes and Labor Rates and the increases in Fixed Rent relating thereto, but that shall be Tenant's sole remedy in such event and Owner shall not be liable to Tenant for a breach of Owner's covenant not unreasonably to withhold such consent or approval, or otherwise. Each party shall pay its own counsel and expert witness fees and expenses, if any, in connection with any arbitration held pursuant to the provisions of this Section and the parties will share all other expenses and fees of any such arbitration.

                                   ARTICLE 37

                                  PARTIES BOUND

              SECTION 37.01. The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Owner and Tenant and, except as otherwise provided in this Lease, their respective heirs, distributees, executors, administrators, successors and assigns. However, the obligations of Owner under this Lease shall no longer be binding upon Owner named herein after the sale, assignment or transfer by Owner named herein (or upon any subsequent Owner after the sale, assignment or transfer by such subsequent Owner) of its interest in the Building as owner or lessee, and in the event of any such sale, assignment or transfer, such obligations shall thereafter be binding upon the grantee, assignee or other transferee of such interest, and any such grantee, assignee or transferee, by accepting such interest, shall be deemed to have assumed such obligations. A lease of the entire Building shall be deemed a transfer within the meaning of the foregoing sentence. Neither the partners (direct or indirect) comprising Owner, nor the shareholders (nor any of the partners comprising same), partners, directors or officers of any of the foregoing (collectively, the "OWNER'S PARTIES") shall be liable for the performance of Owner's obligations under this Lease. Tenant shall look solely to Owner to enforce Owner's obligations hereunder and shall not seek any damages against any of the Owner's Parties. Notwithstanding anything contained in this Lease to the contrary, Tenant shall look solely to the estate and interest of Owner, its successors and assigns, in the Real Property and Building for the collection or satisfaction of any judgment recovered against Owner based upon the breach by Owner of any of the terms, conditions or covenants of this Lease on the part of Owner to be performed, and no other property or assets of Owner or any of Owner's Parties shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to either this Lease, the relationship of landlord and tenant hereunder, or Tenant's use and occupancy of the Demised Premises.

                                   ARTICLE 38


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

           TENANT'S INITIAL INSTALLATION AND OWNER'S WORK CONTRIBUTION

              SECTION 38.01. TENANT'S INITIAL INSTALLATION. A. Promptly after the Commencement Date, Tenant shall, at Tenant's cost and expense, perform various Alterations in the Demised Premises leased to Tenant pursuant to this Lease, excluding any additional space (referred to as the "NON-CONTRIBUTING ADDITIONAL SPACE") hereafter leased by Tenant pursuant to a separate agreement entered into between Owner and Tenant after the date of this Lease, required for Tenant's occupancy and use of the Demised Premises and conduct of its business therein. Such Alterations (referred to as "TENANT'S INITIAL INSTALLATION") shall be made and performed in accordance with the provisions of this Lease, including, without limitation, the provisions of Articles 3 and 6 hereof. Tenant shall prosecute Tenant's Initial Installation to completion with all reasonable diligence.

              SECTION 38.02. OWNER'S CONTRIBUTION. A. Subject to the provisions and requirements of this Article 38, and provided that Tenant is not then in default under any of the terms, covenants or conditions of this Lease on the part of Tenant to be observed or performed after notice and the expiration of any applicable grace and cure period in this Lease specifically with respect thereto, Owner shall contribute the sum of not more than THREE HUNDRED SEVENTY NINE THOUSAND NINETY SIX and 00/100 ($379,096.00) DOLLARS in the aggregate toward the cost and expense actually incurred by Tenant with respect to Tenant's Initial Installation. Owner's contribution on account of Tenant's Initial Installation is referred to as "OWNER'S WORK CONTRIBUTION". Irrespective of the actual cost and expense of Tenant's Initial Installation, in no event shall Owner's Work Contribution exceed the aggregate sum of THREE HUNDRED SEVENTY NINE THOUSAND NINETY SIX and 00/100 ($379,096.00) DOLLARS. No portion of Owner's Work Contribution shall be applied against the cost of any Alterations performed in any Non-Contributing Space.

                            B. (1) Subject to the provisions of the following
Paragraph (2) of this Subsection B, and provided that Tenant is not then in default under any of the terms, covenants or conditions of this Lease on Tenant's part to be observed and performed after notice and the expiration of any applicable grace and cure period in this Lease specifically with respect thereto, Owner shall distribute Owner's Work Contribution on account of Tenant's Initial Installation as the work with respect thereto progresses, upon Tenant's submission to Owner of (i) paid receipts or other evidence of payment, in form reasonably acceptable to Owner, for the cost and expense of Tenant's Initial Installation, and (ii) partial waivers of mechanic's liens from all contractors, subcontractors, materialmen and laborers who performed any services or delivered any materials in connection with Tenant's Initial Installation and which services or materials are the subject of the distribution in question by Owner to Tenant of Owner's Work Contribution, provided however, that at no time shall Owner be required to pay more than the value of the work in place, and provided further that any such work shall comply with any plans and specifications previously approved by Owner and shall otherwise comply with the requirements of this Lease and Tenant's request for distribution shall be accompanied by a certification of Tenant's architect or designer to that effect. Distributions of Owner's Work Contribution shall be made not more than monthly.

                                 (2) Notwithstanding the aforesaid, Owner shall
not be required to disburse the last ten (10%) percent of Owner's Work Contribution until occurrence of all of the following: (i) completion of Tenant's Initial Installation in accordance with the plans and specifications approved by Owner and otherwise in accordance with the provisions of this Lease and a certification by Tenant's architect or designer to that effect, (ii) proof in form reasonably satisfactory to Owner of complete payment by Tenant of the cost and expense of such Tenant's Initial Installation (including receipt of waivers of mechanics liens from all contractors, subcontractors, materialmen and laborers who performed any services or delivered any materials in connection with such Tenant's Initial Installation; (upon request Tenant shall furnish the Owner such documentation as Owner shall reasonably request to confirm such complete payment), and (iii) proof that all consents, approvals or signoffs to be obtained by Tenant under any Legal Requirements or as required by any Governmental Authority have been obtained; upon compliance of the aforesaid, then, provided that Tenant is not then in default under any of the terms, covenants or conditions of this Lease on the part of Tenant to be observed or performed after notice and the expiration of any applicable grace and cure period in this Lease specifically with respect thereto, the balance of Owner's Work Contribution shall thereafter be distributed to Tenant in accordance with the provisions of this Section 38.02.

                            C. The making of the Owner's Work Contribution by
Owner shall constitute a single nonrecurring obligation on the part of Owner. In the event this Lease is renewed or extended for a further term by agreement or operation of law, Owner's obligation to give Owner's Work Contribution or any part thereof shall not apply to any such renewal or extension.

                            D. Tenant acknowledges and agrees that Owner is
merely acting on behalf of Tenant in connection with the disbursement of the Owner's Work Contribution in accordance with the provisions of this Section
38.02 to Tenant for the contractors, suppliers and materialmen employed in connection with Tenant's Initial Installation, and that Owner shall have no obligation, liability or responsibility to any of the contractors, suppliers or materialmen seeking any of the Owner's Work Contribution pursuant to any of the aforesaid contracts or agreements with such contractors, suppliers or materialmen or otherwise, provided that Owner shall be obligated to disburse such Owner's Work Contribution only as expressly provided by the provisions of this Section 38.02. Nothing contained in this Section 38.02 shall relieve Tenant of any obligations or liabilities to such contractors, suppliers or materialmen under such contracts, agreements or otherwise. Nothing contained in this Article 40 shall relieve any obligations of Tenant under Sections 3.02. or 3.03. of this Lease. Tenant shall indemnify Owner and Owner's Indemnitees from all loss, cost, liability and expense, including but not limited to reasonable counsel fees, incurred in connection with, or arising from, any claims or actions by any contractors, suppliers or materialmen employed in connection with Tenant's Initial Installation.

                                   ARTICLE 39

                   RIGHT OF FIRST REFUSAL FOR ADDITIONAL SPACE

              SECTION 39.01. A. Provided Tenant is not then in default in the observance and performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed after notice and the expiration of any applicable cure or grace period contained in this Lease specifically with respect thereto, in the event that at any time during the Demised Term (subsequent to Owner's initial leasing of the "Option Space" as hereinafter defined): (a) the space identified in Exhibit "1" initialled by the parties hereto, annexed hereto and made part hereof (referred to as "OPTION SPACE"), shall become available for leasing during the Demised Term and (b) Owner shall receive a bona fide offer to lease such Option Space (any such offer is referred to as an "OPTION SPACE OFFER"), and (c) Owner shall find such Option Space Offer to be acceptable in Owner's sole judgment, and (d) Tenant, in contradistinction to sub-tenants or other occupants, shall then be in occupancy of at least 80% of the space leased to Tenant under this Lease (for the purposes of this Section, any space leased to Tenant under this Lease which has been eliminated from the Demised Premises pursuant to Section 11.03 shall be deemed space leased to Tenant under this Lease), Owner shall give notice of such Option Space Offer to Tenant, and Tenant shall have the option, exercisable only by notice (referred to as the "ADDITIONAL OPTION NOTICE") given to Owner not later than ten (10) days next following the date of the giving of such notice by Owner to Tenant to lease the Option Space referred to in said notice upon the same terms and conditions set forth in the Option Space Offer for a term to expire on the Expiration Date.

                            B. The Option Space shall not be deemed "available
for leasing" if (a) the then tenant of such space, or any assignee, sub-tenant or other occupant through or under such tenant, shall enter into (i) any agreement with Owner extending the letting agreement affecting such space, or
(ii) any new lease with Owner affecting such space, or (b) any other tenant in the Building or any assignee of such other tenant shall exercise any contractual option or right in existence on the date hereof which such tenant has to lease such space. As of the date hereof, there are no other tenants of the Building that have any contractual option or right to lease such space. Notwithstanding the foregoing provisions of this Section 39.01, Tenant shall not have the right to lease and add to the Demised Premises any space which becomes available for leasing if, at the time of the exercise of such option by Tenant, the remaining term of this Lease is less than five (5) years, unless Tenant has unconditionally exercised one of the renewal options set forth in Article 40 so as to extend such remaining term for a period of five (5) years or more.

                            C. In the event that Tenant shall timely exercise
any option contained in this Article, Owner and Tenant, within thirty (30) days after the giving of the Additional Option Notice, shall enter into an additional space agreement (such additional space agreement is referred to as an "ADDITIONAL AGREEMENT") which modifies this Lease by adding the Option Space to the Demised Premises. The Additional Agreement shall provide for a leasing of the Option Space at an annual rental rate equal to the annual rental rate set forth in the applicable Option Space Offer and otherwise upon all of the other terms, covenants and conditions set forth in such Option Space Offer.

              SECTION 39.02. Time is of the essence with respect to (a) the giving of the Additional Option Notice and (b) the execution and delivery of the Additional Agreement. In the event Tenant shall fail to (i) give the Additional Option Notice later than ten (10) days after the giving of the notice by Owner to Tenant of the availability of the Option Space, or (ii) execute and deliver to Owner the Additional Agreement within thirty (30) days after the date of the giving of the Additional Option Notice, the rights of Tenant under this Article shall be deemed of no further force and effect with respect to the leasing of the Option Space. The Additional Option Notice given by Tenant after such ten
(10) day period purporting to exercise such right and any execution and delivery of the Additional Agreement by Tenant after such thirty (30) day period shall be void and of no force or effect.

              SECTION 39.03. Upon the request of Owner, from time to time, Tenant shall execute and deliver to Owner an instrument, in form reasonably satisfactory to Owner, stating (i) whether or not Tenant has exercised the option to lease the Option Space pursuant to the provisions of this Article, and in the event that Tenant has so exercised such right, (ii) either stating the principal terms and conditions of the Additional Agreement or, if such be the case, stating that Tenant has failed to execute and deliver the Additional Agreement within such thirty (30) day period and, accordingly, acknowledging that the Additional Agreement is void and of no force and effect and that Tenant has no further rights with respect to the Option Space. If Tenant shall fail to execute and deliver any such instrument set forth in this Section within ten
(10) days after Owner's request therefor, Tenant hereby irrevocably constitutes and appoints Owner as Tenant's agent and attorney in fact to execute any such instrument for or on behalf of Tenant.

                                   ARTICLE 40

                   TENANT'S SINGLE OPTION TO RENEW THIS LEASE

              SECTION 40.01. Provided Tenant is not then in default under any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed after notice and the expiration of any applicable cure or grace period contained in this Lease specifically with respect thereto, Tenant shall have the single option to renew this Lease and the Demised Term for a single renewal term of five (5) years (referred to herein as the "RENEWAL TERM") commencing on the date next following the Expiration Date (the "RENEWAL TERM COMMENCEMENT DATE") and ending, unless sooner terminated pursuant to the provisions of this Lease or pursuant to law, on the date immediately preceding the fifth (5th) anniversary of the Renewal Term Commencement Date (referred to as the "EXTENDED EXPIRATION DATE"). If Tenant exercises such option in accordance with the provisions and limitations of this Article, this Lease and the Demised Term shall be renewed for such Renewal Term: (i) upon an annual rental rate equal to the fair market annual rental value of the Demised Premises on the Renewal Term Commencement Date, as determined by agreement between Owner and Tenant or by arbitration in accordance with the provisions of Section 40.02, except, however, that such annual rental rate shall not in any event be less than the Fixed Rent in effect on the Expiration Date (before giving effect to any abatement or apportionment of Fixed Rent) and (ii) except as hereinafter provided, upon all of the other then executory terms, covenants and conditions contained in this Lease (including, but not limited to, the definition of "Owner's Basic Tax Liability" set forth in Section 23.01, the date "January 1, 2000" set forth in Section 23.04A as the date upon which increases in the Fixed Rent due to increases in Labor Rates are to be based), and the Expiration Date shall be deemed extended to the Extended Expiration Date.

              SECTION 40.02. In the event Owner and Tenant are unable to agree as to the fair market annual rental value of the Demised Premises pursuant to
Section 40.01, such fair market annual rental value shall be determined by arbitration, as follows:

                            (a) Owner and Tenant shall each appoint an
arbitrator within thirty (30) days after notice by either party requesting arbitration of the issue. If either Owner or Tenant shall have failed to appoint an arbitrator within such period of time, then, upon request of either Owner or Tenant, as the case may be, such arbitrator shall be appointed by the American Arbitration Association, or its successor, or if at any time such association is not in existence and has no successor, then, by the Presiding Justice of Appellate Division, First Department, of the Supreme Court of the State of New York, or any successor court.

                            (b) The two arbitrators appointed as above provided,
shall select a third arbitrator and if they fail to do so within thirty (30) days after their appointment, such third arbitrator shall be appointed as above provided for the appointment of an arbitrator in the event either party fails to do so.

                            (c) All of such arbitrators shall be commercial real
estate appraisers or brokers having at least fifteen (15) years of experience in such field in the Borough of Manhattan, City of New York.

                            (d) The three arbitrators, selected as aforesaid,
forthwith shall convene and render their decisions as promptly as practicable after the appointment of the third arbitrator. The decision of such arbitrators shall be in writing and the vote of the majority of them (or, if there shall be no majority decision, then the decision of the last appointed arbitrator) shall be the decision of all and binding upon Owner and Tenant whether or not a judgment shall be entered in any court. Duplicate original counterparts of such decision shall be sent by the arbitrators to both Owner and Tenant.

                            (e) The arbitrators, in arriving at their decision,
shall be entitled to consider all testimony and documentary evidence which may be presented at any hearing as well as facts and data which the arbitrators may discover by investigation and inquiry outside of such hearings. The arbitrators shall be bound by the provisions of this Lease, and shall not add to, subtract from, or otherwise modify such provisions. The cost and expense of such arbitration shall be borne equally by Owner and Tenant, except that each party shall pay its own counsel fees and expenses.

                            (f) Notwithstanding any findings of the arbitrators,
the Fixed Rent with respect to the Renewal Term shall not be less than the Fixed Rent in effect on the Expiration Date (before giving effect to any abatement or apportionment of Fixed Rent).

              SECTION 40.03. The option set forth in Section 40.01 may only be exercised by notice given by Tenant to Owner on or prior to the date which is twelve (12) months preceding the Expiration Date (the "RENEWAL TERM NOTICE DATE"). Time is of the essence with respect to the exercise of such option. Tenant shall not have the right to give any such notice after the Renewal Term Notice Date, and any notice given after the Renewal Term Notice Date purporting to exercise such option shall have no force and effect.

              SECTION 40.04. Tenant, upon request of Owner, from time to time, will execute and deliver to Owner an instrument in form reasonably satisfactory to Owner stating whether or not Tenant has exercised the option contained in the provisions of Section 40.01.

                  IN WITNESS WHEREOF, Owner and Tenant have respectively signed and sealed this Lease as of the day and year first above written.

                                            THE STATE-WHITEHALL COMPANY

                                            By: RUDIN BATTERY L.P., a Partner
                                            By: RUDIN BATTERY LLC

Witness:

________________________               By:________________________
                                                     Name:
                                                     Title: Managing Member

                                            By: ROSE ASSOCIATES, a Partner

                                            By:________________________
                                                     Name:
                                                     Title: A Partner

                                            ITURF INC.

Witness:

________________________               By:________________________
                                                     Name:
                                                     Title:

                   UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT
                             (Within New York State)

State of New York    )
                     :ss.:
County of ______     )

                  On the      day of            , in the year     , before
me, the undersigned, personally appeared , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                          _________________________________________________
                  (Signature and Office of individual taking acknowledgment)

                   UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT
                           (Outside of New York State)

State, District of Columbia, Territory,
Possession or Foreign Country
________________________):ss.:

                  On the        day of                   in the year          ,
before me, the undersigned, personally appeared             , personally known
to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before
the undersigned in the                   . (Insert the city or other
political subdivision and the state or country or other place the acknowledgment was taken.)

                          _________________________________________________
                  (Signature and office of individual taking acknowledgment)

                                   SCHEDULE A

                                 BUILDING RULES

          1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the premises demised to any tenant or occupant. Any tenant whose premises are situate on the ground floor of the Building shall, at said tenant's own expense, keep the sidewalks and curb directly in front of said premises clean and free from ice and snow.

          2. No awnings or other projections shall be attached to the outside walls or windows of the Building without the prior consent of Owner. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the premises demised to any tenant or occupant, without the prior consent of Owner. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in a manner, approved by Owner.

          3. No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the premises demised to any tenant or occupant or of the Building without the prior consent of Owner. Interior signs on doors and directory tablets, if any, shall be of a size, color and style approved by Owner.

          4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed, nor shall any bottles, parcels, or other articles be placed on any window sills.

          5. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors, vestibules or other public parts of the Building.

          6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. No tenant shall bring or keep, or permit to be brought or kept, any inflammable, combustible or explosive fluid, material, chemical or substance in or about the premises demised to such tenant.

          7. No tenant or occupant shall mark, paint, drill into, or in any way deface any part of the Building or the premises demised to such tenant or occupant. No boring, cutting or stringing of wires shall be permitted, except with the prior consent of Owner, and as Owner may direct. No tenant or occupant shall install any resilient tile or similar floor covering in the premises demised to such tenant or occupant except in a manner approved by Owner.

          8. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the premises demised to any tenant. No cooking shall be done or permitted in the Building by any tenant without the approval of Owner. No tenant shall cause or permit any unusual or objectionable odors to emanate from the premises demised to such tenant.

          9. No space in the Building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction.

         10. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the Building or neighboring buildings or premises whether by the use of any musical instrument, radio, television set or other audio device, unmusical noise, whistling, singing, or in any other way. Nothing shall be thrown out of any doors or windows.

         11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows, nor shall any changes be made in locks or the mechanism thereof. Each tenant must, upon the termination of its tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant.

         12. All removals from the Building, or the carrying in or out of the Building or the premises demised to any tenant, of any safes, freight, furniture or bulky matter of any description must take place at such time and in such manner as Owner or its agents may determine, from time to time. Owner reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of the Building Rules or the provisions of such tenant's lease.

         13. No tenant shall use or occupy, or permit any portion of the premises demised to such tenant to be used or occupied, as an office for a public stenographer or typist, or as a barber or manicure shop, or as an employment bureau. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building, nor advertise for laborers, giving an address at the Building.

         14. No tenant or occupant shall purchase spring water, ice, food, beverage, lighting maintenance, cleaning, towels, or other like service, from any company or persons not approved by Owner, such approval not unreasonably to be withheld.

         15. Owner shall have the right to prohibit any advertising by any tenant or occupant which, in Owner's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon notice from Owner, such tenant or occupant shall refrain from or discontinue such advertising.

         16. Owner reserves the right to exclude from the Building, between the hours of 6 P.M. and 8 A.M. on business days and at all hours on Saturdays, Sundays and holidays, all persons who do not present a pass to the Building signed by Owner. Owner will furnish passes to persons for whom any tenant requests such passes. Each tenant shall be responsible for all persons for whom it requests such passes and shall be liable to Owner for all acts of such persons.

         17. Each tenant, before closing and leaving the premises demised to such tenant at any time, shall see that all entrance doors are locked and all windows closed.

         18. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Owner's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

         19. No premises shall be used, or permitted to be used, for lodging or sleeping or for any immoral or illegal purpose.

         20. The requirements of tenants will be attended to only upon application at the office of Owner. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, any work outside of their regular duties, unless under specific instructions from the office of Owner.

         21. Canvassing, soliciting and peddling in the Building are prohibited and each tenant and occupant shall cooperate in seeking their prevention.

         22. There shall not be used in the Building, either by any tenant or occupant or by their agents or contractors, in the delivery or receipt of merchandise, freight or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards and such other safeguards as Owner may require.

         23. If the premises demised to any tenant become infested with vermin, such tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Owner, and shall employ such exterminators therefor as shall be approved by Owner.

         24. No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

         25. No tenant shall clean, or permit to be cleaned, any window of the Building from the outside in violation of Section 202 of the New York Labor Law or any successor law or statute, or of the rules of the Board of Standards and Appeals or of any board or body having or asserting jurisdiction.

         26. No tenant shall move, or permit to be moved, into or out of the Building or the premises demised to such tenant, any heavy or bulky matter, without the specific approval of Owner. If any such matter requires special handling, only a person holding a Master Rigger's license shall be employed to perform such special handling. No tenant shall place, or permit to be placed, on any part of the floor or floors of the premises demised to such tenant, a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of safes and other heavy matter, which must be placed so as to distribute the weight.

                                   SCHEDULE B

                   CLEANING SERVICES TO BE FURNISHED BY OWNER
                   PURSUANT TO THE PROVISIONS OF SECTION 29.03

A. General Cleaning of Demised Premises (unless otherwise indicated, General Cleaning Services are to be performed nightly).

          1.  Sweep all flooring; dust all flooring exclusive of carpeted areas.

          2. Vacuum all carpeted areas and rugs; moving light furniture other than desks, file cabinets, etc.

          3. Sweep any private stairways or vacuum if carpeted; spot wash as necessary.

          4. Empty all wastepaper baskets, ash trays, receptacles, etc. and damp dust as necessary.

          5. Clean all cigarette urns and replace sand or water as necessary (sand to be furnished by Owner or its contractor).

          6. Remove waste paper and waste materials to a designated area or areas.

          7. Dust and wipe clean all furniture, fixtures within hand-high reach, and window sills.

          8.  Clean all glass furniture tops.

          9.  Dust all chair rails, trim,, etc. within hand-high reach.

         10.  Dust all baseboards.

         11.  Wash clean all water fountains.

         12. Keep Building employees locker rooms, if any, and slop sink rooms in clean and orderly condition.

B.        Lavatories - Nightly:

          1.  Sweep and wash all flooring.

          2. Wash and polish all mirrors, powder shelves, bright work, etc., including flushometers, piping and toilet seat hinges.

          3.  Wash both sides of all toilet seats.

          4. Wipe clean all toilet tissue, soap, towel and sanitary napkin dispensers.

          5.  Wash all basins, bowls and urinals, and disinfect.

          6.  Dust all partitions, tile walls, dispensers and receptacles.

          7. Empty and clean paper towel and sanitary napkin disposal receptacles.

          8.  Remove waste paper and refuse to a designated area or areas.

          9. Fill toilet tissue holders, soap dispensers and towel dispensers (toilet tissue to be furnished by Owner or its contractor, other materials to be furnished by tenants).

C.        Building Entrances - Nightly:

          1.  Sweep and wash flooring.

          2.  Wash all rubber mats.

          3. Clean all cigarette urns and replace sand or water necessary (sand to be furnished by Owner or its contractors).

          4. Wash, wax and polish floors in elevator cabs, or vacuum clean if carpeted.

          5.  Dust and rub down walls, metal work and saddles in elevator cabs.

          6. Dust and rub down all elevator doors, mail chutes and mail depository.

D. High Dusting - Office areas in Demised Premises (to be performed approximately every three months);

          1. Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

          2. Dust all vertical surfaces such as walls, partitions, ventilating louvers, fresh air grills and others not reached in nightly cleaning.

          3.  Dust exterior of all lighting fixtures.

          4.  Dust all overhead pipes, sprinklers, etc.

          5.  Damp wipe all venetian blinds.

          6.  Dust all windows frames.

E. Periodic Cleaning - Office Areas in Demised Premises (unless otherwise indicated);

          1.  Wipe clean all interior metal as necessary.

          2. Elevator, stairway, office and utility doors to be checked for general cleanliness as necessary, removing fingermarks.

          3. Dust all louvers and other ventilating louvers within hand-high reach weekly.

          4. Remove all fingermarks, smudges and other marks from metal partitions and other surfaces as necessary.

F.        Lavatories in the Demised Premises - Periodic Cleaning:

          1.  Machine scrub flooring as necessary.

          2. Wash all partitions, tile walls, metal ceilings and enamel surfaces once a month, using proper disinfectant when necessary.

          3.  Dust all lighting fixtures (exterior only) once a month.

          4.  Do all high dusting once a month.

G.       Day Services - Duties of Day Porters (to be performed daily);

          1.  Police entire elevator lobby areas of Building.

          2.  Police elevator cabs.

          3.  Police men's lavatories at least twice daily.

          4. Set out rubber mats in elevator lobby areas of Building on rainy days; keep mats in clean condition.

          5. Sweep and hose sidewalks, weather permitting; remove snow when necessary.

          6. Keep frames of entrance reception doors of Building in clean condition.

          7. Sweep and dust all Building stairways and fire towers; dust all handrails, newels and stair stringers.

          8. Exterior metal work and marble of Building entrances to be kept in clean condition at all times.

H.        Window Cleaning:

          1. Clean all windows, inside including interior sills and frames, and outside, every 8 weeks, subject to delays occasioned by inclement weather.

          2.  Clean Building entrance doors twice each day.

          3.  Clean Building entrance lobby glass daily,

          4.  Clean glass in Building directory daily.

          5.  Clean mail chute glass as necessary.

I. All services required to be furnished "nightly" shall be furnished only during regular cleaning hours for the Building (generally between 6:00 P.M. and 6:00 A.M.) on Mondays through Fridays only, exclusive of holidays as defined in Article 31. All services required to be furnished "daily" shall be furnished only during the hours between 8:00 A.M. and 6:00 P.M., on Mondays through Fridays only, exclusive of holidays as defined in Article 31.

J. Tenant agrees that Owner may substitute, for any of the methods or devices set forth in this Schedule B, other methods or devices which will achieve substantially the same results.


                                       4